UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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PetSmart, Inc.
(Name of Registrant as Specified In Its Charter)

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19601 North 27th Avenue
Phoenix, Arizona 85027
February 2, 2015
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders of PetSmart, Inc., a Delaware corporation, which we will hold at the Sheraton Crescent Hotel, 2620 W. Dunlap Avenue, Phoenix, AZ 85021, on March 6, 2015, at 1:00 p.m., local time.
At the special meeting, holders of our common stock, par value $0.0001 per share (“common stock”), will be asked to consider and vote on a proposal to adopt an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of December 14, 2014, by and among the Company, Argos Holdings Inc., a Delaware corporation (“Parent”), and Argos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Under the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), and each share of common stock outstanding at the effective time of the merger (other than certain shares as set forth in the merger agreement) will be cancelled and converted into the right to receive $83.00 in cash (the “merger consideration”). If the merger is completed, the Company will become a subsidiary of Parent, an entity which will be owned by a consortium including funds advised by BC Partners, Inc., La Caisse de dépôt et placement du Québec, affiliates of GIC Special Investments Pte Ltd, affiliates of StepStone Group LP and Longview Asset Management, LLC.
The board of directors of the Company (the “board”) unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) resolved to recommend the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the special meeting.
The board unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement.
At the special meeting, stockholders will also be asked to vote on (i) an advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (ii) a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. The board unanimously recommends that the stockholders of the Company vote “FOR” each of these proposals.
The enclosed proxy statement describes the merger agreement, the merger and related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, including the annexes and the documents referred to or incorporated by reference in the proxy statement, as it sets forth the details of the merger agreement and other important information related to the merger.
Your vote is very important. The merger cannot be completed unless holders of a majority of the outstanding shares of common stock vote in favor of the adoption of the merger agreement. If you fail to vote on the adoption of the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy card that will enable your shares to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares to be voted in accordance with the board’s recommendation, you need only sign, date and return the proxy card in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; date and sign the proxy card; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend.
If you hold your shares in “street name” through a broker, bank or other nominee you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the proposal to adopt the merger agreement.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at 1-877-456-3510.
Thank you for your continued support.
Very truly yours,

DAVID K. LENHARDT
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement is dated February 2, 2015 and is first being mailed to stockholders on or about February 2, 2015.

PETSMART, INC.
19601 North 27th Avenue
Phoenix, Arizona 85027
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of PetSmart, Inc.:
NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of PetSmart, Inc., a Delaware corporation (“PetSmart,” the “Company” or “we”), will be held at the Sheraton Crescent Hotel, 2620 W. Dunlap Avenue, Phoenix, AZ 85021, on March 6, 2015, at 1:00 p.m, local time for the following purposes:
1.
to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of December 14, 2014, by and among the Company, Argos Holdings Inc., a Delaware corporation (“Parent”), and Argos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent;

2.
to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger;

3.
to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and

4.
to act upon other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the board.

The holders of record of our common stock, par value $0.0001 per share (“common stock”), at the close of business on January 29, 2015, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or at any adjournment thereof. All stockholders are cordially invited to attend the special meeting in person.
The board of directors of the Company (the “board”) unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) resolved to recommend the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the special meeting.
The board unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement, “FOR” the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and “FOR” the proposal to adjourn the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Your vote is important, regardless of the number of shares of common stock you own. The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of common stock is a condition to the consummation of the merger. The advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement each requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares of common stock will be represented at the special meeting if you are unable to attend. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the merger agreement.

You also may submit your proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement, the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement, but will not affect the advisory vote to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the vote regarding the adjournment of the special meeting to solicit additional proxies, if necessary or appropriate.
Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS

PAULETTE DODSON
Senior Vice President, General Counsel and Secretary
Dated February 2, 2015

ii

SUMMARY
This summary discusses material information contained in this proxy statement, including with respect to the merger agreement, the merger and the other agreements entered into in connection with the merger. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary may not contain all of the information that may be important to you. The items in this Summary include page references directing you to a more complete description of that topic in this proxy statement.
Unless stated otherwise or the context otherwise requires, in this proxy statement, all references to:
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“PetSmart,” the “Company,” “we,” “our,” or “us” refer to PetSmart, Inc., a Delaware corporation;

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“Parent” refers to Argos Holdings Inc., a Delaware corporation and “Merger Sub” refers to Argos Merger Sub Inc., a Delaware corporation;

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the “Buyer Group” refers to a consortium of funds advised by BC Partners, Inc., La Caisse de dépôt et placement du Québec, affiliates of GIC Special Investments Pte Ltd, affiliates of StepStone Group LP and, at all times after December 12, 2014, Longview Asset Management, LLC;

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“common stock” refers to the Company’s common stock, par value $0.0001 per share;

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the “board” refers to the board of directors of the Company;

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the “merger agreement” refers to the Agreement and Plan of Merger, dated as of December 14, 2014, as it may be amended from time to time, by and among the Company, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement;

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the “merger” refers to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation; and

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the “SEC” refers to the U.S. Securities and Exchange Commission.

The Parties to the Merger Agreement (page 16)
PetSmart, Inc.
PetSmart, Inc. is a Delaware corporation. PetSmart is one of the largest providers of pet products and services in North America. PetSmart sells goods and services in 1,404 stores and operates 202 in-store dog and cat boarding facilities in the United States, Canada and Puerto Rico. See “The Parties to the Merger Agreement — PetSmart, Inc.”
Additional information about PetSmart is contained in our public filings with the SEC, which are incorporated by reference herein. See “Where You Can Find Additional Information.”
Argos Holdings Inc. and Argos Merger Sub Inc.
Argos Holdings Inc. is a Delaware corporation. Argos Merger Sub Inc. is a Delaware corporation and a wholly owned subsidiary of Parent. Parent and Merger Sub are currently affiliates of funds advised by BC Partners, Inc. (“BC Partners”) and at the closing of the transactions contemplated by the merger agreement will be owned by the Buyer Group. Both Parent and Merger Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and have not engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement. See “The Parties to the Merger Agreement — Argos Holdings Inc. and Argos Merger Sub Inc.”
The Special Meeting (Page 17)
The special meeting will be held at the Sheraton Crescent Hotel, 2620 W. Dunlap Avenue, Phoenix, AZ 85021, on March 6, 2015, at 1:00 p.m., local time.

Proposals to be Voted on at the Special Meeting (page 17)
At the special meeting, you will be asked to consider and vote upon the following proposals:
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the proposal to adopt the merger agreement (the “merger proposal”);

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the proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger (the “compensation proposal”); and

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the proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement (the “adjournment proposal”).

Effect of Merger (Page 21)
The merger agreement provides that at the effective time of the merger each outstanding share of common stock (other than shares owned by the Company, any subsidiary of the Company, Parent, any direct or indirect holding company of Parent, Merger Sub and holders who are entitled to and properly exercise appraisal rights under Delaware law), will be converted into the right to receive $83.00 in cash (the “merger consideration”). Following the merger, the Company will therefore become a privately held company, wholly owned by Parent and the Company’s common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended. At the closing of the transactions contemplated by the merger agreement, Parent will be owned by the Buyer Group.
Record Date and Quorum (Page 17)
The holders of record of the common stock as of the close of business on January 29, 2015 (the record date for determination of stockholders entitled to notice of and to vote at the special meeting), are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, there were 99,455,151 shares of common stock outstanding.
The presence at the special meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding as of the close of business on the record date will constitute a quorum. Under our bylaws, in the absence of a quorum at the special meeting, the meeting of stockholders may be adjourned, but no other business shall be transacted.
Required Vote (Page 18)
For the Company to complete the merger, under Delaware law, stockholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the merger proposal. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the merger proposal.
The compensation proposal and the adjournment proposal each requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon.
Voting Support Agreement (Page 45)
On December 14, 2014, the Company entered into a voting agreement (the “voting agreement”) with Parent and Longview Asset Management, LLC (“Longview”), on behalf of Longview clients and certain related parties. Under the voting agreement, Longview agreed, among other things, to vote or cause to be voted 7,424,591 shares of common stock, which represent approximately 7.5% of the total outstanding shares of common stock as of the close of business on the record date, in favor of the adoption of the merger agreement, and against any other action, proposal, agreement or transaction made in opposition to or competition with the merger or the merger agreement that is not approved by the board. The voting agreement will terminate upon the earliest to occur of  (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) the termination of the voting agreement by the mutual written consent of the Company, Parent and Longview, (iv) a change of recommendation (as defined under “The Merger Agreement — Other Covenants and Agreements — No Solicitation) or (v) the making of any change, by amendment, waiver or other modification to any provision of the merger agreement that decreases the amount of, or changes the form of, the merger consideration.
Conditions to the Merger (Page 69)
Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:
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the adoption of the merger agreement by the required vote of the stockholders;

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the absence of any U.S. or Canadian order or law that prohibits or otherwise makes illegal the consummation of the merger; and

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the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the Competition Act (Canada), as amended, including the regulations promulgated thereunder (the “Competition Act”).

The obligation of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:
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the accuracy of the representations and warranties of the Company (subject to materiality, material adverse effect and other qualifications specified in the merger agreement);

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the Company’s performance of and compliance with its obligations and covenants under the merger agreement in all material respects; and

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the delivery of an officer’s certificate by the Company certifying that the conditions in the two bullets above have been satisfied.

The obligation of the Company to complete the merger is subject to the satisfaction or waiver of the following additional conditions:
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the accuracy of the representations and warranties of Parent and Merger Sub (subject to materiality, knowledge and other qualifications specified in the merger agreement);

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Parent’s and Merger Sub’s performance of and compliance with their obligations and covenants under the merger agreement in all material respects; and

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the delivery of an officer’s certificate by Parent certifying that the conditions in the two bullets above have been satisfied.

When the Merger Becomes Effective (Page 53)
We anticipate completing the merger in the first half of 2015, subject to the adoption of the merger agreement by the Company’s stockholders as specified herein and the satisfaction of the other closing conditions.
Recommendation of the Company’s Board of Directors (Pages 17 and 30)
The board unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) resolved to recommend the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the special meeting. The board unanimously recommends that the stockholders of the Company vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. For a description of the reasons considered by the board in deciding to recommend approval of the merger proposal, see “The Merger (Proposal 1) — Reasons for the Merger.”

Opinion of J.P. Morgan (Page 30 and Annex B)
At the meeting of the board on December 13, 2014, J.P. Morgan Securities LLC (“J.P. Morgan”) rendered its oral opinion, subsequently confirmed in writing on December 14, 2014, to the board that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the merger consideration to be paid to the holders of the Company’s common stock in the merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated December 14, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company urges stockholders to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the board, is directed only to the merger consideration paid to the holders of the Company’s common stock in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.
Treatment of Company Stock Options and Company RSU Awards (Page 45)
Company Options.   Except as otherwise agreed in writing between any holder and Parent, each option to purchase a share of common stock (a “Company option”) whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will, as of the effective time of the merger, become fully vested and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (a) the excess, if any, of the merger consideration over the exercise price per share of the Company option, by (b) the total number of shares subject to the Company option.
Company RSU Awards.   Except as otherwise agreed in writing between any holder and Parent, each award of restricted stock units that corresponds to shares of common stock (a “Company RSU award”) whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will, as of the effective time of the merger, become fully vested and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to (1) the product obtained by multiplying (a) the total number of shares subject to the Company RSU award, by (b) the merger consideration, plus (2) any dividends accrued with respect to the Company RSU award.
Company PSU Awards.   Except as otherwise agreed in writing between any holder and Parent, each performance stock unit award that corresponds to shares (a “Company PSU award”) that is outstanding immediately prior to the effective time of the merger will become fully vested (based on actual performance, in the case of awards whose performance period ends prior to the effective time of the merger, at 109.6% of target levels, in the case of awards granted in the 2013 fiscal year, and at 150.0% of target levels, in the case of awards granted in the 2014 fiscal year) and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to (1) the product obtained by multiplying (a) the total number of shares subject to the Company PSU award by (b) the merger consideration, plus (2) any dividends accrued with respect to the Company PSU award.
Company Restricted Stock.   Except as otherwise agreed in writing between any holder and Parent, effective as of immediately prior to the effective time of the merger, each then-outstanding restricted share of common stock (the “Company restricted stock”) will automatically become fully vested and the restrictions thereon will lapse, and each such share of Company restricted stock will be cancelled and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the merger consideration, plus any dividends accrued with respect to the Company restricted stock.
Interests of the Company’s Directors and Executive Officers in the Merger (Page 45)
In considering the recommendation of the board with respect to the merger proposal, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally. Interests of officers and directors that may be different from or in addition to the interests of the Company’s stockholders include, among others:

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The merger agreement provides for the accelerated vesting and cash-out of all outstanding Company equity awards.

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The Company’s executive officers are participants in the Company’s Executive Change in Control and Severance Benefit Plan, which provides for enhanced severance benefits in the event of a qualifying termination of employment within three months prior to or 36 months following the completion of the merger.

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Pursuant to the merger agreement, the Company has established a cash-based retention program to promote retention and to incentivize efforts to consummate the merger under which certain executive officers have been granted awards.

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Under the Company’s 2005 Deferred Compensation Plan, all matching contributions will vest and participants will be entitled to receive full accelerated payment of their plan balances upon the occurrence of a change in control.

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The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

These interests are discussed in more detail in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger”. The board was aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the merger agreement and the transactions contemplated thereby, including the merger.
Financing (Page 40)
Parent estimates that the total amount required to complete the merger and related transactions and pay related fees and expenses will be approximately $8.4 billion. Parent expects this amount to be funded through a combination of the following:
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debt financing in an aggregate principal amount of up to approximately $6.2 billion as well as a $750 million senior secured asset-based revolving credit facility, a portion of which will be available at closing. Parent has received firm commitments from a consortium of financial institutions to provide the debt financing and revolving credit facility (see “The Merger (Proposal 1) — Financing — Debt Financing”);

•
cash equity investments by members of the Buyer Group (other than Longview) in an aggregate amount up to approximately $1.83 billion and Longview’s contribution to Parent of  $250 million worth of the Company’s common stock immediately prior to the effective time of the merger. Parent has received equity commitments for the equity financing from the Buyer Group (other than Longview) and has entered into a rollover agreement with Longview with respect to its contribution of Company common stock to Parent (see “The Merger (Proposal 1) — Financing —  Equity Financing”); and

•
approximately $425 million of cash is expected to be on hand in the Company and available at the closing.

The consummation of the merger is not subject to a financing condition (although the funding of the debt and cash equity financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided).
Termination Fee Commitment Letters (Page 44)
Each of the members of the Buyer Group (other than Longview) has entered into a termination fee commitment letter with Parent and the Company and has agreed on a several basis, and subject to other terms and conditions of the termination fee commitment letters, to pay to the Company (or if consented to by the Company, to purchase common equity securities of Parent to enable Parent to pay to the Company) an amount equal to its portion of the $510 million Parent termination fee and certain expense reimbursement that may be payable by Parent under the merger agreement, if and when due under the merger agreement. See “The Merger — Termination Fee Commitment Letters.”

Material U.S. Federal Income Tax Consequences of the Merger (Page 49)
The receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
Regulatory Approvals (Page 52)
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On December 24, 2014, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC. The 30-day waiting period under the HSR Act will expire at 11:59 pm on January 23, 2015, unless it is terminated early or otherwise extended. Both the Company and Parent received early termination of the HSR waiting period on January 7, 2015.
The merger is also conditioned on the applicable waiting period under the Competition Act having expired or been terminated by the applicable government agencies. Under the Competition Act, the parties must file a pre-merger notification and observe the specified waiting period requirements before consummating the merger, unless the parties are exempted from such requirements through the issuance of an Advance Ruling Certificate (an “ARC”), or a “no-action” letter together with a waiver of the notification and waiting period requirements. On December 30, 2014, the parties submitted a request to the Commissioner of Competition in Canada for an ARC or, in the alternative, a “no-action” letter. The parties were issued an ARC pursuant to section 102 of the Competition Act on January 14, 2015.
No Solicitation (Page 61)
Under the merger agreement, the Company and its affiliates and their respective representatives may not:
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solicit, initiate or knowingly encourage or facilitate the making or submission of an alternative proposal (defined below under The Merger Agreement — Other Covenants and Agreements — No Solicitation) or any inquiries, discussions or offers that constitute or could reasonably expected to lead to any alternative proposal;

•
participate in any discussions or negotiations regarding an alternative proposal with, or furnish any nonpublic information regarding the Company or its subsidiaries in connection with an alternative proposal to, any person that has made, or is considering making an alternative proposal (except to notify such person as to the non-solicitation provisions of the merger agreement); or

•
enter into any letter of intent, agreement in principle, merger or acquisition agreement or any other agreement relating to or providing for any alternative proposal (except for confidentiality agreements permitted under the merger agreement).

But if, prior to obtaining the required vote of the Company’s stockholders to adopt the merger agreement, the Company receives an unsolicited alternative proposal from a third party that in the good faith judgment of the board, after consultation with outside legal and financial advisors, constitutes, or could reasonably be expected to result in, a “superior proposal” (defined below under The Merger Agreement — Other Covenants and Agreements — No Solicitation), then the Company may take the following actions:
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provide nonpublic information to the third party after entering into a confidentiality agreement acceptable under the terms of the merger agreement; and

•
engage in discussions or negotiations with a third party with respect to the alternative proposal.

In order for the board to change its recommendation in response to a superior proposal or for the Company to terminate the merger agreement to accept a superior proposal, the Company must (among other obligations):
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provide Parent written notice of the board’s intention to make a change in recommendation or to terminate the merger agreement with a description of the terms of the superior proposal;

•
provide to Parent in writing its reasons for making the change in recommendation or for terminating the merger agreement; and

•
provide Parent with three business days to propose changes to the terms of the merger agreement (which will be extended for additional two business day periods for any material change in the superior proposal), and during this period negotiate with Parent in good faith to make adjustments to the terms and conditions of the merger agreement.

Following the end of such three business day period (and any extension thereto), after taking into account any revisions to the terms and conditions of the merger agreement proposed by Parent, the board must determine that the superior proposal remains superior to the merger proposal. If the Company terminates the merger agreement to enter into an agreement with a third party regarding a superior proposal or the board changes its recommendation in response to a superior proposal and the agreement is terminated by Parent, then the Company must pay a termination fee of  $255 million to Parent (as described in more detail under The Merger Agreement — Termination).
Termination (Page 70)
The Company and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, either the Company or Parent may terminate the merger agreement if:
•
the effective time of the merger has not occurred on or before June 14, 2015 (the “end date”), and the party seeking to terminate the merger agreement pursuant to this provision has not breached in any material respect its obligations under the merger agreement in any manner that has contributed to the failure to consummate the merger on or before such date and has used the efforts required of it to consummate the merger (including obtaining antitrust approvals) and to obtain the proceeds of the financings;

•
a governmental entity of competent jurisdiction has issued or entered an injunction or similar order permanently enjoining or otherwise prohibiting the consummation of the merger and such injunction has become final and non-appealable, so long as the party seeking to terminate the merger agreement pursuant to this provision has not breached in any material respect its obligations under the merger agreement in any manner that has contributed to such injunction or order and has used the efforts required of it under the merger agreement to prevent, oppose and remove such injunction or order; or

•
the Company’s stockholders fail to adopt the merger agreement after the conclusion of a stockholder meeting (including any adjournments or postponements thereof) held for that purpose.

The Company may terminate the merger agreement:
•
if Parent or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition or would result in the failure of the closing to occur, subject to a 30 business day cure period if the breach or failure is capable of being cured, so long as the Company is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement (a “Parent Breach Termination”);

•
at any time prior to the Company stockholder meeting to accept a “superior proposal” (defined below under The Merger Agreement — Other Covenants and Agreements — No Solicitation) so

long as (i) prior to or substantially concurrent with such termination, the Company has paid a termination fee of  $255 million to Parent and (ii) promptly after such termination, the Company enters into a definitive agreement with respect to such superior proposal; or
•
if  (i) the merger is not consummated by the second business day after the first date upon which Parent was required to consummate the closing and (ii) the Company was ready, willing, and able to consummate the merger and provided written notice to Parent confirming such fact (a “Parent Failure to Close Termination”).

Parent may terminate the merger agreement:
•
if the board takes an action that constitutes a change of recommendation (as defined below under The Merger Agreement — Other Covenants and Agreements — No Solicitation) prior to the stockholder meeting to adopt the merger agreement; or

•
if the Company breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition or would result in the failure of the closing to occur, subject to a 30 business day cure period if the breach or failure is capable of being cured, so long as Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement.

Termination Fees (Page 71)
The Company will pay to Parent a termination fee of  $255 million in the event that:
•
the Company has terminated the merger agreement before stockholder approval of the merger proposal is obtained in response to a superior proposal and promptly after such termination the Company enters into a definitive agreement with respect to such superior proposal;

•
Parent has terminated the merger agreement in the event of a change of recommendation; or

•
the merger is terminated under specified conditions and concurrently with or within 12 months after such termination, the Company enters into a definitive agreement providing for a qualifying transaction (as defined below under “The Merger Agreement — Termination Fees”) or completes a qualifying transaction.

Parent will pay to the Company a reverse termination fee of  $510 million in cash in the event that:
•
the Company has terminated the merger agreement as a result of a Parent Breach Termination or a Parent Failure to Close Termination; or

•
the Company or Parent has terminated the merger agreement because the closing has not occurred by the end date and at the time of such termination the Company could have terminated the merger agreement because of a Parent Breach Termination or a Parent Failure to Close Termination.

Reimbursement of Expenses (Page 72)
If the merger agreement is terminated under specified circumstances, then the Company will be required to reimburse Parent for all reasonable out-of-pocket expenses incurred by Parent, Merger Sub or their respective affiliates and all out-of-pocket fees and expenses of the financing sources for which Parent, Merger Sub, the Buyer Group or their respective affiliates may be responsible for in connection with the merger agreement and the transactions contemplated by the merger agreement up to a maximum amount of $15 million. If the Company subsequently becomes obligated to pay a termination fee to Parent, any such expense reimbursement paid by the Company will reduce the amount of any termination fee payable to Parent.

Rights of Appraisal (Page 79 and Annex C)
Under Delaware law, holders of our common stock who do not vote in favor of the adoption of the merger agreement, who properly demand appraisal of their shares of common stock and who otherwise comply with all the requirements of Section 262 of the General Corporation Law of the State of Delaware, referred to as the “DGCL,” will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of common stock in lieu of receiving the merger consideration if the merger is completed. This value could be more than, the same as, or less than the merger consideration. Any holder of common stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the merger agreement and must not vote in favor of the proposal to adopt the merger agreement and must otherwise strictly comply with all of the procedures required by Delaware law. The relevant provisions of the DGCL are included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in loss of the right of appraisal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
Why am I receiving this proxy statement?

A:
On December 14, 2014, the Company entered into the merger agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Parent, with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the merger agreement. Following the effective time of the merger, the Company will be privately held as a wholly owned subsidiary of Parent.

Q:
What will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $83.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $8,300 in cash in exchange for your shares of common stock, less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at the Sheraton Crescent Hotel, 2620 W. Dunlap Avenue, Phoenix, AZ 85021 on March 6, 2015, at 1:00 p.m., local time.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to adopt the merger agreement;

•
to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger; and

•
to approve the adjournment of the special meeting from time to time to solicit additional proxies, if necessary or appropriate, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:
What vote of our stockholders is required to approve the merger agreement?

A:
Under Delaware law, stockholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date for the determination of stockholders entitled to vote at the meeting must vote “FOR” the merger proposal. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the merger proposal.

As of the close of business on January 29, 2015, the record date for the special meeting, there were 99,455,151 shares of common stock outstanding.

Q:
How will our directors and executive officers vote on the proposal to adopt the merger agreement?

A:
The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the merger proposal.

As of the close of business on January 29, 2015, the record date for the special meeting, the directors and current executive officers owned, in the aggregate, 0.4% of the outstanding common stock of the Company entitled to vote at the special meeting.
Q:
Do any of the Company’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
Yes. In considering the recommendation of the board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The board was aware of and considered these differing interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by the Company stockholders. See “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:
What vote of our stockholders is required to approve other matters to be presented at the special meeting?

A:
The compensation proposal and the adjournment proposal each require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Q:
Are there any voting agreements with existing stockholders?

A:
In connection with the merger agreement, the Company, Parent and Longview entered into the voting agreement, pursuant to which Longview has agreed, among other things and subject to certain conditions, to vote 7,424,591 shares of common stock in favor of the merger proposal and against any proposal made in opposition to or in competition with the merger or the merger agreement that is not approved by the board.

As of the close of business on the record date, 7,424,591 shares of common stock represented approximately 7.5% of the total outstanding common stock on such date.
Q:
What is a quorum?

A:
A quorum will be present if holders of a majority of the shares of common stock outstanding as of the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purpose of determining whether a quorum is present at the special meeting.
If your shares are held in “street name” by your broker, bank or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.
Q:
How does the board recommend that I vote?

A:
The board unanimously recommends that our stockholders vote “FOR” the merger proposal. The board also unanimously recommends that our stockholders vote “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:
What effects will the merger have on PetSmart?

A:
Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” and is quoted on the NASDAQ Global Select Market, referred to as the “NASDAQ,” under the symbol “PETM.” As a result of the merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. Following the consummation of the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the merger, our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ.
Q:
What happens if the merger is not consummated?

A:
If the merger agreement is not approved by the Company’s stockholders, or if the merger is not consummated for any other reason, the Company’s stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company and shares of our common stock will continue to be listed and traded on the NASDAQ. Under specified circumstances, the Company may be required to pay Parent a termination fee of  $255 million and/or reimburse Parent’s and the Buyer Group expenses up to a maximum amount of  $15 million (with any expense reimbursement payable to Parent and the Buyer Group reducing the amount of any termination fee payable by the Company), or Parent may be required to pay the Company a termination fee of  $510 million or reimburse the Company for certain expenses or losses incurred in connection with the transactions contemplated by the merger agreement. See “The Merger Agreement — Termination Fees” and “The Merger Agreement — Reimbursement of Expenses.”

Q:
What will happen if stockholders do not approve the advisory proposal on executive compensation payable to the Company’s named executive officers in connection with the merger?

A:
The approval of this proposal is not a condition to the completion of the merger. The SEC rules require the Company to seek approval on a non-binding, advisory basis of certain payments that will or may be made to the Company’s named executive officers in connection with the merger. The vote on this proposal is an advisory vote and will not be binding on the Company or Parent. If the merger agreement is adopted by the stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve this proposal.

Q:
What do I need to do now? How do I vote my shares of common stock?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

•
mail, using the enclosed postage-paid envelope;

•
telephone, using the toll-free number listed on each proxy card; or

•
the Internet, at the address provided on each proxy card.

If you hold your shares in “street name” through a broker, bank or other nominee you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the merger proposal.
Q:
Can I revoke my proxy?

Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at PetSmart, Inc., Attn: Corporate Secretary, 19601 North 27th Avenue, Phoenix, Arizona 85027, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.
Q:
What happens if I do not vote?

A:
The vote to adopt the merger agreement is based on the total number of shares of common stock outstanding as of the close of business on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:
Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my shares of common stock before completion of the merger?

A:
If you transfer your shares of common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the date on which the merger will be consummated. So, if you transfer your shares of common stock after the record date but before the special meeting, you will have transferred your right to receive the merger consideration in the merger, but retained the right to vote at the special meeting.
Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No, do not send in your certificates now. After the merger is completed, if you hold shares represented by certificates, you will receive a letter of transmittal from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock for the merger consideration and if you hold book entry shares you will receive a check or wire transfer for the merger consideration with respect to such shares. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:
I do not know where my stock certificate is — how will I get the merger consideration for my shares?

A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to provide a customary indemnity agreement in order to cover any potential loss.

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of common stock?

A:
If you comply with all the requirements of Section 262 of the DGCL (including not voting in favor of the adoption of the merger agreement), you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See “Rights of Appraisal” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.
Q:
Will I have to pay taxes on the merger consideration I receive?

A:
The receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitation agent for the Company in connection with the merger.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor, New York, NY 10022
Stockholders may call toll-free: (877) 456-3510
Banks & Brokers may call collect: (212) 750-5833

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words “believe,” “expect,” “may,” “could,” “should,” “plan,” “project,” “anticipate,” “intend,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations, including the expected completion and timing of the merger and other information relating to the merger. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•
the failure to obtain the required vote of the Company’s stockholders to adopt the merger agreement, the failure to obtain any required regulatory approval, or the failure to satisfy any of the other closing conditions to the merger, and any delay in connection with the foregoing;

•
the failure to obtain the necessary financing;

•
risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pendency of the merger;

•
the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, and others with whom it does business, or on its operating results and business generally;

•
changes in general economic conditions;

•
the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement; and

•
other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Qs. See “Where You Can Find Additional Information.”

Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers of this proxy statement should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE PARTIES TO THE MERGER AGREEMENT
PetSmart, Inc.
PetSmart, Inc. is a Delaware corporation with principal executive offices located at 19601 North 27th Avenue, Phoenix, Arizona 85027. The Company is one of the largest providers of pet products and services in North America. PetSmart sells goods and services in 1,404 stores and operates 202 in-store dog and cat boarding facilities in the United States, Canada and Puerto Rico. A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2014, which is incorporated by reference into this proxy statement. See “Where You Can Find Additional Information.”
Argos Holdings Inc. and Argos Merger Sub.
Argos Holdings Inc. is a Delaware corporation. Argos Merger Sub Inc. is a Delaware corporation and a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by BC Partners, Inc. and at the closing of the transactions contemplated by the merger agreement will be owned by a consortium comprised of funds advised by BC Partners, Inc., La Caisse de dépôt et placement du Québec, affiliates of GIC Special Investments Pte Ltd, affiliates of StepStone Group LP and Longview. The principal executive offices of both Parent and Merger Sub are located at 667 Madison Avenue, 19th Floor, New York, NY 10065. Both Parent and Merger Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and have not engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the board for use at the special meeting. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board for use at the special meeting to be held at the Sheraton Crescent Hotel, 2620 W. Dunlap Avenue, Phoenix, AZ 85021 on March 6, 2015, starting at 1:00 p.m., local time or at any adjournment or postponement thereof.
Purpose of the Special Meeting
The purpose of the special meeting is for our stockholders to consider and vote upon the merger proposal. Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A and the material provisions of the merger agreement are described under “The Merger Agreement.” Our stockholders are also being asked to approve the proposal to adjourn the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the merger, the value of which is disclosed in the table in the section of the proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.” The vote on the compensation proposal is a vote separate and apart from the vote to approve the merger. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the merger and vice versa. Because the vote is advisory in nature only, it will not be binding on either the Company or Parent. Accordingly, because the Company is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved and regardless of the outcome of the advisory vote on the compensation proposal.
This proxy statement and the enclosed form of proxy card are first being mailed to our stockholders on or about February 2, 2015.
Recommendation of the Company’s Board of Directors
After careful consideration, the board has unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) resolved to recommend the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the special meeting. Certain factors considered by the board in reaching its decision to approve the merger agreement and approve the merger can be found in the section entitled “The Merger — Reasons for the Merger.”
The board unanimously recommends that the Company’s stockholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Record Date and Quorum
The holders of record of common stock as of the close of business on January 29, 2015, the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, 99,455,151 shares of common stock were outstanding.

The presence at the special meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding as of the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. There will be no broker non-votes at the special meeting, as described below under the sub-heading “— Voting; Proxies; Revocation — Submitting a Proxy or Providing Voting Instructions.”
Required Vote
For the Company to complete the merger, under Delaware law, stockholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the merger proposal. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of common stock, an abstention from voting will have the same effect as a vote against the merger proposal.
Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against these proposals but the failure to vote your shares will have no effect on the outcome of these proposals.
As of the close of business on the record date, there were 99,455,151 shares of common stock outstanding.
Voting by the Company’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of the Company were entitled to vote 390,987 shares of common stock, or approximately 0.4% of the shares of common stock outstanding on that date. We currently expect that the Company’s directors and executive officers will vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of them is obligated to do so.
Voting; Proxies; Revocation
Attendance
All holders of shares of common stock as of the close of business on January 29, 2015, the record date for voting at the special meeting, including stockholders of record and beneficial owners of common stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.
Voting in Person
Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.
Submitting a Proxy or Providing Voting Instructions
To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares Held by Record Holder.   If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
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Submit a Proxy by Telephone or via the Internet.   This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

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Submit a Proxy Card.   If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares will be voted in the manner directed by you on your proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the merger proposal, the compensation proposal and the adjournment proposal. If you fail to return your proxy card, unless you attend the special meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the merger proposal, but will not affect the compensation proposal or the adjournment proposal.

Shares Held in “Street Name.”   If your shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.
In accordance with the applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the merger proposal, the compensation proposal or the adjournment proposal. Accordingly, there can be no broker non-votes at the special meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:
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submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

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attending the special meeting and voting in person; or

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delivering to the Corporate Secretary of the Company a written notice of revocation c/o PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.
If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, a vote “AGAINST” the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger and a vote “AGAINST” the adjournment proposal.
Adjournments and Postponements
The Company’s stockholders are being asked to approve a proposal to adjourn the special meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the board to any date for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If there is not a quorum present at the special meeting, under our bylaws the special meeting may be adjourned by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented at the meeting. In addition, the board could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons.
Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
Solicitation of Proxies
The board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Innisfree M&A Incorporated, a proxy solicitation firm, has been retained to assist it in the solicitation of proxies for the special meeting. As of the record date, the Company has paid Innisfree M&A Incorporated approximately $182,725 for the solicitation of proxies in connection with the special meeting and other advisory work, and expects to pay Innisfree M&A Incorporated, in the aggregate, approximately $240,000 through March 2015. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Innisfree M&A Incorporated or, without additional compensation by certain of the Company’s directors, officers and employees.
Other Information
You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration.

THE MERGER (PROPOSAL 1)
Certain Effects of the Merger
If the merger agreement is adopted by the Company’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger.
Upon the consummation of the merger each share of common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any of its subsidiaries, Parent, any direct or indirect holding company of Parent, Merger Sub and holders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive $83.00 in cash.
Our common stock is currently registered under the Exchange Act and is quoted on the NASDAQ under the symbol “PETM.” As a result of the merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. Following the consummation of the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the merger, our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ.
Background of the Merger
The board frequently reviews, with the Company’s management and with the assistance of financial and legal advisors, the Company’s strategic and financial alternatives in light of developments in the Company’s business, in the sectors in which it competes, in the economy generally and in financial markets. The alternatives reviewed have included large and small acquisitions, mergers, a sale of the Company, as well as alternatives for returning capital to stockholders, including by means of levered or unlevered share repurchases or extraordinary dividends, and, from time to time, the Company received inquiries from third parties seeking to determine the Company’s interest in a sale transaction. During the first calendar quarter of 2014, one of the alternatives considered by the board was a merger with or acquisition of another participant in PetSmart’s industry, a privately-held company which we refer to here as “Industry Participant.” In March, 2014, the board authorized management to contact Industry Participant to determine Industry Participant’s interest in initiating exploratory discussions concerning the feasibility of a merger or acquisition transaction. During the Spring of 2014, David Lenhardt, PetSmart’s chief executive officer, spoke on a few occasions to Industry Participant’s CEO. Industry Participant’s CEO informed Mr. Lenhardt that Industry Participant was not for sale and that, in any event, Industry Participant’s management and owners believed that antitrust clearance for a combination of PetSmart and Industry Participant would not be received or would be received only with unacceptable conditions. Over the next two months, Mr. Lenhardt spoke on several other occasions with Industry Participant’s CEO and with a representative of one of Industry Participant’s controlling stockholders, during which time, Industry Participant continued to raise concerns regarding receiving antitrust clearance for such a transaction.
On May 21, 2014, the Company released its first quarter earnings announcement, which disclosed quarterly performance below Wall Street expectations and weaker-than-expected guidance for its second quarter and full year. Following this release, in late May and June 2014, the Company received written or verbal communications from some stockholders and from interested parties suggesting that the Company engage in various strategic or financial alternatives. Among the alternatives suggested were a levered return of capital to stockholders and a sale of the Company. Also during May 2014, representatives of Longview met with certain members of the board and senior management. At those meetings, representatives of Longview presented their views on the business and strategic direction of the Company, but did not advocate for any specific transactions or alternatives.
At a meeting on June 18, 2014, the board reviewed, together with a financial advisor and with Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), its legal advisor, the various strategic and financial alternatives potentially available to the Company and determined to explore more intensively potential changes to the Company’s capital structure, with a focus on returning capital to stockholders. The board also established an ad hoc advisory subcommittee (the “ad hoc committee”) with respect to, among other things, the review of alternatives. Chairman Gregory Josefowicz and directors Rakesh Gangwal and Thomas Stemberg, all of whom are nonexecutive, independent directors, were appointed to the ad hoc committee. In addition, the board authorized the vetting and retention of a financial advisor to assist in the review. In July, after interviewing several potential financial advisors, the Company retained J.P. Morgan as financial advisor based on, among other factors, J.P. Morgan’s reputation, experience in mergers and acquisitions, valuation, financing and capital markets and its familiarity with the Company.
On July 3, 2014, JANA Partners filed a Schedule 13D with the SEC disclosing that JANA had acquired 9.9% of the Company’s outstanding common stock and that JANA intended to engage in discussions with management and the board with respect to a review of strategic alternatives, including a sale of the Company. On July 7, 2014, Longview made public a letter to the board in which Longview stated that the board should consider the a sale of the Company (as well as other strategic alternatives) and that should the board determine a sale transaction to be in the interests of all stockholders, Longview would consider, depending on the parties and terms involved, rolling part or all of its holdings into equity of the acquiring entity rather than receive cash consideration, should doing so prove necessary in order to enable the Company to complete a transaction. Over the course of July and August, JANA Partners filed several amendments to its Schedule 13D and publicly disclosed letters to the board, advocating for a sale of PetSmart. On July 10, 2014, representatives of JANA met in person with representatives of the Company. At this meeting, the JANA representatives presented their perspectives on the Company and advocated for a sale of the Company. On July 10, 2014, representatives of the Company also spoke to representatives of Longview and Longview reiterated its advocacy for a sale of the Company.
On August 7, 2014, a representative of Industry Participant contacted a representative of J.P. Morgan. The Industry Participant representative indicated that she had heard rumors that J.P. Morgan was working with the Company and wanted to inform J.P. Morgan that, if the Company were to pursue strategic alternatives, Industry Participant might be interested in re-visiting the conversations that had taken place in the Spring concerning the feasibility of a possible combination of the two Companies. The J.P. Morgan representative reported the conversation to the ad hoc committee.
On August 13, 2014, the board met in person, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to complete its initial review of strategic and financial alternatives potentially available to the Company and to receive an update on communications from stockholders and other interested parties, including Industry Participant. As a result of this meeting, the board (1) determined to explore strategic alternatives (including a possible sale of the Company) for the Company to maximize value for stockholders including by commencing a process to determine the potential value that could be achieved via a sale of the Company; (2) instructed management to commence intensive planning for a cost-reduction and profit-improvement plan (which we refer to collectively as the “Profit Improvement Plan”) to potentially increase the value of the Company, whether in a sale of the Company or on a standalone basis should no sale materialize; and (3) authorized the ad hoc committee to oversee the sale exploration process, and, in between meetings of the full board, to give direction to the Company’s financial and legal advisors, to lead on behalf of the Company (or to give guidance to the Company’s representatives in connection with) any negotiations with potentially interested parties and periodically to brief the full board on the status of the sale exploration process. Together with the Company’s financial and legal advisors, the board also considered and discussed alternative formats and timing for the conduct of the exploratory sale process, and determined that at the appropriate time, which was expected to be during the second half of September or early October, J.P. Morgan should contact financial and strategic parties deemed likely to be interested and capable of completing a transaction. In addition, the board determined that the Company would issue a public announcement of its intention to explore strategic alternatives, which would ensure that interested parties not contacted would become aware of the process and could contact J.P. Morgan on their own initiative. In connection with this discussion, after deliberation and consultation with its financial and legal advisors, the board reviewed the potential benefits and risks of inviting Industry Participant to participate in the exploratory sale process. In this regard, the board considered, among other things, in addition to the communications with Industry Representative in the Spring and on August 7, the very high risk that an acquisition by or a combination with Industry Participant would not receive antitrust clearances, or would receive such clearances only with the imposition by governmental authorities of unacceptable conditions; the near certainty that the process of seeking such clearances would result in the receipt of a so-called “second request” from governmental authorities and would take eight months to a year, or longer, to pursue, with no assurance of success even after such a delay; the risk that Industry Participant would obtain competitively advantageous information in the course of due diligence even if it were not the winning bidder or indeed never bid; and the risk that participation by Industry Participant in the sale process would disrupt or negatively impact the sale process or impose an unacceptable time delay, in either case which would not advance the goal of maximizing shareholder value. On August 19, 2014, concurrent with its second quarter earnings announcement, the Company issued a press release announcing that it determined to explore strategic alternatives for the Company to maximize value for stockholders, including a possible sale of the Company.
During the weeks following the August 13 board meeting, members of the ad hoc committee continued to discuss among themselves, with fellow directors and with J.P. Morgan, the timing and process for the exploration of strategic alternatives, including issues relating to Industry Participant. In light of the risks discussed at the August 13 meeting and in these subsequent discussions, the ad hoc committee directed J.P. Morgan to communicate to Industry Participant the board’s concerns as a result of which Industry Participant would not be invited to participate in the exploratory process. On August 22, 2014, a representative of J.P. Morgan contacted by telephone the representative of Industry Participant with whom the J.P. Morgan representative had spoken to on August 7. During this call, Industry Participant confirmed that it was aware of the Company’s August 19 announcement and the J.P Morgan representative informed the Industry Participant representative of the board’s concerns regarding Industry Participant’s participation. The parties agreed to speak again in a few days. On August 27, 2014, representatives of Industry Participant contacted by telephone the representative of J.P. Morgan. During this call, the Industry Participant representatives stated that Industry Participant would have interest in discussing the possibility of a combination of the two companies. The J.P. Morgan representative reiterated the concerns identified by the board that engaging with Industry Participant was unlikely to maximize value for PetSmart’s stockholders. The J.P. Morgan representative stated that Industry Participant would not be invited into the exploratory process, but that if Industry Participant were to wish to submit a proposal or other communication to the Company, the board would consider it. There has been no contact between PetSmart and Industry Participant (or between any of their respective representatives) since August 27, 2014.
During the period from the middle of August through the end of October, the Company developed the Profit Improvement Plan and prepared for a sale process. During this period, J.P. Morgan was contacted by 27 potential participants in a sale process, including three strategic parties (not counting Industry Participant) and 24 financial participants (including potential lead buyers as well as large suppliers of equity capital to lead buyers).
On October 3, 2014, the board met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to conduct regularly scheduled business and to receive an update on the status of the Profit Improvement Plan, the planning for which had been completed, and on the sale process, including an update on communications with the 27 potentially interested parties as well as Industry Participant that had occurred since the August 13 board meeting. Among other things, the board was informed that approximately 15 parties had expressed interest in participating in the process. In addition, at this meeting, in consultation with its financial and legal advisors, the board reviewed and, for the reasons discussed in August, reaffirmed the determination not to invite Industry Participant to participate in the sale process.
In the first week of October 2014, the Company entered into confidentiality and standstill agreements with 15 potentially interested financial buyers, all 15 of which, during the month of October engaged in due diligence, received management presentations involving the Company’s senior-most management, and received detailed financial and business plan information, including detailed information concerning the Profit Improvement Plan and associated cost-saving plans and opportunities.
During October, the potential bidders were informed that non-binding preliminary indications of interest would be due on October 30, 2014. The potential bidders were also informed that Longview had informed the Company that it would be willing to “roll-over” up to 7.5 million shares on terms and price acceptable to Longview, meaning that such shares would not receive cash merger consideration but would remain outstanding as equity in PetSmart or the buyer’s acquisition vehicle, if so desired by the bidder. The Company requested that, in connection with their preliminary indications of interest, the bidders should indicate their interest, if any, in participation by Longview, but that such interest was not a condition to participation in the process.
On October 30, six of the potentially interested parties submitted indications of interest. From October 30 to November 2, 2014, representatives of J.P. Morgan spoke by telephone with all of the potentially interested parties, including those that did not submit an indication of interest, to hear the parties’ respective rationales for the price levels suggested in their indications or rationales for not submitting an indication. Three bidders initially indicated price ranges that reached at least $80.00 per share, including the Buyer Group, which indicated a range of  $81.00 to $83.00 per share, and another bidder, which suggested a range of  $80.00 to $85.00 per share. As a result of its discussions with J.P. Morgan, another bidder (which we refer to as “Bidder 2”), which had initially indicated a price of  $78.00, increased its indication to a range of  $81.00 to $84.00 per share.
On November 3, 2014, the board met in person, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to continue its review of strategic alternatives, including a review of the indications of interest. The board determined to allow the four bidders that had indicated a price or range at or above $80.00 per share to proceed to the final round of the sale process. Following this meeting, representatives of J.P. Morgan notified the eliminated parties, none of which indicated any interest or ability to remain in the process at price levels above their respective initial indications.
Two of the bidders (one of which had been invited into the final round but had indicated a desire to work with an equity partner in light of the size of an acquisition of PetSmart, and the other of which had indicated to J.P. Morgan that it would drop out of the process if not permitted to work together with another bidder) requested permission to work together. These two bidders informed J.P. Morgan that they had worked together successfully in previous large leveraged buyouts. After deliberation and consultation with the Company’s financial and legal advisors, the ad hoc committee authorized these two bidders to work together. We refer to these two bidders together as “Bidder 3.” Each of the bidders invited into the final round indicated some interest in a Longview rollover, though each also stated that its bid would not be conditioned or dependent on Longview participation.
During November, the bidders engaged in further extensive due diligence investigations of the Company, including further detailed management presentations. Also during November, the Company circulated a form of merger agreement to the bidders with instructions that the bidders submit any proposed comments on the merger agreement together with their final bids. Following the Company’s third quarter earnings announcement and, at the request of bidders and the direction of the board and the Company, representatives of J.P. Morgan provided the bidders with updates to the Company’s fiscal year 2014 financial projections.
On December 3, 2014, the board met in-person for a regularly scheduled meeting. In addition to regular business, significant portions of this meeting were devoted to a further review and financial analysis of the Company’s strategic and financial alternatives, particularly in light of positive indications about the Company’s operating results based on preliminary information from the Fall and Thanksgiving season and indications that the Profit Improvement Plan would likely be successful in achieving at least $200 million in annual incremental profit. During these portions of the meeting, which were attended by members of management and representatives of J.P. Morgan and Wachtell Lipton, the board considered the values for the Company that might be achieved on a standalone basis, with and without a leveraged return of capital to stockholders. Because the board did not have bids in hand at this time, no decisions were made. The board had initially targeted Monday, December 15 for completion of the sale process, and had initially set Friday, December 5 as the date for submission of bids so as to allow sufficient time for the Company to receive and analyze the bids, conduct further rounds of bidding, if necessary, to negotiate final documentation, and to permit the winning bidder a short period of time to discuss and negotiate a Longview rollover, if desired by the winning bidder. However, on December 4 and December 5, 2014, after consultation with the Company’s financial and legal advisors, the ad hoc committee concluded that these matters could be accomplished in a shorter period of time, which would reduce the risk of leaks or unintended public disclosure. Accordingly, the Company set the evening of Wednesday, December 10 (five days, rather than 10 days prior to the anticipated December 15 completion date) as the deadline for submission of final bids, and at the same time asked the bidders to submit mark-ups of the draft merger agreement and the other transaction documents and financing commitments, if possible, in advance.
On December 6, 2014, the Buyer Group and Bidder 2 submitted their respective comments on the draft merger agreement and other transaction documents, and the Buyer Group provided its financing commitment documents.
On December 8, 2014, the board met telephonically, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to receive an update and review and discuss the comments from the bidders on the draft merger agreement and other transaction documents. Later on December 8, 2014, Wachtell Lipton sent to the Buyer Group and Bidder 2 revised versions of the form of merger agreement and other transaction documents, reflecting the Company’s positions and reactions to the bidders’ respective comments.
Following the execution of a confidentiality agreement, on December 9, 2014, J.P. Morgan arranged introductory meetings between Longview and the Buyer Group, and between Longview and Bidder 2. These meetings, which were attended by representatives of J.P. Morgan and Wachtell Lipton, were introductory in nature, to enable the bidders to determine their interest in working with Longview, and vice versa, and the bidders were prohibited at this time from disclosing to Longview the respective prices that the bidders intended to bid.
On December 10, PetSmart received final bid letters along with revised versions of the merger agreement and other transaction documents from the Buyer Group and from Bidder 2 and a verbal indication from Bidder 3. The Buyer Group offered $80.70 per share, in cash, and Bidder 2 offered $80.35 per share, in cash. Bidder 3 verbally communicated to J.P. Morgan that their valuation would not be above the current stock price of approximately $78 per share. J.P. Morgan communicated to Bidder 3 that it was unlikely to be competitive and accordingly Bidder 3 did not submit a written offer. The form of merger agreement and other transaction documentation submitted by the Buyer Group were more favorable to the Company (including because they were less conditional and more likely to be completed and because they offered more certainty of protection for the Company in the unlikely event of non-completion of the transaction) and reflected substantially more acceptance of the Company’s positions. Each bidder indicated that its bid was not dependent on a rollover by Longview, but neither the Buyer Group nor Bidder 2 ruled out the possibility of partnering with Longview in a transaction, though Bidder 2 indicated that any partnering with Longview would only occur after completion of bidding and execution of a definitive merger agreement with the Company.
On December 10, 2014, the ad hoc committee discussed the bids and the draft merger agreements with representatives of J.P. Morgan and Wachtell Lipton. The ad hoc committee was of the view that there could be no assurance that the board would approve either bid unless improved. In light of the closeness of the bids, recent positive developments identified at the board meeting on December 3, and the view shared by the ad hoc committee and J.P. Morgan that neither of the bids represented the bidders’ respective best offers, the ad hoc committee instructed J.P. Morgan to inform each bidder that it would need to increase its bid, and to instruct the bidders to submit improved bids on December 12, 2014. On the evening of December 11, 2014, representatives of J.P. Morgan contacted Longview to inform Longview that the bidders have been asked to submit revised and improved bids, and to confirm that Longview continued to be interested and willing to participate in a potential transaction by rolling over a portion of its Company common stock, so long as Longview’s participation was desired and approved by the ad hoc committee.
Early in the day on December 12, 2014, the Buyer Group requested permission to work more closely with Longview in order to include a rollover of a portion of the Company shares managed by Longview in the Buyer Group’s bid. The Buyer Group informed J.P. Morgan that the Buyer Group was working to achieve a higher price, and that Longview participation with the Buyer Group might enhance the Buyer Group’s ability to do so. Bidder 2 indicated to J.P. Morgan that accommodation of a Longview rollover would not affect Bidder 2’s price, and that Bidder 2 would consider accommodating a Longview rollover only after execution of a merger agreement between the Company and Bidder 2. After consultation with the Company’s financial and legal advisors, the ad hoc committee approved the Buyer Group’s request, and, later that day, Longview and the Buyer Group entered into a confidentiality agreement permitting the exchange of detailed information between them, including bid price, which had not previously been shared with Longview. The ad hoc committee also instructed Wachtell Lipton to provide a form of voting agreement to Longview to secure Longview’s commitment to vote for the merger subject to certain exceptions, including a change of recommendation by the board.
During the evening of December 12, 2014, Bidder 2 submitted an offer of  $81.50 per share, in cash. Representatives of J.P. Morgan confirmed via a conversation with Bidder 2 on the evening of December 12, 2014 that $81.50 per share was its best and final offer. The Buyer Group initially submitted an oral offer of $82.50 per share, in cash, but stated that it was working to increase the offer within the next few hours. Later in the evening, the Buyer Group submitted a best and final offer of  $83.00 per share, in cash. In addition, each bidder submitted a revised draft of the merger agreement and other transaction agreements, and copies of their respective financing commitment documents. The versions submitted by the Buyer Group were, with few exceptions, in substantially executable form.
On December 13, 2014, the board met in person, together with the members of management and representatives of J.P. Morgan and Wachtell Lipton, to discuss and review the final bids and to consider the proposed transaction. Representatives of J.P. Morgan reviewed the respective bids as well as the recent progression of the sale process. Representatives of Wachtell Lipton reviewed the terms of the draft merger agreement and other transaction documents and reviewed the financing commitments that had been provided by the Buyer Group. Representatives of J.P. Morgan made a financial presentation concerning the proposed transaction with the Buyer Group, as well as the Company’s alternatives to a sale of the Company, including a leveraged share repurchase. J.P. Morgan then rendered its oral opinion, which was subsequently confirmed in writing, to the board that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the merger consideration of  $83.00 in cash to be paid to the holders of the Company’s common stock in the merger was fair, from a financial point of view, to such holders. Following extensive discussion, the board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of PetSmart and its stockholders, and to recommend that the Company’s stockholders approve the adoption of the merger agreement. The board’s determination was subject, however, to confirmation that the remaining open points in the merger agreement had been satisfactorily resolved, and the board determined to reconvene, if deemed necessary by the ad hoc committee or the chairman of the board.
Following the board meeting, the parties completed negotiations on terms satisfactory to both parties, and finalized the terms of the Longview voting agreement. On December 14, 2014, the parties executed the merger agreement, the voting agreement and related transaction agreements and issued a press release announcing the transaction.
Reasons for the Merger
On December 13, 2014, the board unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of PetSmart and its stockholders. Accordingly, the board unanimously recommends that PetSmart stockholders vote “FOR” the merger proposal.
In the course of making the unanimous decision to approve and recommend the merger agreement and the merger, the board consulted with outside legal and financial advisors and PetSmart’s management team, and considered a number of factors that it believed supported its decision, including the following:
Attractive Value.   The board considered the current and historical market prices of the common stock, including the market performance of the common stock relative to those of other participants in the Company’s industry and general market indices, and the fact that the merger consideration of  $83.00 per share in cash represents an attractive premium to estimates of the Company’s unaffected stock price, including a premium of 38.8% to the Company’s stock price on July 2, 2014, the date on which a PetSmart stockholder disclosed its acquisition of a 9.9% stake in the Company and advocated publicly for the Company to explore strategic alternatives, including a sale of the Company.

Best Alternative for Maximizing Shareholder Value / Thorough and Well Publicized Sale Process.   The board considered that the merger consideration of  $83.00 in cash per share was more favorable to the Company’s stockholders than the potential value that might result from other alternatives reasonably available to the Company, including, but not limited to, a merger with a different buyer, a leveraged recapitalization, extraordinary dividends, stock repurchases and the continued operation of the Company on a stand-alone basis in light of a number of factors, including the following:
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The board considered that the Company had conducted a lengthy and thorough process, directed by the board and the ad hoc committee, which consisted solely of independent directors, during which representatives of the Company contacted or were contacted by more than 25 potential participants, entered into non-disclosure agreements with and engaged in due diligence or provided management presentation to 15 potential bidders, received first round indications of interest from 5 bidder groups, and ultimately negotiated with the Buyer Group as well as two other bidding groups, neither of which was willing to make a definitive offer at a price above $81.50, which was lower than the $83.00 price offered by the Buyer Group. The board noted that Bidder 2 had informed the Company’s representatives that $81.50 per share was its best and final offer. The board also noted that, based on conversations with, and based on the course of negotiations with, the Buyer Group, $83.00 per share appeared to be the highest price the Buyer Group could offer. Among other things, the Buyer Group informed representatives of the Company that after increasing its offer from $82.50 to $83.00 per share, some members of the group, or all of them, were unwilling or unable to offer additional consideration. The Buyer Group also informed representatives of the Company that Longview’s willingness to participate in the Buyer Group with respect to $250 million of the common stock was helpful in achieving an $83.00 per share price.

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The board noted that the Company’s receptiveness to a sale transaction was well publicized, including as a result of the Company’s public announcement on August 19, 2014 of its intent to explore a possible sale of the Company.

•
On several occasions in 2014, including in-person meetings in June, August, October and December, the board evaluated carefully, with the assistance of financial advisors, the risks and potential benefits associated with other strategic or financial alternatives and the potential for shareholder value creation associated with those alternatives, including the alternative of returning significant cash to stockholders via a leveraged a recapitalization, as well as the alternative of not engaging in a strategic or financial transaction and executing on the Company’s business plans and the Profit Improvement Plan. As part of these evaluations, the board considered:

•
the risks associated with executing on the Company’s business plans, including that the Company’s business plans and Profit Improvement Plan are based, in part, on projections that are dependent on a number of variables, including economic growth, same-store-sales growth, ability to execute on store expansion plans, and overall business performance that are difficult to project and are subject to a high level of uncertainty and volatility;

•
general macroeconomic challenges and economic weaknesses that could result in reduced consumer spending; and

•
the potential benefits of the Company’s Profit Improvement Plan, which the board believed likely to result in at least $200 million of annual incremental profit by fiscal 2016, as well as the risks and costs associated with executing the Company’s Profit Improvement Plan generally, and in particular the risks and costs associated with achieving incremental profit greater than $200 million.

Opinion of J.P. Morgan.   The board considered the financial analysis presentations of J.P. Morgan and the oral opinion of J.P. Morgan rendered to the board on December 13, 2014, which was subsequently confirmed in writing on December 14, 2014, that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the $83.00 per share in cash to be paid to the holders of shares of common stock in the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “— Opinion of J.P. Morgan Securities LLC.”

Greater Certainty of Value.   The board considered that the proposed merger consideration is all cash, so that the transaction provides stockholders certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in the Company’s standalone strategy, with or without a financial transaction such as a leveraged recapitalization.
Likelihood of Completion.   The board considered the likelihood of completion of the merger in light of the terms of the merger agreement and the closing conditions, including:
•
The conditions to closing contained in the merger agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, are generally subject to a “material adverse effect” qualification;

•
the fact that Parent and Merger Sub have obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing, the limited number and nature of the conditions to the debt and equity financing and the obligation of Parent to use reasonable best efforts to consummate the debt financing;

•
the Company’s ability, under circumstances specified in the merger agreement, to specifically enforce Parent’s obligation to enforce the financing commitments and to cause the equity financing sources to fund their contributions as contemplated by the merger agreement and the equity commitment letters, and to enforce the rollover agreement; and

•
the requirement that, in the event of a failure of the merger to be consummated under specified circumstances, particularly circumstances relating to the failure of debt or equity financing sources to provide funds at closing, Parent will pay the Company a termination fee of  $510 million, and the obligation to pay such amounts by the members of the Buyer Group (other than Longview), pursuant to the terms of the termination fee commitment letters, as more fully described under “— Termination Fee Commitment Letters” and “The Merger Agreement — Termination Fees.”

Opportunity to Receive Alternative Proposals and to Terminate the Transaction in Order to Accept a Superior Proposal.   The board considered the terms of the merger agreement permitting PetSmart to receive unsolicited alternative proposals, and the other terms and conditions of the merger agreement, including:
•
PetSmart’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made prior to the time PetSmart’s stockholders approve the proposal to adopt the merger agreement. In this regard, the board took into consideration that the confidentiality agreements entered into by the 15 potentially interested parties that engaged in due diligence contained standstill provisions that prevent those parties from submitting (or even seeking permission to submit) a higher bid once the Company entered into a definitive transaction agreement with the winning sale process participant. The board, after deliberation and consultation with its financial and legal advisors, believed that such provisions promoted the goal of maximizing shareholder value by encouraging the potentially interested parties to put their best bids forward during the sale process;

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the provision of the merger agreement allowing the board to terminate the merger agreement, in specified circumstances relating to a superior proposal, subject, in specified cases, to payment of a termination fee of  $255 million; and

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the fact that as of February 2, 2015, the date of this proxy statement, no person has made an unsolicited offer or proposal to acquire PetSmart.

Other Factors.   The board also considered:
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The availability of appraisal rights under Delaware law to holders of shares of common stock who do not vote in favor of the proposal to adopt the merger agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement.

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That the merger agreement limits the Company’s monetary liability in the event of breach by the Company to $510 million.

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That the merger agreement permits the Company to award up to $10 million in the aggregate in retention payments to current employees and executives, which, the board believed, would increase the stability of the Company during the pendency of the merger and reduce the risks to the Company in the event the merger is terminated and not completed for any reason.

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The fact that Longview, which as of the date of the merger agreement managed 9% of the Company’s outstanding stock, and which is a long-term investor in the Company, supports and has agreed to vote in favor of the merger. In this connection, the board noted that a majority of the Company shares managed by Longview are not being rolled over in the transaction but will receive the same $83.00 per share merger consideration as all other stockholders, and that the willingness of Longview to roll over a portion of its shares was helpful to the Buyer Group in achieving an $83.00 price per share.

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That several of the bidders indicated to representatives of the Company that while sufficient debt financing was available to support an acquisition of the Company at this time, recent potential changes in regulation or the enforcement of regulation by the U.S. federal government could limit the availability of such financing in the future.

In the course of reaching the determinations and decisions and making the recommendation described above, the board considered the following risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated thereby:
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That the Company’s stockholders generally will have no ongoing equity participation in the Company following the merger, and that such stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the common stock, and will not participate in any potential future sale of the surviving corporation to a third party.

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The risk of incurring substantial expenses related to the merger.

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The risk that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if the merger agreement is adopted by the Company’s stockholders.

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The risk that the debt financing contemplated by the debt commitment letters or the equity financing contemplated by the equity commitment letters will not be obtained, resulting in the Buyer Group not having sufficient funds to complete the merger.

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The merger agreement’s restrictions on the conduct of the Company’s business prior to the completion of the merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

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The risks and costs to the Company if the merger does not close, including uncertainty about the effect of the proposed merger on the Company’s employees, customers and other parties, which may impair the Company’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with the Company.

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That the receipt of cash by stockholders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

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The possibility that, under certain circumstances under the merger agreement, the Company may be required to pay a termination fee of  $255 million as more fully described under “The Merger Agreement — Termination Fees.”

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The fact that Parent and Merger Sub are newly formed corporations with essentially no assets and that the Company’s remedy in the event of breach of the merger agreement by Parent and Merger Sub may be limited to a receipt of a $510 million termination fee payable by Parent and that, under certain circumstances, the Company may not be entitled to receive such a fee.

The foregoing discussion of the information and factors considered by the board includes the material factors considered by the board. In view of the variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The board recommended the merger agreement and the merger based upon the totality of the information it considered.
Recommendation of the Company’s Board of Directors
After careful consideration, the board has unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) resolved to recommend the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the special meeting.
The board unanimously recommends that the stockholders of the Company vote “FOR” the merger proposal.
Opinion of J.P. Morgan
Pursuant to an engagement letter effective as of August 21, 2014, the Company retained J.P. Morgan as its financial advisor in connection with a possible transaction, including: (a) any merger, consolidation, joint venture or other business combination pursuant to which the business of the Company is combined with that of another person, (b) the acquisition by another person, directly or indirectly, of a majority of the capital stock of the Company, by way of tender or exchange offer, negotiated purchase or any other means, and/or (c) the acquisition by another person, directly or indirectly, of a majority of the assets, properties and/or businesses of the Company, by way of a direct or indirect purchase, lease, license, exchange, joint venture or other means.
At the meeting of the board on December 13, 2014, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing on December 14, 2014, to the board that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the merger consideration to be paid to the holders of the Company’s common stock in the merger was fair, from a financial point of view, to such holders. No limitations were imposed by the board upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.
The full text of the written opinion of J.P. Morgan dated December 14, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company urges stockholders to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the board, is directed only to the merger consideration to be paid to the holders of the Company’s common stock in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.
In arriving at its opinion, J.P. Morgan, among other things:
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reviewed the merger agreement;

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reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

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compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company’s common stock and certain publicly traded securities of such other companies;

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reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•
performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor has it assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the merger agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.
J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of the Company’s common stock in the merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan has expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the holders of the Company’s common stock in the merger or with respect to the fairness of any such compensation.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. The financial analyses summarized below include information presented in tabular format. The tables are not intended to stand alone and, in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth herein without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

Public Trading Multiples
Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be similar in certain respects to the Company. The companies selected by J.P. Morgan were:
•
Advance Auto Parts, Inc.

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AutoZone, Inc.

•
Bed Bath & Beyond Inc.

•
Best Buy Co., Inc.

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Dick’s Sporting Goods, Inc.

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Dollar General Corporation

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Dollar Tree, Inc.

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Family Dollar Stores, Inc.

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GameStop Corp.

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GNC Holdings, Inc.

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Lowe’s Companies, Inc.

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Office Depot, Inc.

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O’Reilly Automotive, Inc.

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Pets at Home Group Plc

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Staples, Inc.

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The Container Store Group, Inc.

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The Home Depot, Inc.

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The Michaels Companies, Inc.

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Tractor Supply Company

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Ulta Salon, Cosmetics & Fragrance, Inc.

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Vitamin Shoppe, Inc.

•
Williams-Sonoma, Inc.

None of the selected companies reviewed is identical to the Company. However, the companies were selected, among other reasons, because they are publicly traded companies in the retail sector with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect their comparability to the Company.
The estimated financial data for the selected companies were based on publicly available information and filings and publicly available research analysts’ estimates, and the multiples summarized below were based on closing stock prices as of December 9, 2014 other than (i) PetSmart, which was based on the closing stock price as of July 2, 2014 (which was the last trading day prior to a stockholder publicly disclosing that it had acquired 9.9% of the Company’s outstanding common stock), (ii) Dollar General Corporation, which was based on the closing stock price as of August 15, 2014 (which was the last trading day prior to Dollar General Corporation publicly disclosing its offer to acquire Family Dollar Stores, Inc.), (iii) Dollar Tree, which was based on the closing stock price as of July 25, 2014 (which was the last trading day prior to Dollar Tree, Inc. announcing that it had entered into a definitive agreement to acquire Family Dollar Stores, Inc.), and (iv) Family Dollar Stores, Inc., which was based on the closing stock price as of June 6, 2014 (which was the last trading day prior to a stockholder publicly disclosing that it had acquired 9.4% of Family Dollar Stores, Inc.’s outstanding common stock).

Using publicly available information, J.P. Morgan calculated for each selected company the ratio of the company’s firm value (calculated as the market value of the company’s common stock on a fully diluted basis, plus any debt and minority interest, and less cash and cash equivalents) to the company’s estimated EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for the fiscal year ended January 31, 2016 (as calendarized to reflect the Company’s fiscal year end of January 31) (the “January 2016E FV/EBITDA”), and the price to estimated earnings for the company’s fiscal year ended January 31, 2016 (in each case as calendarized to reflect the Company’s fiscal year end of January 31) (the “January 2016E P/E”).
The following table presents the results of this analysis:
Metric	Mean	Median	Low	High
January 2016E FV/EBITDA	9.3x	9.4x	4.7x	13.7x
January 2016E P/E*	17.0x	15.8x	8.8x	30.3x

*
Mean multiple excludes the multiple of 30.3x for The Container Store Group, Inc.

Based on the results of this analysis and taking into account differences in the Company’s business and such other factors as J.P. Morgan deemed appropriate, J.P. Morgan selected multiple reference ranges for the Company of 6.0x – 8.0x for January 2016E FV/EBITDA, 7.0x – 9.0x for January 2016E FV/Adjusted EBITDA (where Adjusted EBITDA assumes for comparative purposes with the selected companies that the Company’s capital leases are treated as operating leases), and a multiple reference range of 13.0x – 15.5x for January 2016E P/E.
After applying such ranges to the appropriate metrics for the Company as provided by Company management, the analysis indicated the following implied per share equity value ranges for shares of the Company’s common stock, rounded to the nearest $0.25, compared in each case to the merger consideration of  $83.00 per share for shares of the Company’s common stock, the Company’s closing share price of  $78.82 on December 9, 2014, and the Company’s closing share price of  $59.81 on July 2, 2014:
Benchmark	Implied Per Share Equity Value Range
January 2016E FV/EBITDA	$62.00 – $83.00
January 2016E FV/Adjusted EBITDA	$64.00 – $82.50
January 2016E P/E	$65.25 – $77.75
Selected Transaction Multiples Analysis
Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar in certain respects to the Company. Specifically, J.P. Morgan reviewed the following transactions during the periods from 2010 to 2014 and from 2005 to 2007:
2010 – 2014 Transactions
Target	Buyer	Announcement Date
Family Dollar Stores, Inc.	Dollar General Corporation	September 2014
Family Dollar Stores, Inc.	Dollar Tree, Inc.	July 2014
General Parts International, Inc.	Advance Auto Parts, Inc.	October 2013
Yankee Candle Investments LLC	Jarden Corporation	September 2013
OfficeMax Incorporated	Office Depot, Inc.	February 2013
Party City Holdings Inc.	Thomas H. Lee Partners, L.P.	June 2012
Academy Ltd.	Kohlberg Kravis Roberts & Co. L.P.	May 2011
Jo-Ann Stores, Inc.	Leonard Green & Partners, L.P.	December 2010

2005 – 2007 Transactions
Target	Buyer	Announcement Date
Claire’s Stores, Inc.	Apollo Management, L.P.	March 2007
Dollar General Corporation	Kohlberg Kravis Roberts & Co. L.P.	March 2007
GNC Parent Corporation	Ares Management LLC	February 2007
Guitar Center Inc.	Bain Capital Partners, LLC	June 2007
PETCO Animal Supplies, Inc.	Leonard Green & Partners, L.P. and Texas Pacific Group	July 2006
Michaels Stores, Inc.	Bain Capital Partners LLC and The Blackstone Group	June 2006
The Sports Authority, Inc.	Leonard Green & Partners, L.P. and The Sports Authority Senior Management	January 2006
Linens N Things Inc.	Apollo Management LP	November 2005
Toys “R” Us, Inc.	Kohlberg Kravis Roberts & Co. L.P., Bain Capital Partners, LLC, and Vornado Realty Trust	March 2005
Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the transaction value to the target company’s EBITDA for the latest publicly available twelve-month period immediately prior to announcement of the applicable transaction (“TV/LTM EBITDA”).
The following table presents the results of this analysis:
TV/LTM EBITDA
2010 – 2014 Transactions
High	11.9x
Low	7.2x
Mean	9.6x
Median	9.7x
2005 – 2007 Transactions
High	12.4x
Low	8.1x
Mean	10.2x
Median	9.7x
Based on the results of this analysis and taking into account differences in the Company’s business and such other factors as J.P. Morgan deemed appropriate, J.P. Morgan selected a multiple reference range of 8.5x – 11.0x for TV/LTM EBITDA and applied it to the Company’s estimated Adjusted EBITDA as of January 31, 2015 as provided by Company management. The analysis indicated an implied per share equity value range for shares of the Company’s common stock, rounded to the nearest $0.25, of between $70.50 and $91.50 per share, compared to the merger consideration of  $83.00 per share for shares of the Company’s common stock, the Company’s closing share price of  $78.82 on December 9, 2014, and the Company’s closing share price of  $59.81 on July 2, 2014.
Discounted Cash Flow Analysis
J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for shares of the Company’s common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, capital expenditures, changes in net working capital, and certain other one-time cash expenses as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.
J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2014 through 2019 based upon financial projections provided by Company management, and extrapolations of such projections through fiscal year 2024, which the Company’s management reviewed and approved, including estimated net debt / (cash) of  $(430) million as of January 31, 2015 (adjusted to exclude capital lease obligations) and assuming that the Company’s capital leases are treated as operating leases. J.P. Morgan also calculated a range of terminal values of the Company at the end of the ten-year period ending 2024 by applying a perpetual growth rate ranging from 1.5% to 2.5% to the unlevered free cash flow of the Company during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values as of January 31, 2015 using a range of discount rates from 9.0% to 11.0%. This discount rate range was based upon J.P. Morgan’s analysis of the capital structures and costs of equity and debt of the Company and the selected publicly traded companies identified above. The present value of the unlevered free cash flows and the terminal values were adjusted for the net present value of the net operating loss carry-forwards of certain of the Company’s subsidiaries.
This analysis indicated an implied per share equity value range for shares of the Company’s common stock, rounded to the nearest $0.25, of  $78.25 – $106.25, compared to the merger consideration of  $83.00 per share for shares of the Company’s common stock, the Company’s closing share price of  $78.82 on December 9, 2014, and the Company’s closing share price of  $59.81 on July 2, 2014.
At the request of the board and for reference purposes only, J.P. Morgan also performed a discounted cash flow analysis of the Company using the same perpetuity growth rates and discount rates summarized above based upon financial projections provided by Company management assuming estimated net debt / (cash) of  $91 million as of January 31, 2015. This analysis indicated an implied per share equity value range for shares of the Company’s common stock, rounded to the nearest $0.25, of  $77.25 – $107.00, compared to the merger consideration of  $83.00 per share for shares of the Company’s common stock, the Company’s closing share price of  $78.82 on December 9, 2014, and the Company’s closing share price of  $59.81 on July 2, 2014.
In addition, at the request of the board and for reference purposes only, J.P. Morgan also performed a discounted cash flow analysis of the Company using the following four sensitivity cases that were requested by and discussed with the board at its meeting on December 3, 2014:
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A higher discount range rate range of 10.0% – 12.0% to reflect the increased risk underlying execution of the growth plan in conjunction with the profit improvement program (“Sensitivity Case #1”);

•
Same store sales growth of 2.0% starting in fiscal year 2016 and new store growth per the Management Plan through fiscal year 2019 with no new store growth thereafter (“Sensitivity Case #2”);

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Same store sales growth of 2.0% starting in fiscal year 2016 and 50% of the Management Plan’s new store growth in fiscal years 2015-2019 with no new store growth thereafter (“Sensitivity Case #3”); and

•
Same store sales growth of 2.0% starting in fiscal year 2016 and no new store growth after fiscal year 2014 (“Sensitivity Case #4”).

Using the same perpetuity growth rates and discount rates summarized above (except in the case of Sensitivity Case #1, which at the request of the board used a higher discount rate range), this analysis indicated the following implied per share equity value ranges for shares of the Company’s common stock, rounded to the nearest $0.25, compared to the merger consideration of  $83.00 per share for shares of the Company’s common stock, the Company’s closing share price of  $78.82 on December 9, 2014, and the Company’s closing share price of  $59.81 on July 2, 2014:
Implied Per Share Equity Value Range
Sensitivity Case #1	$71.00 – $92.75
Sensitivity Case #2	$71.00 – $95.25
Sensitivity Case #3	$68.00 – $91.00
Sensitivity Case #4	$65.00 – $87.00
Other Information
J.P. Morgan reviewed the share price trading history of the Company for the 52-week trading range ending on July 2, 2014. During this period, J.P. Morgan noted that the Company’s common stock traded as low as $55.00 per share and as high as $77.32 per share, as compared to the closing price of the Company’s common stock on July 2, 2014 of  $59.81 per share.
J.P. Morgan reviewed the price targets set by published equity research analysts for the Company’s common stock prior to July 2, 2014. The price targets ranged from a low of  $48.00 per share to a high of $65.00 per share, as compared to the closing price of the Company’s common stock on July 2, 2014 of $59.81 per share.
J.P. Morgan also reviewed the price targets set by published equity research analysts for the Company’s common stock prior to December 9, 2014. The price targets ranged from a low of  $60.00 per share to a high of  $80.00 per share, as compared to the closing price of the Company’s common stock on December 9, 2014 of  $78.82 per share.
However, J.P. Morgan noted that historical trading and analyst price target analyses are not valuation methodologies but presented these analyses for reference purposes only.
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger and deliver an opinion to the Company’s board with respect to the merger on the basis of such experience and its familiarity with the Company.
For services rendered in connection with the merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan an amount up to approximately $39 million, a substantial portion of which will become payable only if the merger is consummated. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.
During the two years preceding the date of its opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with the Company other than as disclosed in this proxy statement, or with Parent, Longview or StepStone Group LP. During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the members of the Buyer Group, for which J.P. Morgan and such affiliates have received compensation. Such services during such period have included acting as financial advisor to BC Partners Limited on the sale of its interest in Spotless Group in June 2014; as financial advisor to La Caisse de dépôt et placement du Québec on its acquisition of an equity interest in the Port of Brisbane in November 2013; as joint bookrunner on the offerings of shares in Sunway Bhd by GIC Private Limited in October 2013 and in November 2014 and as financial advisor to GIC Special Investments Pte Ltd on its sale of its interest in Beijing Capital International Airport in December 2013. In addition, during such period, J.P. Morgan and its affiliates have provided investor services and asset management services to GIC Private Limited, and have acted as lender and bookrunner for portfolio companies of BC Partners Limited, for which J.P. Morgan and such affiliates have received compensation. During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have received compensation or other financial benefits from the members of the Buyer Group for the foregoing services in the aggregate amount of approximately $110 million, including approximately $400,000 from Longview. As discussed by representatives of J.P. Morgan with the board, James Crown, who serves on the board of directors of JPMorgan Chase & Co., which is an affiliate of J.P. Morgan, and has a significant economic interest in its common stock, is a party affiliated with Longview. See “Voting Support Agreement.” In the ordinary course of its businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company and certain portfolio companies of the respective parent companies of the members of the Buyer Group for its own account or for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.
Projected Financial Information
Projections
The Company does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the review of strategic alternatives, management, at the request of the board, prepared financial projections for fiscal years 2014, 2015, 2016, 2017, 2018 and 2019. Following the release of the Company’s third fiscal quarter financial results, selected income statement line items for fiscal year 2014 only were updated to reflect actual performance and better visibility into the performance of the Company’s profit improvement plan. These projections, as updated, were provided to the board and J.P. Morgan for purposes of considering, analyzing and evaluating the Company’s strategic and financial alternatives, including the merger. Portions of these projections were also made available to Parent, Merger Sub and members of the Buyer Group in connection with their respective consideration and evaluation of a merger with the Company. In addition, financial forecasts for fiscal years 2020, 2021, 2022, 2023 and 2024 were extrapolated jointly by J.P. Morgan and the Company’s management from prior years’ forecasts at the direction of, and were approved by, the management of the Company and were made available to the board and J.P. Morgan in connection with their respective considerations of the merger, but were not made available to Parent, Merger Sub or members of the Buyer Group. We have included a summary of these projections (the “Projections”) below to give stockholders access to certain nonpublic information provided to our board and J.P. Morgan for purposes of considering and evaluating the Company’s strategic and financial alternatives, including the merger. The inclusion of the Projections should not be regarded as an indication that Parent, Merger Sub or the board, J.P. Morgan, or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.
The Projections and the underlying assumptions upon which the Projections were based are subjective in many respects. The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions , changes to the business, financial condition or results of operations of the Company and other matters, including those described under “Cautionary Statement Concerning Forward-Looking Statements,” many of which are difficult to predict, subject to significant economic and competitive uncertainties, are beyond the Company’s control and may cause the Projections or the underlying assumptions to be inaccurate. Since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. The Projections were prepared for internal use and provided to our board and J.P. Morgan, and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Projections are non-GAAP measures, and the Projections do not include footnote disclosures as may be required by GAAP. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections below. No one has made or makes any representation to any stockholder regarding the information included in the Projections.
For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.
The portions of the Projections that were provided to the board and J.P. Morgan and that were later made available to Parent, Merger Sub and members of the Buyer Group in connection with their respective considerations of the merger are summarized as follows:
	Fiscal Year End
	2014E Jan-15(1)	2015E Jan-16	2016E Jan-17	2017E Jan-18	2018E Jan-19	2019E Jan-20
	(dollars in million)
Revenue	$7,081	$7,456	$7,869	$8,331	$8,822	$9,329
EBITDA(2)	$967	$1,060	$1,223	$1,326	$1,422	$1,515
Net Income	$445	$490	$588	$646	$700	$748
Cash Flow from Operations	$617	$721	$825	$851	$913	$972

(1)
Prior to the update discussed above following the release of the Company’s third fiscal quarter financial results, the Projections included projected revenue was $7,088 million, projected EBITDA was $958 million and projected net income was $432 million. Cash flow from operations was projected to be $617 million prior to such update and was not changed in such update.

(2)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to one-time costs for the Profit Improvement Program incurred during the Company’s third fiscal quarter of 2014.

The portions of the Projections that were provided to the board and J.P. Morgan (but were not made available to Parent, Merger Sub or members of the Buyer Group) in connection with their respective considerations of the merger are summarized as follows:
	Fiscal Year End
	2014E Jan-15(1)	2015E Jan-16	2016E Jan-17	2017E Jan-18	2018E Jan-19	2019E Jan-20
	(dollars in million)
Adjusted EBITDA(2)	$848	$936	$1088	$1181	$1,269	$1,352
Earnings Per Share(3)	$4.45	$5.01	$6.37	$7.39	$8.44	$9.50
Unlevered Free Cash Flow(4)	$404	$506	$595	$605	$652	$695

(1)
Prior to the update discussed above following the release of the Company’s third fiscal quarter financial results discussed above, the Projections included projected adjusted EBIDTA was $839 million, projected earnings per share was $4.32 and projected unlevered free cash flow was $394 million.

(2)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to one-time costs for the Profit Improvement Program incurred during the Company’s third fiscal quarter of 2014, and assumes that the Company’s capital leases are accounted for as operating leases.

(3)
Earnings per share takes into account a projected share repurchase program and was calculated using 100.1 million shares outstanding for fiscal 2014, 97.8 million shares outstanding for fiscal 2015, 92.4 million shares outstanding for fiscal 2016, 87.4 million shares outstanding for fiscal 2017, 82.9 million shares outstanding for fiscal 2018 and 78.8 million shares outstanding for fiscal 2019.

(4)
Unlevered free cash flow was calculated assuming that the Company’s capital leases are accounted for as operating leases.

The extrapolations for fiscal years 2020 to 2024, which were provided to the board and J.P. Morgan (but were not made available to Parent, Merger Sub or members of the Buyer Group) in connection with their respective considerations of the merger, are summarized as follows:
	Fiscal Year End
	2020E Jan-21	2021E Jan-22	2022E Jan-23	2023E Jan-24	2024E Jan-25
	(dollars in million)
Revenue	$9,794	$10,229	$10,597	$10,883	$11,101
Adjusted EBITDA(1)	$1,419	$1,482	$1,536	$1,577	$1,609
Unlevered Free Cash Flow(2)	$731	$765	$793	$815	$832

(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to one-time costs for the Profit Improvement Program incurred during the Company’s third fiscal quarter of 2014, and assumes that the Company’s capital leases are accounted for as operating leases.

(2)
Unlevered free cash flow was calculated assuming that the Company’s capital leases are accounted for as operating leases.

In addition, in response to discussions with J.P. Morgan and management of the Company, at the board’s request, J.P. Morgan prepared for the board, for reference purposes only, an assessment of several sensitivities to the Projections in order to assist the board in assessing the potential downside risks that could arise from reasonable deviations in the assumptions underlying the Projections, see “— Opinion of J.P. Morgan” for the results of this assessment. The sensitivities assessment was provided to the board in its evaluation of the proposed merger, and was not provided to Parent, Merger Sub or any other party.

Like the Projections, the sensitivities were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. They are summarized in this proxy statement only because they were considered by the board in evaluating the merger. As with the Projections, the Company does not as a matter of course make public any sensitivities, and all qualifications and limitations applicable to the Projections, as described above, are applicable to the sensitivities assessment described under “— Opinion of J.P. Morgan.”
Financing
The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $8.4 billion. Parent expects this amount to be funded through a combination of the following:
•
debt financing in an aggregate principal amount of up to approximately $6.2 billion as well as a $750 million senior secured asset-based revolving credit facility, a portion of which will be available at closing. Parent has received firm commitments from a consortium of financial institutions to provide the debt financing and revolving credit facility. See “— Debt Financing”;

•
cash equity investments by members of the Buyer Group (other than Longview) in an aggregate amount up to approximately $1.83 billion and Longview’s contribution to Parent of  $250 million worth of the Company’s common stock immediately prior to the effective time of the merger. Parent has received equity commitments for the equity financing from the Buyer Group (other than Longview) and has entered into a rollover agreement with Longview with respect to its contribution of Company common stock to Parent. See “— Equity Financing”; and

•
approximately $425 million of cash is expected to be on hand and available at the closing.

Equity Financing
On December 14, 2014, members of the Buyer Group (other than Longview) entered into equity commitment letters (collectively referred to as the “equity commitment letters” and, together with the debt commitment letters described below, the “commitment letters”) with Parent pursuant to which the Buyer Group (other than Longview) committed to contribute (or cause to be contributed) to Parent up to $1.83 billion in cash in the aggregate. The equity commitments are subject to the following conditions:
•
satisfaction or waiver by Parent of the conditions precedent to Parent’s and Merger Sub’s obligations to complete the merger as set forth in the merger agreement (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing or those conditions the failure of which to be satisfied is a result of any breach of Parent or Merger Sub of their representations, warranties, covenants or agreements contained in the merger agreement);

•
the substantially contemporaneous consummation of the merger or the Company having irrevocably confirmed in writing that if an order of specific performance is granted and the debt financing and the cash equity financing contemplated by such equity commitment letter is funded, then the Company will consummate the merger; and

•
the prior or substantially concurrent funding of the debt financing (solely with respect to amounts required to consummate the merger) or the substantially concurrent funding of the debt financing if the equity financing is funded or will be funded.

The obligations of the Buyer Group (other than Longview) to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of  (subject to specified exceptions and qualifications): (i) the consummation of the merger; (ii) the valid termination of the merger agreement; (iii) June 14, 2016, except if there is a claim by the Company seeking an order to enforce the equity commitments, then the equity commitment letters will not terminate until such claim is resolved in a final, non-appealable decision by a court of competent jurisdiction; and (iv) the date that the Company or any of its subsidiaries assert in any litigation or other legal proceeding or arbitration any claim prohibited by either the equity commitment letter or the termination fee commitment letter.

The Company is an express third-party beneficiary of the equity commitment letters and has the right to specific performance to enforce the obligations under the equity commitment letters solely to the extent the Company has the right to seek specific performance under the merger agreement to require Parent to cause the cash equity commitments under the equity commitment letters to be funded (as defined below). See “The Merger Agreement — Specific Performance.”
On December 14, 2014, the Parent and Longview entered into a rollover agreement (the “rollover agreement”) under which Longview has agreed to contribute 3,012,050 shares (“rollover shares”) to Parent immediately prior to the effective time in exchange for equity interests in Parent. Longview’s obligation to transfer and contribute to Parent the rollover shares is subject to the satisfaction of the following conditions:
•
satisfaction or waiver by Parent of the conditions precedent to Parent’s and Merger Sub’s obligations to complete the merger as set forth in the merger agreement (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing or those conditions the failure of which to be satisfied is a result of any breach of Parent or Merger Sub of their representations, warranties, covenants or agreements contained in the merger agreement);

•
the substantially contemporaneous consummation of the merger or the Company having irrevocably confirmed in writing that if an order of specific performance is granted and the debt financing and cash equity financing under the equity commitment letters are funded, then the Company will consummate the merger; and

•
the prior or substantially concurrent funding of the debt financing (solely with respect to amounts required to consummate the merger) or the substantially concurrent funding of the debt financing if the rollover shares are or will be transferred or contributed and the cash equity financing under the equity commitment letters is funded or will be funded.

The obligations of Longview under the rollover agreement, including the obligation to transfer and contribute the rollover shares, to Parent will automatically and immediately terminate upon the earliest to occur of  (subject to specified exceptions and qualifications): (i) the consummation of the merger; (ii) the valid termination of the merger agreement; (iii) June 14, 2016, except if there is a claim by the Company seeking an order to enforce the rollover agreement then pending, then the rollover agreement will not terminate until such claim is resolved in a final, non-appealable decision by a court of competent jurisdiction; and (iv) the date that the Company or any of its subsidiaries assert in any litigation or other legal proceeding or arbitration any claim prohibited by the rollover agreement.
The Company is an express third-party beneficiary of the rollover agreement and has the right to specific performance to enforce the obligations under the rollover agreement solely to the extent the Company has the right to seek specific performance under the merger agreement to require Parent to cause the rollover shares to be transferred and contributed pursuant to the rollover agreement. See “The Merger Agreement — Specific Performance.”
Longview will receive the same $83.00 per share merger consideration as the other holders of the Company’s common stock for all other shares of common stock beneficially owned by it (other than the rollover shares).
Debt Financing
In connection with the entry into the merger agreement, Merger Sub has (i) obtained a commitment letter (as amended from time to time in accordance with the merger agreement, the “debt commitment letter”) from Citigroup Global Markets Inc., Barclays Bank PLC, Deutsche Bank AG New York Branch, Nomura Securities International, Inc. and Jefferies Finance LLC, and, in some cases, certain of their affiliates (collectively, the “Initial Lenders”) and (ii) entered into joinder agreements with respect to the debt commitment letter with each of RBC Capital Markets, Macquarie Capital (USA) Inc. and Natixis, New York Branch (together with the Initial Lenders, the “Lenders”) to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $6.95 billion in debt financing (not all of which is expected to be drawn at the closing of the merger), consisting of the following:

•
$4.3 billion senior secured term loan B facility;

•
$750 million asset-based revolving credit facility; and

•
$1.9 billion pursuant to a senior unsecured bridge facility (which would be utilized in the event that Merger Sub or one or more of its subsidiaries does not issue and sell the full amount of the senior notes referred to below at or prior to the closing of the merger).

It is also expected that, at or prior to the closing of the merger, up to $1.9 billion in aggregate principal amount of senior unsecured notes will be issued by Merger Sub or one or more of its subsidiaries in an offering conducted under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), or another private placement transaction. We refer to the financing described above collectively as the “debt financing.” The aggregate principal amount of the term loan facility and the bridge facility (or the senior notes, as the case may be) may be increased to fund certain original issue discount or upfront fees in connection with the debt financing. The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, the refinancing of certain of the Company’s indebtedness outstanding as of the closing of the merger and the payment of related fees and expenses, (ii) to provide ongoing working capital and (iii) for other general corporate purposes of the Company and its subsidiaries.
The debt financing contemplated by the debt commitment letter is conditioned on the consummation of the merger in accordance with the merger agreement, as well as other customary conditions, including, but not limited to:
•
the execution and delivery by the borrowers and certain guarantors of definitive documentation, consistent with the debt commitment letter;

•
the consummation of the equity financing substantially concurrently with the initial borrowing under the term loan facility;

•
subject to certain limitations, the absence of a Company material adverse effect (i) from February 2, 2014 through the date of the merger agreement and (ii) since the date of the merger agreement;

•
payment of all applicable fees and expenses;

•
delivery of certain audited, unaudited and pro forma financial statements;

•
as a condition to the availability of the bridge facility, the agents having been afforded a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of portions of a customary offering memorandum and certain financial statements;

•
receipt by the lead arrangers of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•
subject to certain limitations, the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

•
the repayment of certain outstanding debt of the Company; and

•
the accuracy in all material respects of specified representations and warranties in the merger agreement and specified representations and warranties in the loan documents.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, Parent is required to promptly notify the Company and use its reasonable best efforts to obtain alternative financing (in an amount sufficient to replace such unavailable debt financing) from the same or other sources on terms and conditions no less favorable to Parent than such unavailable debt financing (including the “flex” provisions contained in the fee letter referenced in the debt commitment letter). As of the last practicable date before the printing of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing is not available as anticipated. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the debt financing. The documentation governing debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.
The Lenders may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.
Term Loan Facility
Interest under the term loan facility will be payable, at the option of the borrower, either (i) at a base rate (subject to a floor of 2.0% and based on the highest of the prime rate, the overnight federal funds rate plus 1/2 of 1.0% and the one-month LIBOR rate plus 1.00%) plus an applicable margin expected to be 3.50% or (ii) a LIBOR-based rate (subject to a floor of 1.0%) plus an applicable margin expected to be 4.50%, in the case of each of clauses (i) and (ii), expected to be subject to two step-downs of 25 basis points, each based on first lien leverage ratios. Interest will be payable, in the case of loans bearing interest based on LIBOR, at the end of each interest period set forth in the credit agreement (but at least every three months) and, in the case of loans bearing interest based on the base rate, quarterly in arrears. The term loan facility will mature seven years from the date of closing of the merger and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount.
The borrower under the term loan facility will be Merger Sub or one of its subsidiaries, and upon consummation of the merger, the rights and obligations under the term loan facility will be assumed by the Company. The term loan facility will be guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by Parent and each direct and indirect wholly-owned material U.S. restricted subsidiary of the Company. The term loan facility will be secured, subject to certain agreed upon exceptions, by (i) a first priority security interest in substantially all the assets of Parent, Merger Sub (and, after the merger, the Company) and each guarantor (other than the ABL collateral (as defined below)) and (ii) a second priority security interest in the ABL collateral.
The term loan facility will contain customary affirmative covenants including, among other things, delivery of annual audited and quarterly unaudited financial statements, notices of defaults, material litigation and material ERISA events, submission to certain inspections, maintenance of property and customary insurance, payment of taxes and compliance with laws and regulations. The term loan facility also will contain customary negative covenants that, subject to certain exceptions, qualifications and “baskets,” generally will limit the borrower’s and its restricted subsidiaries’ ability to incur debt, create liens, make fundamental changes, enter into asset sales and sale-and-lease back transactions, make certain investments and acquisitions, pay dividends or distribute or redeem certain equity, prepay or redeem certain debt and enter into certain transactions with affiliates.
ABL Facility
Interest under the asset-based revolving credit facility will be payable, at the option of the relevant borrower, either at a base rate (based on the highest of the prime rate, the overnight federal funds rate plus 1/2 of 1.0% and the one-month LIBOR rate plus 1.00%) plus 0.50% or a LIBOR-based rate plus 1.50%, with step-downs and step-ups of 25 basis points, each based on excess availability. Interest will be payable, in the case of loans bearing interest based on LIBOR, at the end of each interest period set forth in the credit agreement (but at least every three months) and, in the case of loans bearing interest based on the base rate, quarterly in arrears. The asset-based revolving credit facility will mature five years from the date of closing of the merger. Borrowings under the asset-based revolving credit facility will be subject to availability under a US borrowing base and Canadian borrowing base which, subject to certain reserves to be agreed, will each consist of  (i) 90% of the appraised net orderly liquidation value of eligible inventory, (ii) 85% of eligible accounts receivable, (iii) 90% of eligible credit card receivables, (iv) 100% of qualified cash (up to $100 million in the aggregate), (v) in the case of the Canadian Borrowing Base and at the option of the Canadian borrower, the unutilized portion of the US Borrowing Base and (vi) customary reserves.
The borrowers under the asset-based revolving credit facility will be (i) Merger Sub or one of its subsidiaries, and upon consummation of the merger, the Company and (ii) a subsidiary of the Company organized in Canada (the “Canadian Borrower”). The asset-based revolving credit facility will be guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by Parent and each direct and indirect wholly-owned material U.S. restricted subsidiary of the Company (and in the case of the obligations of the Canadian Borrower, each wholly-owned material restricted subsidiary of the Company). The asset-based revolving credit facility will be secured, subject to certain agreed upon exceptions, by (i) a first priority security interest in the accounts receivable, inventory, cash, deposit accounts, securities and commodity accounts and certain items in connection therewith of Parent, Merger Sub (and, after the merger, the Company) and each guarantor (collectively, the “ABL collateral”) and (ii) a second priority security interest in the collateral for the term loan facility (other than the ABL collateral).
The asset-based revolving credit facility will contain customary affirmative covenants including, among other things, delivery of annual audited and quarterly unaudited financial statements, notices of defaults, material litigation and material ERISA events, submission to certain inspections, maintenance of property and customary insurance, payment of taxes and compliance with laws and regulations. The asset-based revolving credit facility will also contain customary negative covenants that, subject in each case to certain exceptions, qualifications and “baskets,” generally will limit the Company’s and its restricted subsidiaries’ ability to incur debt, create liens, make fundamental changes, enter into asset sales and sale-and-lease back transactions, make certain investments and acquisitions, pay dividends or distribute or redeem certain equity, prepay, purchase or redeem certain debt and enter into certain transactions with affiliates.
Bridge Facility
The borrower under the bridge facility will be Merger Sub or one of its subsidiaries, and upon consummation of the merger, the rights and obligations under the bridge facility will be assumed by the Company. Interest under the bridge facility will initially equal the LIBOR-based rate for interest periods of one, two, three or six months, as selected by the borrower (subject to a 1.0% floor), plus 7.0%, increasing by 50 basis points every three months thereafter up to a cap. The bridge facility will be guaranteed by the same entities that guarantee the term loan facility.
Any loans under the bridge facility that are not paid in full on or before the first anniversary of the closing date of the merger will automatically be converted into term loans maturing eight years after the closing date of the merger. After such a conversion, the holders of outstanding term loans may choose, subject to certain limitations, to exchange their loans for exchange notes that mature eight years after the closing date of the merger.
The bridge facility is expected to contain incurrence-based negative covenants that, subject to certain exceptions, qualifications and “baskets,” will restrict, among other things, the borrower’s, its guarantors’ and other restricted subsidiaries’ ability to incur debt, create liens, sell assets, pay dividends and enter into transactions with affiliates, affirmative covenants to deliver annual and quarterly financial statements and provide notices of default, and such other affirmative and negative covenants as are customary for bridge loan financings of this type and consistent with Rule 144A “for life” high yield indentures of comparable issuers.
It is expected that, in lieu of borrowings under the bridge facility, at or prior to the closing of the merger, up to $1.9 billion of aggregate principal amount of notes will be issued by Merger Sub or one or more of its subsidiaries in an offering conducted under Rule 144A of the Securities Act, or another private placement transaction.
Termination Fee Commitment Letters
Concurrently with the execution of the merger agreement, members of the Buyer Group (other than Longview) have also executed and delivered a termination fee commitment letter in favor of the Company (collectively, the “termination fee commitment letters”), pursuant to which members of the Buyer Group (other than Longview) severally agreed, subject to the terms and conditions of the termination fee commitment letters, to pay to the Company (or if consented to by the Company, to purchase common equity securities of Parent to enable Parent to pay to the Company) an amount equal to such members’ respective pro rata portion of the Parent termination fee and certain expense reimbursements (each as described in more detail under “The Merger Agreement — Termination Fees” and “The Merger Agreement — Reimbursement of Expenses”), subject to an aggregate cap for all of the termination fee commitment letters equal to the Parent termination fee of  $510 million.
Each of the termination fee commitment letters will terminate upon the earliest to occur of:
•
the effective time of the merger;

•
the valid termination of the merger agreement (other than a termination for which Parent is required to pay the Parent termination fee or which does not discharge Parent’s other payment obligations to the Company (any such termination described in this parenthetical, a “qualifying termination”)); and

•
180 days after a qualifying termination unless prior to the 180th day after such termination, the Company or any of subsidiaries commences a litigation or arbitration against Parent or the applicable members of the Buyer Group to enforce the obligations under the merger agreement or the termination fee commitment letter in which case the termination fee commitment letter will remain in effect until the final determination of such litigation or arbitration.

The termination fee commitment letters also restrict the Company from asserting specified claims against the Buyer Group or their affiliates or related persons.
Voting Support Agreement
On December 14, 2014, the Company entered into the voting agreement with Parent and Longview, on behalf of Longview clients and certain related parties. Under the voting agreement, Longview agreed, among other things, to vote or cause to be voted 7,424,591 shares of common stock, which represent approximately 7.5% of the total outstanding shares of common stock as of the close of business on the record date, in favor of the adoption of the merger agreement, and against any other action, proposal, agreement or transaction made in opposition to or competition with the merger or the merger agreement that is not approved by the board. The voting agreement will terminate upon the earliest to occur of  (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) the termination of the voting agreement by the mutual written consent of the Company, Parent and Longview, (iv) a change of recommendation (as defined under “The Merger Agreement — Other Covenants and Agreements — No Solicitation) or (v) the making of any change, by amendment, waiver or other modification to any provision of the merger agreement that decreases the amount of, or changes the form of, the merger consideration. James Crown, a client of Longview with a significant economic interest in the shares of common stock subject to the voting agreement, serves on the board of directors of JP Morgan Chase & Co., which is an affiliate of J.P. Morgan.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the board that you vote to approve the merger proposal, you should be aware that aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. Members of the board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transaction, and in unanimously recommending to the stockholders of the Company that the merger agreement be adopted. See the section entitled “The Merger (Proposal 1) — Background of the Merger” and the section entitled “The Merger (Proposal 1) — Reasons for the Merger.” The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the merger proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.
Treatment of Company Equity Awards
Under the merger agreement, equity-based awards held by the Company’s directors and executive officers as of the effective time of the merger will be treated at the effective time of the merger as follows:

Company Options.   Except as otherwise agreed in writing between any holder and Parent, each Company option, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will, as of the effective time of the merger, become fully vested and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (a) the excess, if any, of the merger consideration over the exercise price per share of the Company option, by (b) the total number of shares subject to the Company option.
Company RSU Awards.   Except as otherwise agreed in writing between any holder and Parent, each Company RSU award, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will, as of the effective time of the merger, become fully vested and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to (1) the product obtained by multiplying (a) the total number of shares subject to the Company RSU award, by (b) the merger consideration, plus (2) any dividends accrued with respect to the Company RSU award.
Company PSU Awards.   Except as otherwise agreed in writing between any holder and Parent, each Company PSU award that is outstanding immediately prior to the effective time of the merger will become fully vested (based on actual performance, in the case of awards whose performance period ends prior to the effective time of the merger, at 109.6% of target levels, in the case of awards granted in the 2013 fiscal year, and at 150.0% of target levels, in the case of awards granted in the 2014 fiscal year) and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to (1) the product obtained by multiplying (a) the total number of shares subject to the Company PSU award by (b) the merger consideration, plus (2) any dividends accrued with respect to the Company PSU award.
Company Restricted Stock.   Except as otherwise agreed in writing between any holder and Parent, effective as of immediately prior to the effective time of the merger, each then-outstanding share of Company restricted stock will automatically become fully vested and the restrictions thereon will lapse, and each such share of Company restricted stock will be cancelled and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the merger consideration, plus any dividends accrued with respect to the Company restricted stock.
Quantification of Payments.   For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of their unvested equity-based awards, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to the Company’s executive officers who are not named executive officers in settlement of their unvested equity-based awards if the transaction were completed on January 29, 2015 is $14,373,324. We estimate that the aggregate amount that would be payable to the Company’s nine non-employee directors for their unvested equity-based awards if the transaction were completed on January 29, 2015 is $1,227,321.
Executive Change in Control and Severance Benefit Plan
Certain of the Company’s executives, including all of the Company’s executive officers, participate in the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan, which we refer to as the “executive severance plan,” which provides for enhanced severance benefits in the event of a termination of employment by the Company without cause, or by the executive officer due to a constructive termination, in each case, within three months prior to or 36 months following a change in control (which we refer to as a “qualifying termination”). The merger would constitute a change in control under the executive severance plan.
The executive severance plan provides that in the event of a qualifying termination, the executive officer would be entitled to:
•
an amount equal to 1.5 times (2 times, in the case of David K. Lenhardt, the Company’s Chief Executive Officer) the greater of  (1) the executive officer’s current monthly salary multiplied by 12 and (2) the greatest amount of base salary received in any 12-month period within the prior three years;

•
an amount equal to 1.5 times (2 times, in the case of Mr. Lenhardt) the sum of the largest amount of any cash incentive payouts (including certain restricted stock or restricted stock units paid in lieu of cash incentive payouts) that were paid to the executive officer during any consecutive 12-month period in the three years immediately preceding the merger;

•
continued health and life insurance benefits for 18 months (24 months, in the case of Mr. Lenhardt) following the executive officer’s qualifying termination; and

•
outplacement services and any other amounts or benefits required to be paid or provided under any plan or program.

Under the executive severance plan, any payments or benefits payable to the executive officer will be cutback to the extent that such payments or benefits would result in the imposition of excise taxes under Section 4999 of the Code, unless the executive officer would be better off on an after-tax basis receiving all such payments or benefits.
The payment of benefits under the executive severance plan is conditioned upon the executive officer executing a general release in favor of the Company and executive’s confirmation of his or her obligations under the Company’s confidentiality and noncompetition agreement.
For an estimate of the value of the payments and benefits described above that would be payable to each of the Company’s named executive officers, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to the Company’s other executive officers under their employment agreements if the merger were to be completed and they were to experience a qualifying termination on January 29, 2015 is $7,946,854.
Retention Program
Pursuant to the merger agreement, the Company established a cash-based retention program in the aggregate amount of $10 million to promote retention and to incentivize efforts to consummate the merger. Under the retention program, one-half of any payments will be paid upon the 90th day following the closing date and one-half of any payments will be paid upon the 120th day following the closing date, in each case, subject to continued employment with the Company and its subsidiaries through such date; however, if an award recipient’s employment with the Company is terminated due to a qualifying termination prior to any scheduled payment date, then the unpaid portions of the payments will be paid upon the date of the individual’s qualifying termination. Amounts under the retention program will be allocated among the employees of the Company and its subsidiaries identified, and in the amounts and other terms determined, by the Chief Executive Officer of the Company (or his designees), though the retention award allocated to any employee may not exceed $650,000.
For an estimate of the amounts payable to the Company’s named executive officers under the retention program upon a qualifying termination, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount payable to the Company’s other executive officers under the retention program if the effective time of the merger were to occur on January 9, 2015 and all such executive officers experienced a qualifying termination on that date is $1,985,000.
2005 Deferred Compensation Plan
Certain of the Company’s executive officers participate in the Company’s 2005 Deferred Compensation Plan, which provides for the accelerated vesting of all matching contributions credited to the executive’s account under the plan and full accelerated payment of the executive’s plan balance upon the occurrence of a change in control.
For an estimate of the value of the matching contributions described above credited to the accounts of each of the Company’s named executive officers that would become fully vested upon consummation of the transaction, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount of matching contributions credited to the accounts of the Company’s other executive officers under the Company’s 2005 Deferred Compensation Plan that would become fully vested if the effective time of the merger were to occur on January 29, 2015 is $310,930.

Indemnification Insurance
The Company is party to indemnification agreements with each of its directors and executive officers that require the Company, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the terms of the merger agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the surviving corporation. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Indemnification of Directors and Officers; Insurance.”
Quantification of Payments and Benefits to the Company’s Named Executive Officers
The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the transaction, assuming that the transaction were consummated and each such executive officer experienced a qualifying termination on January 9, 2015.
Name	Cash ($)(5)	Equity ($)(6)	Pension/NQDC ($)(7)	Perquisites/Benefits ($)(8)	Total ($)
David K. Lenhardt	4,844,600	18,599,229	482,944	78,555	24,005,328
Robert F. Moran(1)	—	—	—	—	—
Carrie W. Teffner	2,118,750	1,923,156	10,766	64,781	4,117,453
Lawrence P. Molloy(2)	—	—	—	—	—
Joseph D. O’Leary(3)	—	—	—	—	—
Bruce K. Thorn	1,617,852	4,526,104	102,944	59,694	6,306,644
Donald E. Beaver(4)	—	—	—	—	—

(1)
Mr. Moran resigned as Chairman of the Board, Director, and Chief Executive Officer of the Company effective June 14, 2013. He is not entitled to any compensation in connection with the merger.

(2)
Mr. Molloy resigned as Executive Vice President and Chief Financial Officer effective as of June 3, 2013, and ceased to be a special advisor to the Company on March 31, 2014. He is not entitled to any compensation in connection with the merger.

(3)
Mr. O’Leary retired from the Company effective as of April 4, 2014. He is not entitled to any compensation in connection with the merger.

(4)
Mr. Beaver retired from the Company effective as of April 4, 2014. He is not entitled to any compensation in connection with the merger.

(5)
The cash payments payable to each of the named executive officers consist of  (a) a lump sum severance payment in an amount equal to 1.5 times (2 times, in the case of the Mr. Lenhardt) the sum of  (i) the greater of  (A) the executive officer’s current monthly salary multiplied by 12 and (B) the greatest amount of base salary received in any 12-month period within the prior three years and (ii) an amount equal to 1.5 times (2 times, in the case of Mr. Lenhardt) the sum of the largest amount of any cash incentive payouts (including certain restricted stock or restricted stock units paid in lieu of cash incentive payouts) that were paid to the executive officer during any consecutive 12-month period in the three years immediately preceding the merger, which amount would be payable upon the executive officer’s qualifying termination within three months prior to or 36 months following the consummation of the merger and would be payable within ten days of the effective date of the executive officer’s release of claims, and (b) the amount the executive officer would receive under the retention program, payable on the date of the executive officer’s qualifying termination. The severance payment is “double-trigger” and the retention payment is “single-trigger.” The payment of benefits under the executive severance plan is conditioned upon the executive officer executing a general release in favor of the Company and executive’s confirmation that the executive will be subject to restrictions set forth in the Company’s confidentiality and noncompetition agreement. Set forth below are the separate values of each of the 2014 fiscal year bonus, the severance payment, and the retention payment.

Name	Severance Payment (“Double-Trigger”) ($)	Retention Payment (“Single-Trigger”) ($)
David K. Lenhardt	4,844,600	—
Robert F. Moran	—	—
Carrie W. Teffner	1,518,750	600,000
Lawrence P. Molloy	—	—
Joseph D. O’Leary	—	—
Bruce K. Thorn	1,617,852	—
Donald E. Beaver	—	—
(6)
As described above, all unvested equity-based awards held by the Company’s named executive officers will become vested and will be settled at the effective time of the merger (i.e., “single-trigger” vesting). Set forth below are the values of each type of equity-based award that would be payable in connection with a qualifying termination (including any corresponding dividends).

Name	Stock Options ($)	Restricted Stock Units ($)	Performance Stock Units ($)	Restricted Stock ($)
David K. Lenhardt	10,517,187	—	8,082,042	—
Robert F. Moran	—	—	—	—
Carrie W. Teffner	707,953	—	1,215,203	—
Lawrence P. Molloy	—	—	—	—
Joseph D. O’Leary	—	—	—	—
Bruce K. Thorn	2,681,180	—	1,844,924	—
Donald E. Beaver	—	—	—	—
(7)
As described above, all matching contributions credited to the named executive officer’s account under the Company’s 2005 Deferred Compensation Plan will become vested and the named executive officer will be entitled to receive full accelerated payment of his or her plan balance upon the consummation of the merger (i.e., “single-trigger” vesting).

(8)
The amounts above include (a) the estimated value of health plan premiums for each named executive officer and his or her eligible dependents for 18 months (2 years, in the case of Mr. Lenhardt) following termination of employment, and (b) the estimated value of outplacement services. All such benefits are “double-trigger.”

Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) and non-U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (“IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:
•
an individual citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if  (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•
an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of common stock, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.
This discussion applies only to holders of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders liable for the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, real estate investment trusts, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships, S corporations or such other entities, holders who hold shares of common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders that own, or have owned at any time within the five-year period ending on the date of the merger, more than five percent of the common stock, and holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). Moreover, this discussion does not address any U.S. federal income tax consequences of the merger to Longview or any other holder of common stock that directly or indirectly contributes any shares of common stock to Parent prior to the merger pursuant to the rollover agreement with Parent (or otherwise is treated as owning any shares of Parent, directly, indirectly, or constructively), which consequences could be different than those described below, including potential dividend treatment with respect to a portion of the consideration received in the merger. Longview and such other holders should consult their own tax advisors with respect to the U.S. federal income tax consequences of the merger to them in light of their particular circumstances.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of common stock, you should consult your tax advisor.
Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.
Consequences to U.S. Holders
The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in exchange for shares of common stock pursuant to the merger and (2) the U.S. holder’s adjusted tax basis in such shares of common stock.

If a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss from the exchange is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.
Consequences to Non-U.S. Holders
A non-U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger generally will not be subject to U.S. federal income taxation unless:
•
the gain, if any, on such shares resulting from the merger is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the individual’s taxable year in which the merger occurs and certain other conditions are satisfied.

Gain recognized by a non-U.S. holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “United States person” as defined under the Code. A non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits, subject to certain adjustments.
Gain recognized by a non-U.S holder described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified under an applicable income tax treaty), but such gain may be offset by certain United States source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Payments made to U.S holders in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption from such withholding should complete and return IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.
Payments made to non-U.S. holders in exchange for shares of common stock pursuant to the merger that are effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a rate of 28%) unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) certifying such non-U.S. holder’s non-U.S. status or such non-U.S. holder otherwise establishes an exemption. Payments made to non-U.S. holders that are effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) certifying such non-U.S. holder’s non-U.S. status or such non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock should consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.

Regulatory Approvals
Antitrust Approval in the U.S.
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. On December 24, 2014, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC. The 30-day waiting period under the HSR Act will expire at 11:59 pm on January 23, 2015, unless terminated early or otherwise extended. Both the Company and Parent received early termination of the HSR waiting period on January 7, 2015.
At any time before or after the effective time of the merger, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Antitrust Approval in Canada
Under the Competition Act in Canada, the parties must file a pre-Merger notification and observe the specified waiting period requirements before consummating the merger, unless the parties are exempted from such requirements through the issuance of an ARC, or a “no-action” letter together with a waiver of the notification and waiting period requirements. On December 30, 2014, the parties submitted a request to the Commissioner of Competition in Canada for an ARC or, in the alternative, a “no-action” letter. The parties were issued an ARC pursuant to section 102 of the Competition Act on January 14, 2015.
Litigation
Since the December 14, 2014 announcement of the transaction, the members of the board, Parent, Merger Sub, and BC Partners, Inc. have been named in seven putative class action lawsuits filed in the Delaware Court of Chancery challenging the merger. PetSmart, La Caisse de dépôt et placement du Québec, GIC Special Investments Pte Ltd, Longview Asset Management, LLC and Stepstone Group LP have been named in six of the seven lawsuits, and Jana Partners LLC has been named in one of the lawsuits. The cases are captioned Soffer v. Lenhardt, et al., C.A. No. 10482-VCN, Sharkey v. PetSmart, Inc., et al., C.A. No. 10496-VCN, Lipovich v. PetSmart, Inc., et al., C.A. No. 10504-VCN, Wayne County Employees’ Retirement System v. BC Partners, Inc., et al., C.A. No. 10514-VCN, Levine v. PetSmart, Inc., et al., C.A. No. 10516-VCN, City of Atlanta Firefighters Pension Plan v. Lenhardt, et al., C.A. No. 10527-VCN and Seawell v. PetSmart, Inc., et al., C.A. No. 10541-VCN. On January 20, 2015, plaintiff in the City of Atlanta Firefighters Pension Plan action filed an Amended Verified Class Action Complaint for Breach of Fiduciary Duty. On January 30, 2015, plaintiff in the Soffer action filed a Verified Amended Class Action Complaint. The complaints generally allege, among other things, that the PetSmart directors breached their fiduciary duties by agreeing to the transaction at an inadequate price and through an inadequate process and by agreeing to deal terms that allegedly prevent a superior offer for the Company. The amended complaints in the City of Atlanta Firefighters Pension Plan and Soffer actions also allege that the individual defendants breached their fiduciary duties by filing a false and misleading preliminary proxy statement. The complaints also allege that PetSmart and/or some or all of the other entity defendants aided and abetted the directors’ alleged breaches of duty. The complaints seek, among other things, to enjoin the transaction or to rescind the transaction if consummated, and attorney’s fees and other costs.
We believe that the lawsuits are without merit.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the merger agreement, and the copy of the merger agreement attached hereto as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by the Company, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.
Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See “Where You Can Find Additional Information.”
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
At the effective time of the merger, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the merger. The certificate of incorporation of the Company will be amended so as to read in its entirety in the form attached as Exhibit A to the merger agreement, and, as so amended, will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with applicable law. The bylaws of the surviving corporation will be amended and restated so as to read in its entirety in the form attached as Exhibit B to the merger agreement, and, as so amended and restated, will be the bylaws of the surviving corporation until thereafter amended in accordance with applicable law. Subject to applicable law, the directors of Merger Sub as of the effective time of the merger will be the directors of the surviving corporation as of the effective time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company as of the effective time of the merger will be the initial officers of the surviving corporation as of the effective time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
When the Merger Becomes Effective
The closing of the merger will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, on a date which will be the third business day after the satisfaction or waiver (to the extent permitted by applicable law) of the closing conditions stated in the merger agreement (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing, but subject to the satisfaction or waiver of such conditions) or at such other place, date and time as the Company and Parent may agree in writing. However, if the marketing period (as defined below) has not ended at the time of the satisfaction or waiver of such closing conditions, the closing will occur on the earlier of  (i) a date during the marketing period specified by Parent on no fewer than three business days’ notice to the Company and (ii) the first business day following the last day of the marketing period.
The merger will become effective at the time when the Company files a certificate of merger with the Secretary of State of the State of Delaware or at such later date or time as Merger Sub and the Company agree and specify in the certificate of merger.
For purposes of the merger agreement, “marketing period” means the first period of 20 consecutive business days after the date of the mailing of this proxy statement and throughout and at the end of which:
•
Parent has received the required information (as defined under “— Financing”) from the Company; and

•
(i) the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Parent and Merger Sub to effect the merger (except for those conditions that by their nature are to be satisfied at the closing) are satisfied or waived and (ii) nothing has occurred and no condition exists that would cause any of those conditions referred to in clause (i) to fail to be satisfied assuming the closing were to be scheduled for any time during such 20 consecutive business day period; subject to the following:

◦
if the Company stockholder meeting is scheduled for, or re-scheduled to, a date within 25 business days of June 14, 2015 (referred to herein as the “end date”) and no later than five business days prior to the end date) and the marketing period would otherwise commence as provided above but for the fact that the Company stockholder approval has not been received, the marketing period will commence on a date selected by Parent which must be a date at least 25 business days prior to the end date (as long as the Company stockholder meeting has been so scheduled or re-scheduled with sufficient time so as to permit and in all cases the marketing period must still be for a period of 20 consecutive business days);

◦
the marketing period will commence no earlier than January 5, 2015,

◦
the marketing period will not commence if prior to the completion of the marketing period, (I) Deloitte & Touche LLP withdraws its audit opinion with respect to any of the financial statements contained in the required information, (II) the financial statements included in the required information on the first day of any such 20 business day period would be required to be updated to permit a registration statement on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such 20 consecutive business day period or (III) the Company has announced any intention to restate any historical financial statements of the Company or other financial information included in the required information, or that any such restatement is under consideration or may be a possibility; and

◦
the marketing period will end when the debt financing is obtained by Parent.

Effect of the Merger on the Common Stock
At the effective time of the merger, each issued and outstanding share of the common stock outstanding immediately prior to the effective time of the merger (each, a “share”), other than “cancelled shares”, “converted shares” or “dissenting shares” (each as described below) will be converted automatically into the right to receive merger consideration.
Each share that is owned by the Company, Parent, any direct or indirect holding company of Parent (including any share actually contributed pursuant to a “rollover agreement” between Parent or its affiliates and the holder of such share (including the rollover agreement)) or Merger Sub immediately prior to the effective time of the merger (the “cancelled shares”) will be cancelled and retired and will cease to exist and no consideration will be delivered in exchange for such cancellation and retirement. Each share that is owned directly by any subsidiary of the Company (the “converted shares”) will be converted into such number of shares of common stock of the surviving corporation so as to maintain relative ownership percentages.

Any shares held by holders who have not voted in favor of the adoption of the merger agreement or consented thereto in writing and who have properly exercised appraisal rights in accordance with Section 262 of the DGCL (such shares being the “dissenting shares”) will not be converted into the right to receive the merger consideration, and holders of such dissenting shares will be entitled to receive payment of the fair value of such dissenting shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL.
At the effective time of the merger, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation.
Treatment of Company Equity Awards
Company Options.   Except as otherwise agreed in writing between any holder and Parent, each Company option, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will, as of the effective time of the merger, become fully vested and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (a) the excess, if any, of the merger consideration over the exercise price per share of the Company option, by (b) the total number of shares subject to the Company option.
Company RSU Awards.   Except as otherwise agreed in writing between any holder and Parent, each Company RSU award, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will, as of the effective time of the merger, become fully vested and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to (1) the product obtained by multiplying (a) the total number of shares subject to the Company RSU award, by (b) the merger consideration, plus (2) any dividends accrued with respect to the Company RSU award.
Company PSU Awards.   Except as otherwise agreed in writing between any holder and Parent, each Company PSU award that is outstanding immediately prior to the effective time of the merger will become fully vested (based on actual performance, in the case of awards whose performance period ends prior to the effective time of the merger, at 109.6% of target levels, in the case of awards granted in the 2013 fiscal year, and at 150.0% of target levels, in the case of awards granted in the 2014 fiscal year) and be converted into the right to receive an amount in cash, less applicable tax withholdings, equal to (1) the product obtained by multiplying (a) the total number of shares subject to the Company PSU award by (b) the merger consideration, plus (2) any dividends accrued with respect to the Company PSU award.
Company Restricted Stock.   Except as otherwise agreed in writing between any holder and Parent, effective as of immediately prior to the effective time of the merger, each then-outstanding share of Company restricted stock will automatically become fully vested and the restrictions thereon will lapse, and each such share of Company restricted stock will be cancelled and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the merger consideration, plus any dividends accrued with respect to the Company restricted stock.
Treatment of the Company ESPP
The Company will, prior to the effective time of the merger, take all actions necessary to terminate the Company’s 2012 Employee Stock Purchase Plan (the “Company ESPP”) and all outstanding rights thereunder as of immediately prior to the effective time of the merger, and to provide that (a) the Company will not commence a new offering period, (b) no new participants will be permitted into the Company ESPP, and (c) existing participants may not increase their elections with respect to the current offering period. Immediately prior to the effective time of the merger, any then outstanding rights under the plan will terminate and the Company will distribute to each participant in the plan all of his or her accumulated payroll deductions with respect to the offering period then in effect (if any).
Payment for the Shares in the Merger
Prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with a U.S. bank or trust company that will be appointed by Parent (and approved by the Company), as paying agent, in trust for the benefit of the holders of the shares (other than the cancelled shares, converted shares and dissenting shares), cash sufficient to pay the aggregate merger consideration.
As soon as reasonably practicable after the effective time of the merger and in any event not later than the second business day following the closing date, the paying agent will mail to each record holder of shares of common stock that were converted into the merger consideration a letter of transmittal with respect to book-entry shares (to the extent applicable) and certificates that immediately prior to the effective time of the merger represented shares (“certificates”) and instructions for use in effecting the surrender of certificates (or affidavits of losses in lieu thereof) in exchange for the merger consideration. Upon surrender of certificates (or affidavits of loss) or book-entry shares together with such letter of transmittal and such other documents as may be customarily required by the paying agent, the holder of such shares will be entitled to receive cash equal to the total merger consideration for all shares represented by such certificates or book-entry shares. As soon as reasonably practicable after the effective time of the merger and in any event not later than the second business day following the closing date, the paying agent will issue and deliver to each holder of book entry shares a check or wire transfer for an amount equal to the total merger consideration for such shares that are book-entry shares. No interest will be paid or accrued on any amount payable upon surrender of certificates or book-entry shares.
Representations and Warranties
The merger agreement contains a number of representations and warranties made by the Company, on the one hand, and Parent and Merger Sub, on the other hand. The representations and warranties do not survive the effective time of the merger. These representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement, as well as information contained in the documents that the Company filed with the SEC on or after January 29, 2012 and prior to the date of the merger agreement, and information contained in the confidential disclosure letters exchanged between the parties in connection with the merger agreement.
The merger agreement contains representations and warranties of each of the Company and of Parent and Merger Sub as to, among other things:
•
corporate organization, existence, good standing and authority to carry on its business as presently conducted, including, as to the Company, with respect to its subsidiaries;

•
corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•
required regulatory filings and authorizations, consents or approvals of governmental entities;

•
the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the merger agreement;

•
matters relating to information to be included in this proxy statement in connection with the merger;

•
the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Parent and Merger Sub or the Company, as applicable; and

•
the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.

The merger agreement also contains representations and warranties of the Company as to, among other things:
•
the capitalization of the Company, including the Company’s equity awards, and the absence of certain rights to purchase or acquire equity securities of the Company of any of its subsidiaries, the absence of any bonds or other obligations allowing holders the right to vote with stockholders of the Company, the absence of stockholder agreements or voting trusts to which the Company or any of its subsidiaries is a party, and the absence of certain indebtedness;

•
the accuracy of the Company’s filings with the SEC and of financial statements included in the SEC filings;

•
the implementation and maintenance of disclosure controls and internal controls over financial reporting and the absence of certain claims, complaints or allegations with respect thereto;

•
the absence of certain undisclosed liabilities for the Company and its subsidiaries;

•
compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;

•
environmental matters and compliance with environmental laws by the Company and its subsidiaries;

•
the Company’s employee benefit plans and other agreements with its employees;

•
labor matters related to the Company and its subsidiaries;

•
conduct of the Company’s business and the absence of a Company material adverse effect (as defined below) since February 2, 2014;

•
the absence of certain actions by the Company and its subsidiaries since August 3, 2014;

•
the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

•
ownership of or rights with respect to the intellectual property of the Company and its subsidiaries;

•
real property owned or leased by the Company and its subsidiaries;

•
the receipt by the board of an opinion of J.P. Morgan;

•
the vote of stockholders required to adopt the merger agreement;

•
material contracts of the Company and its subsidiaries;

•
the suppliers of the Company and its subsidiaries;

•
insurance policies of the Company and its subsidiaries;

•
the inapplicability of restrictions on business combinations set forth in Section 203 of the DGCL;

•
the absence of certain interested party transactions; and

•
the limitation of the Company’s representations and warranties to those set forth in the merger agreement.

The merger agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:
•
the financing (as defined below) that has been committed in connection with the merger;

•
the termination fee commitment letters delivered by members of the Buyer Group (other than Longview);

•
Parent’s ownership of Merger Sub and the absence of any previous conduct of business by Merger Sub other than in connection with the transactions contemplated by the merger agreement;

•
the absence of any required vote by Parent’s stockholders to approve the merger agreement;

•
the limitation of Parent’s and Merger Sub’s representations and warranties to those set forth in the merger agreement;

•
the absence of agreements with any beneficial owner of more than five percent of the outstanding shares or any executive officer or member of the Company’s board relating to the Company, the merger or the operations of the Company following the effective time of the merger;

•
the absence of any ownership above five percent by Parent, Merger Sub or any of their “affiliates” (as such term is defined under the HSR Rules) (the “HSR Affiliates”) in a person that owns, controls or operates a business engaged in the United States in any of the principal lines of business in which the Company is engaged;

•
the absence of any direct or indirect ownership, as of the date of the merger agreement, by Parent or Merger Sub of common stock or securities convertible into or exchange for common stock; and

•
the solvency of the surviving corporation immediately after giving effect to the transactions contemplated by the merger agreement.

Many of the Company’s representations and warranties in the merger agreement are qualified by materiality qualifications or a “Company material adverse effect” standard.
For purposes of the merger agreement, a “Company material adverse effect” means:
•
a change, event, development or effect that (a) is or would reasonably be expected to be materially adverse to the business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (b) prevents, or would reasonably be expected to prevent, the Company’s ability to consummate the merger prior to the end date, but for purposes of clause (a) does not include changes, events, developments or effects relating to or resulting from:

◦
changes or developments in economic or political conditions or in securities, credit or financial markets;

◦
changes or developments in or affecting the industries in which the Company and its subsidiaries operate, including changes in law or regulation affecting such industries;

◦
the entry into the merger agreement or the public announcement or pendency of the merger or other transactions contemplated by the merger agreement, including the impact on the relationships of the Company or any of its subsidiaries with employees, customers, suppliers or partners;

◦
the identity of Parent or any of its affiliates as the acquiror of the Company, or its or their plans for the Company;

◦
the omission to take any action expressly prohibited by certain provisions of the merger agreement pertaining to the conduct of business by the Company if, prior to the relevant omission to take any such action, the Company seeks in writing the prior approval of Parent to take such action which Parent declines to provide;

◦
the taking of any action required by the merger agreement or any action or inaction expressly consented to by Parent;

◦
any acts of terrorism or war;

◦
any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events;

◦
changes in generally accepted accounting principles or the interpretation thereof;

◦
any shareholder litigation relating to the merger agreement or the transactions contemplated by the merger agreement; or

◦
any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period, or any decline in the market price or trading volume of the common stock (however, the facts, changes, events, developments or effects underlying any such failure or decline may be taken into account in determining whether a Company material adverse effect has occurred);

•
 however, changes, events, developments or effects described in the first, second, seventh, eighth and ninth bullets may be taken into account in determining whether a Company material adverse effect has occurred to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected relative to other participants in the industries in which the Company or its subsidiaries conduct their business.
Certain of the representations and warranties of Parent and Merger Sub are qualified by a “Parent material adverse effect” standard. For the purpose of the merger agreement, a “Parent material adverse effect” with respect to Parent or Merger Sub means an event or effect that prevents or materially delays or materially impairs the ability of Parent or Merger Sub to perform its obligations under the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement (including obtaining the financing necessary to pay the merger consideration).
Conduct of Business Pending the Merger
The merger agreement provides that, subject to specified exceptions in the merger agreement and the disclosure letter delivered by the Company in connection with the merger agreement, during the period from the signing of the merger agreement to the effective time of the merger, except as may be required by law or as consented to by Parent in writing or as expressly required or permitted by the merger agreement, the Company, among other things, will conduct the business of the Company and its subsidiaries in all material respects in the ordinary course of business consistent with past practice and will not, and will not permit any of its subsidiaries to take the following actions (subject to specified exceptions):
•
authorize or pay any dividend on, or make any other distribution with respect to, any shares of its capital stock;

•
split, combine or reclassify any capital stock or issue or authorize or propose the issuance of any securities in respect of, in lieu of or in substitution for shares of its capital stock;

•
except as required by existing written agreements or Company benefit plans, (i) increase the compensation or other benefits payable or provided to the Company’s directors, executives or employees, other than with respect to increases in compensation and benefits to employees having a title of Vice President or below in the ordinary course of business, consistent with past practice not to exceed an aggregate increase of 2.5%, (ii) enter into, amend or terminate any employment, change of control, severance or retention agreements with any employee of the Company or any of its subsidiaries, subject to certain exceptions, (iii) hire any employee or retain any individual independent contractor with annual target cash compensation in excess of  $400,000, (iv) terminate any director, executive or employee with annual target cash compensation in excess of  $400,000, other than for cause, (v) grant to any current or former director, employee or individual independent contractor any equity or equity-based award, or (vi) permit any employee to participate in the Company’s Executive Change in Control Severance Plan other than those employees who are participants as of the date of the merger agreement;

•
enter into or make any loans or advances to any of its executive officers, directors, employees, agents or consultants (other than loans or advances in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, except as required by the terms of any Company benefit plan;

•
materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by generally accepted accounting principles or SEC rules;

•
amend any provision of its certificate of incorporation or bylaws or similar applicable charter or organizational documents;

•
issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable Company option (except as otherwise expressly provided by the terms of the merger agreement or the express terms of any unexercisable options outstanding on the date of the merger agreement), other than issuances of shares of common stock in respect of any exercise of Company options, and settlement of any Company RSU awards or Company PSU awards, in each case outstanding on the date of the merger agreement and in accordance with the terms of the merger agreement;
•
purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

•
incur, assume, guarantee, prepay or otherwise become liable for any indebtedness (as defined in the merger agreement), except in the ordinary course of business in an amount not to exceed $10 million pursuant to the Company’s existing credit agreement or for trade payables, capital lease obligations or obligations issued or incurred as consideration for services or property, including inventory;

•
sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber, or subject to any lien (other than permitted liens) or otherwise dispose of any material portion of its properties or material assets, including any capital stock of subsidiaries;

•
modify, amend, terminate or waive any material rights under any material contract other than in the ordinary course of business consistent with past practice, or enter into any new agreement that would have been considered a specified type of material contract under the merger agreement if it were entered into prior to the date of the merger agreement, other than in the ordinary course of business consistent with past practice;

•
settle any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative above specified monetary thresholds;

•
acquire or dispose (by merger, consolidation, acquisition or disposition of stock or assets or otherwise) assets from or to any other person above specified monetary thresholds, other than acquisitions of merchandise for sale in the Company’s stores;

•
make any loans, advances or capital contributions to, or investments in, any person;

•
merge or consolidate with any other person or restructure, reorganize or completely or partially liquidate;

•
make or authorize any capital expenditures in excess of  $5 million in the aggregate other than those capital expenditures specified in the Company’s capital expenditure budget provided to Parent;

•
enter into any collective bargaining agreement or any agreement with any labor organization, trade union, labor association, or other employee representative;

•
(i) make, change or rescind any material tax election, (ii) change any material method of tax accounting, (iii) file any material amended tax return, (iv) enter into any closing agreement with respect to a material amount of taxes, (v) settle or compromise any audit or proceeding relating to a material amount of taxes, or (vi) surrender any right to claim a material amount of tax refund, in each case, to the extent such action would result in a material increase in the tax liability in excess of the amounts reserved therefor; and

•
agree, in writing or otherwise, to take any of the foregoing actions.

The merger agreement also provides that, between the date of the merger agreement and the effective time of the merger, (i) Parent and Merger Sub will not, and will not permit any of the members of the Buyer Group to take or agree to take any action which would reasonably be expected to result in a Parent material adverse effect, and (ii) Parent and Merger Sub will not, and will not permit any of their HSR affiliates (as defined in the merger agreement) to take any action that has the effect of, or would reasonably be expected to have the effect of, materially delaying or preventing the satisfaction of the closing condition regarding antitrust approvals.

Other Covenants and Agreements
Access and Information
Subject to certain exceptions and limitations, the Company must give Parent and its officers, employees, accountants, consultants, legal counsel, financial advisors, financial sources and agents and other representatives reasonable access during normal business hours, throughout the period prior to the earlier of the effective time of the merger and the termination of the merger agreement, to the Company’s and its subsidiaries’ senior executives, properties, contracts, commitments, books and records, other than any such matters that relate to the negotiation and execution of the merger agreement, or to transactions potentially competing with or alternative to the transactions contemplated by the merger agreement or proposals from other parties relating to any competing or alternative transactions. The Company will also furnish reasonably promptly to Parent and its representatives certain reports and such other information about the Company’s business as may be reasonably requested by Parent that has been or is prepared by the Company (or is readily available without any preparation) in the ordinary course of business.
No Solicitation
The Company agreed that neither it nor any subsidiary nor any of its or their respective affiliates or representatives will, directly or indirectly:
•
solicit, initiate or knowingly encourage or facilitate the making or submission of any alternative proposal (as defined below) or any inquiries, discussions or offers that constitute or could be reasonably expected to lead to any alternative proposal;

•
participate in any discussions or negotiations regarding an alternative proposal with, or furnish any nonpublic information regarding the Company or its subsidiaries in connection with an alternative proposal to, any person that has made or, to the Company’s knowledge, is considering making an alternative proposal (except, in each case, to notify such person as to the existence of the no solicitation provisions of the merger agreement); or

•
enter into any letter of intent, agreement in principle, merger or acquisition agreement or any other agreement relating to or providing for any alternative proposal (except for confidentiality agreements permitted under the merger agreement).

At any time prior to the receipt of the Company stockholder approval of the adoption of the merger agreement, if the Company receives an unsolicited alternative proposal from a third party made after the date of the merger agreement which in the good faith judgment of the board of directors of the Company, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal (as defined below) or could reasonably be expected to result in a superior proposal being made, the Company may take the following actions:
•
furnish nonpublic information to the third party making such alternative proposal pursuant to a confidentiality agreement having provisions as to confidential treatment of information that are substantially similar to the confidentiality provisions of the confidentiality agreements between the Company and certain members of the Buyer Group; and if such nonpublic information is provided to such third party, Parent must, to the extent not previously provided to Parent, provide such information to Parent prior to or at substantially the same time as it being provided to such third party, and

•
engage in discussions or negotiations with the third party with respect to the alternative proposal.

The Company must promptly (and in any event within forty-eight hours) notify Parent of any alternative proposal received by the Company and keep Parent reasonably informed on a reasonably current basis of any material developments regarding any alternative proposals or any material change to the terms of any such alternative proposal.

Except as described below, the board of directors of the Company may not:
•
withdraw, qualify or modify in any manner adverse to Parent, or propose publicly to withdraw, qualify or modify in any manner adverse to Parent, the recommendation of the board for stockholders to adopt the merger agreement (referred to as the “recommendation”);

•
approve, recommend or declare advisable (or propose publicly to approve, recommend or declare advisable) any alternative proposal; or

•
fail to include the recommendation in this proxy statement or fail to recommend against any alternative proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement on Schedule 14D-9 after the commencement of such alternative proposal (any such action referred to in this bullet and in the two previous bullets, a “change of recommendation”).

Notwithstanding the foregoing, prior to obtaining the Company stockholder approval of the adoption of the merger agreement, the board may, in response to a superior proposal received by the Company after the date of the merger agreement on an unsolicited basis, (x) make a change of recommendation or (y) cause the Company to terminate the merger agreement to enter into an agreement with respect to a superior proposal; provided, however, that the board is not entitled to take any such action until:
•
the Company sends written notice to Parent advising Parent that the board intends to make a change of recommendation or to terminate the merger agreement and specifying the reasons therefor, which notice must include a description of the terms and conditions of the superior proposal that is the basis for the proposed action of the board, the identity of the person making the proposal and a copy of any written proposals or proposed definitive agreements (including relating to any debt or equity financing) for such superior proposal;

•
during the three business day period following the date on which the Company’s written notice is received, the Company must, and must cause its representatives to, use commercially reasonable efforts to negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make adjustments to the terms and conditions of the merger agreement; and

•
following the end of such three business day period, the board, after consultation with the Company’s financial advisors and outside legal counsel and taking in account any revisions to the terms and conditions of the merger agreement proposed by Parent, must determine in good faith that the alternative proposal remains a superior proposal; provided, that each time material modifications to the terms of an alternative proposal determined to be a superior proposal are made (it being understood any change to the consideration to be received by the Company’s stockholders in such proposal will be deemed a material modification), the Company must notify Parent of such modification and the time period set forth in immediately preceding bullet will recommence and be extended for two business days from the day of such notification.

Prior to obtaining the Company stockholder approval of the adoption of the merger agreement, the board may also, solely in response to an intervening event (as defined below), make a change of recommendation, if the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to take such action would be inconsistent with its fiduciary duties under applicable law; provided, however, that the board is not be entitled to effect such a change of recommendation until:
•
the Company sends written notice to Parent advising Parent that the board intends to effect such a change of recommendation and specifying the reasons therefor, which notice must include a description of the applicable intervening event;

•
during the three business day period following the date on which the Company’s written notice is received, the Company must, and must cause its representatives to, use commercially reasonable efforts to negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make adjustments to the terms and conditions of the merger agreement; and

•
following the end of such three business day period, the board, after consultation with the Company’s outside legal counsel and taking into account any revisions to the terms and conditions of the merger agreement proposed by Parent, must determine in good faith that the failure of the board to make such a change of recommendation would be inconsistent with its fiduciary duties under applicable law.

Nothing in the merger agreement will prohibit the Company or the board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to make such disclosure would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s stockholders under applicable law; provided, however, that in no event may the board effect a change of recommendation except in accordance with the provisions of the merger agreement described above.
As used in the merger agreement:
•
“alternative proposal” means any bona fide proposal or offer made by any person or group of related persons, and whether involving a transaction or series of related transactions, for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) the acquisition by any person or group of related persons of more than 25% of the assets of the Company and its subsidiaries, on a consolidated basis (in each case, including securities of the subsidiaries of the Company), or (iii) the direct or indirect acquisition by any person or group of related persons of more than 25% of the outstanding shares of common stock;

•
“superior proposal” means a written alternative proposal (substituting “50%” for “25%” that the board determines in good faith, after consultation with the Company’s financial and legal advisors, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of the alternative proposal, including the financing terms thereof, and such other factors as the board considers to be appropriate, to be more favorable to the Company and its stockholders than the transactions contemplated by the merger agreement; and

•
“intervening event” means any material event, change, effect, condition, occurrence or development relating to the Company that

◦
is unknown and not reasonably foreseeable to the board as of the date of the merger agreement, or if known and reasonably foreseeable to the board, the material consequences of which were not known and reasonably foreseeable to the board as of the date of the merger agreement;

◦
does not relate to the fact, in each case in and of itself, that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date of the merger agreement, or changes, in each case in and of itself, after the date of the merger agreement in the market price or trading volume of the shares or the credit rating of the Company; and

◦
does not relate to any alternative proposal.

Stockholder Meeting
The Company will take all action required under the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of this proxy statement for the purpose of obtaining the approval of the Company’s stockholders to adopt the merger agreement and subject to a change of recommendation being made in accordance with the provisions of the merger agreement, will use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement.

Employee Matters
From and after the effective time of the merger, the Company will, and Parent will cause the Company to, honor all benefit plans in accordance with their terms as in effect immediately before the effective time of the merger. For a period of one year following the effective time of the merger, Parent will provide, or will cause to be provided, to current employees of the Company and its subsidiaries who remain so employed (a) base compensation and bonus opportunities that, in each case, are no less favorable than were provided to the employee immediately before the effective time of the merger, and (b) all other compensation and employee benefits that are comparable in the aggregate to those provided to the employee immediately before the effective time of the merger (though the Company may, in lieu of granting equity awards to any particular employee, grant to such employee cash or other awards).
For all purposes (including purposes of vesting, eligibility to participate, and level of benefits) under the employee benefit plans of Parent and its subsidiaries providing benefits to any Company employees after the effective time of the merger (the “New Plans”), each Company employee will be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the effective time of the merger, to the same extent as such Company employee was entitled, before the effective time of the merger, to credit for such service under any similar benefit plan in which the Company employee participated or was eligible to participate immediately prior to the effective time of the merger, subject to certain exceptions. In addition, (a) each Company employee will be immediately eligible to participate, without any waiting time, in any and all New Plans that are health and welfare plans to the extent coverage under the plan is comparable to a benefit plan in which the Company employee participated immediately before the effective time of the merger, and (b) for purposes of each New Plan providing medical, dental, pharmaceutical, and/or vision benefits to any Company employee, (i) Parent will cause all pre-existing condition exclusions and actively-at-work requirements of the New Plan to be waived for such employee and his or her covered dependents to the extent such conditions would have been waived under the comparable plans of the Company or its subsidiaries in which such employee participated immediately prior to the effective time of the merger, and (ii) Parent will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Company benefit plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
Pursuant to the merger agreement, the Company may establish (and has established) a cash-based retention program in the aggregate amount of  $10 million to promote retention and to incentivize efforts to consummate the merger. Under the retention program, one-half of any payments will be paid upon the 90th day following the closing date and one-half of any payments will be paid upon the 120th day following the closing date, in each case, subject to continued employment with the Company and its subsidiaries through such date; however, if an award recipient’s employment with the Company is terminated due to a qualifying termination prior to any scheduled payment date, then the unpaid portions of the payments will be paid upon the date of the individual’s qualifying termination. Amounts under the retention program will be allocated among the employees of the Company and its subsidiaries identified, and in the amounts and other terms determined, by the Chief Executive Officer of the Company (or his designees), though the retention award allocated to any employee may not exceed $650,000. If a retention award or portion thereof under the retention program is forfeited by a participant, the Chief Executive Officer of the Company (or his designees) may reallocate the retention award (or unpaid portion thereof) to existing employees or new hires of the Company and its subsidiaries (subject to the $650,000 limitation specified above).
Under the merger agreement, Parent has acknowledged that a “change of control” (or similar phrase) within the meaning of the Company’s benefit plans will occur at or prior to the effective time of the merger, as applicable, except to the extent doing so would result in “additional tax” under Section 409A of the Code.

Efforts to Complete the Merger
Each of the parties to the merger agreement must use its reasonable best efforts to take promptly, or to cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement.
Each of the parties to the merger agreement was required to promptly, and in no event later than 10 business days after the date of the merger agreement, file all required Notification and Report Forms under the HSR Act and is required to, among other things, use best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act. Each of the parties to the merger agreement was also required to promptly file any and all required applications and notifications under the Competition Act (Canada), including a submission requesting an advance ruling certificate, and is required to use best efforts to cause the expiration or termination of any applicable waiting periods under the Competition Act, except that the parties will only make a filing pursuant to Part IX of the Competition Act.
Indemnification of Directors and Officers; Insurance
For a period of six years following the effective time of the merger, the surviving corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the effective time of the merger or in indemnification or similar agreements of the Company or its subsidiaries with certain of their respective directors, officers or employees as in effect immediately prior to the effective time of the merger, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors or officers of the Company or any of its subsidiaries. All rights of indemnification with respect to any claim made within that six-year period will continue until the disposition of the action or resolution of the claim.
Further, each of Parent and the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing, subject to the undertaking described below) each current and former director, officer or employee of the Company or any of its subsidiaries (and each person who served at the Company’s request as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each such person to the fullest extent permitted by law following receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person was not entitled to such indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the effective time of the merger.
For a period of six years from the effective time of the merger, Parent and the surviving corporation will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger; however, the surviving corporation will not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of the merger agreement. At the Company’s option, the Company may purchase, prior to the effective time of the merger, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger, covering without limitation the transactions contemplated by the merger agreement; however, the Company may not spend more than 350% of the last annual premium paid by the Company prior to the date of the merger agreement in respect of such “tail” policy and if the cost of such “tail” policy would otherwise exceed such amount, the Company will purchase as much coverage as reasonably practicable for a cost not exceeding such amount. If the Company does not elect to purchase a prepaid “tail” policy, Parent may, at its option, at or after the effective time of the merger, purchase a “tail” policy.

Financing
Parent will take all actions to obtain the proceeds of the cash equity committed pursuant to the equity financing commitment letters and to cause the shares subject to the rollover agreement to be contributed and transferred as provided therein prior to the end date. Parent will use its reasonable best efforts to obtain the proceeds of the debt financing on the terms and conditions described in the merger agreement and in the debt commitment letter, including:
•
maintaining in effect the debt commitment letter;

•
negotiating definitive agreements with respect to the debt financing consistent with the terms and conditions contained therein or such other terms that are acceptable to Parent and would not adversely affect the ability of Parent and Merger Sub to consummate the transactions contemplated by the merger agreement; and

•
taking into account the expected timing of the marketing period, satisfying (or obtaining the waiver of) on a timely basis all conditions in the commitment letters and the definitive agreements regarding the debt financing and complying in all material respects with its obligations thereunder.

In the event that all conditions contained in the commitment letters (other than, with respect to the debt financing, the availability of the cash equity) have been satisfied (or upon funding will be satisfied), Parent will use its reasonable best efforts to cause each lender and will cause each equity investor to fund its respective committed portion of the financing required to consummate the transactions contemplated by the merger agreement and to pay related fees and expenses on the closing date. In the event that all conditions contained in the rollover agreement have been satisfied (or upon funding will be satisfied), Parent will cause the shares subject to rollover agreement to be transferred and contributed pursuant to the terms thereof.
Parent will not, without the prior written consent of the Company, permit any amendment or modification to, or any waiver of any provision or remedy under any commitment letters or related fee letters if such amendment, modification, waiver or remedy:
•
adds new conditions (or modifies any existing condition in a manner adverse to Parent or the Company or the transactions contemplated by the merger agreement);

•
reduces the amount of the financing;

•
adversely affects the ability of Parent to enforce its rights against other parties to the commitment letters or the definitive agreements regarding the debt financing as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against such other parties to the commitment letters as in effect on the date of the merger agreement or in the definitive agreements regarding the debt financing; or

•
taking into account the expected timing of the marketing period, would reasonably be expected to prevent, impede or delay the consummation of the merger and the other transactions contemplated by the merger agreement.

In the event that any portion of the debt financing becomes unavailable, regardless of the reason therefor Parent will:
•
use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with cash equity and the available portion of the debt financing to consummate the transactions contemplated by the merger agreement and to pay related fees and expenses) from the same or other sources and which do not include any conditions to the consummation of such alternative debt financing that are more onerous to Parent than the conditions set forth in the debt financing and are otherwise on terms no less favorable to Parent than such unavailable debt financing (including the “flex” provisions of the related fee letter); and

•
promptly notify the Company of such unavailability and the reasons therefor.

For the purposes of the merger agreement, the term “debt commitment letters” will be deemed to include any commitment letter (or similar agreement) with respect to any alternative financing arranged in compliance with the merger agreement (and any debt commitment letter remaining in effect at the time in question).
Parent will provide the Company with prompt notice, subject to certain exceptions, of  (1) any material breach or default by any party to any commitment letters or the definitive agreements of which Parent gains knowledge or any termination of any of the commitment letters and (2) the receipt of any written notice or other written communication from any lender, equity investor, or other financing source with respect to any breach, default, termination or repudiation by any party to any commitment letters or the definitive agreements or any provision thereof.
Prior to the closing, the Company will, and will cause each of its subsidiaries to, provide and will use its reasonable best efforts to cause its representatives to provide all cooperation reasonably requested by Parent in connection with the arrangement of the debt financing (however, such requested cooperation may not unreasonably interfere with the ongoing operations of the Company and its subsidiaries), including by:
•
preparing and furnishing Parent, Merger Sub and their financing sources as promptly as reasonably practicable all required information and all other financial and pertinent information and disclosures regarding the Company and its subsidiaries as may be reasonably requested by Parent or Merger Sub to assist in the preparation of the offering documents and all supplements thereto and assist in the preparation of the pro forma financial statements referred to in the debt commitment letters;

•
participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies and assisting with the preparation of materials for rating agency presentations, road show presentations, offering memoranda and bank information memoranda;

•
assisting reasonably in the preparation of one or more credit or other agreements, as well as any pledge and security documents, and other definitive financing documents, collateral filings or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral;

•
executing and delivering any necessary and customary pledge and security documents, guarantees, mortgages, collateral filings, other definitive financing documents in connection with such debt financing or other certificates or documents as may reasonably be requested by Parent and reasonably facilitating the taking of all corporate actions by the Company and its subsidiaries with respect to entering such definitive financing documents and otherwise necessary to permit consummation of the debt financing;

•
cooperating reasonably with the lenders’ due diligence, to the extent customary and reasonable, in connection with the debt financing;

•
using reasonable best efforts to obtain (i) drafts of customary “comfort” letters of independent accountants of the Company (which must include customary “negative assurance” comfort) prior to the beginning of the marketing period, (ii) surveys and title insurance as reasonably requested by Parent as necessary and customary for financings similar to the debt financing, and (iii) legal opinions of in-house or “local” counsel customary for financings similar to the debt financing;

•
reasonably assisting Parent in procuring a public corporate credit rating and a public corporate family rating in respect of the relevant borrower or issuer under the debt financing and public ratings for the debt financing or notes to be offered in connection with the debt financing;

•
permitting the prospective lenders involved in the debt financing to evaluate the Company’s inventory, current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and assisting Parent with the establishment of bank and other accounts and blocked account and control agreements of the Company and one or more of its subsidiaries in connection with the foregoing, in each case to the extent customary and reasonable;

•
obtaining a certificate of the chief financial officer of the Company with respect to solvency matters, obtaining customary authorization letters with respect to the bank information memoranda from a senior officer of the Company, using reasonable best efforts to deliver any borrowing base certificates requested by Parent a reasonable time prior to Closing pursuant to the debt commitment letter and using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the debt financing; and

•
providing all documentation and other information about the Company that is reasonably requested by the lenders and the lenders reasonably determine is required by applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act, to the extent requested by Parent within a specified time frame.

The foregoing notwithstanding, (i) neither the Company nor its subsidiaries, nor any persons who are directors of the Company or its subsidiaries will be required to pass resolutions or consents to approve or authorize the execution of the debt financing or execute or deliver any certificate, document, instrument or agreement that is effective prior to the effective time of the merger or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the effective time of the merger (other than any authorization letter with respect to the bank information memoranda), (ii) no obligation of the Company or any of its subsidiaries or any of their respective representatives pursuant to the foregoing (other than any authorization letter with respect to the bank information memoranda) will be effective until the effective time of the merger (other than any authorization letters with respect to the bank information memoranda) and (iii) none of the Company or its subsidiaries nor any of their respective representatives will be required to pay any commitment or other similar fee or incur any other cost or expense that is not promptly reimbursed by Parent in connection with the debt financing at or prior to the closing. The merger agreement does not require the Company or any of its subsidiaries, prior to the closing, to be an issuer or other obligor with respect to the debt financing.
Parent will promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its subsidiaries or their respective representatives in connection with such cooperation and will indemnify and hold harmless the Company and its subsidiaries and their respective representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the debt financing, any action taken by them at the request of Parent and any information utilized in connection therewith (other than information provided by the Company or its subsidiaries).
For the purposes of the merger agreement, “required information” means, subject to specified exceptions, (i) financial statements required pursuant to the debt commitment letter, as in effect on the date of the merger agreement, (ii) all other financial statements and financial and other data and information regarding the Company and its subsidiaries of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-1, and of the type and form and for the periods, in each case, customarily included in offering documents used to syndicate credit facilities of the type to be included in the debt financing and in offering documents used in private placements of debt securities under Rule 144A of the Securities Act and (iii) all other data that would be necessary for the underwriter or initial purchaser of an offering of such securities to receive customary “comfort” (including customary “negative assurance” comfort) from independent accountants in connection with such an offering which such auditors are prepared to provide upon completion of customary procedures.
Other Covenants
The merger agreement contains additional agreements between the Company, Parent and Merger Sub relating to, among other matters:
•
the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC with respect to this proxy statement);

•
antitakeover statutes or regulations that become applicable to the transactions contemplated by the merger agreement;

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the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the merger agreement;

•
restrictions on additional holders of shares rolling over such shares in exchange for equity interests in Parent;

•
the notification of specified matters and the settlement of stockholder litigation in connection with the merger agreement;

•
actions to cause the disposition of equity securities of the Company held by each individual who is a director or officer of the Company pursuant to the transactions contemplated by the merger agreement to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act;

•
resignations of the members of the board who are in office immediately prior to the effective time of the merger;

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the de-listing of the common stock from the NASDAQ Global Select Market and the deregistration under the Exchange Act;

•
the treatment of certain outstanding indebtedness of the Company; and

•
the sale of marketable securities and transfer of cash from subsidiaries to the Company prior to the closing.

Conditions to the Merger
The obligations of the Company, Parent and Merger Sub to effect the merger are subject to the fulfillment (or waiver by Parent and the Company), at and as of the closing, of the following conditions:
•
the adoption of the merger agreement by the required vote of the stockholders;

•
the absence of any injunction or similar order by any U.S. or Canadian governmental entity of competent jurisdiction which prohibits the consummation of the merger and the absence of any law enacted, entered or promulgated by any U.S. or Canadian governmental entity after the date of the merger agreement that, in any case, prohibits or makes illegal the consummation of the merger and continues to be in effect; and

•
the expiration or termination of any applicable waiting period under the HSR Act and the Canadian Competition Act relating to the merger.

The obligation of Parent and Merger Sub to consummate the merger is subject to the fulfillment (or waiver by Parent and Merger Sub) of the following conditions:
•
(i) certain representations and warranties of the Company with respect to capital stock (including equity awards) are true and correct in all respects (except for only de minimis inaccuracies), as of the date of the merger agreement and as of the closing date, as though made on and as of such date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date), (ii) the representations and warranties of the Company with respect to organization, qualification, voting agreements, indebtedness, exercise price of options, corporate authority, the receipt of a fairness opinion and the applicability of certain antitakeover statutes are true and correct (without giving effect to any “materiality,” “in all material respects,” “Company material adverse effect” or similar qualifiers) in all material respects as of the date of the merger agreement and as of the closing date, as though made on and as of such date (except to the extent any such representation and warranty expressly is made as of an different date, in which case as of such date), (iii) the representations and warranties of the Company with respect to the absence of any Company material adverse effect (a) from February 2, 2014 through the date of the merger agreement and (b) since the date of the merger agreement are true and correct in all respects, as of the date of the merger agreement and as of the closing date, as though made on and as of such date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date) and (iv) the other representations and warranties of the Company are true and correct (without giving effect to any “materiality,” “in all material respects,” “Company material adverse effect” or similar qualifiers) as of the date of the merger agreement and as of the closing date, as if made at and as of such time (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct has not had, individually or in the aggregate, a Company material adverse effect;
•
the Company has performed in all material respects all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time of the merger; and

•
the Company has delivered to Parent a certificate, dated as of the closing date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions in the two bullets above have been satisfied.

The obligation of the Company to effect the merger is subject to the fulfillment (or waiver by the Company) of the following additional conditions:
•
The representations and warranties of Parent and Merger Sub are true and correct as of the date of the merger agreement and as of the closing date, as though made on and as of such date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct has not had, individually or in the aggregate, a Parent material adverse effect;

•
Parent and Merger Sub have performed in all material respects all obligations and complied with all covenants required by the merger agreement to be performed or complied with by them prior to the effective time of the merger; and

•
Parent has delivered to the Company a certificate, dated as of the closing date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions in the two bullets above have been satisfied.

None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger, on the failure of any condition set forth above to be satisfied if such failure was primarily caused by such party’s breach of any provision of the merger agreement.
Termination
The merger agreement may be terminated and abandoned at any time prior to the effective time of the merger:
•
by mutual written consent of the Company and Parent;

by either the Company or Parent, if:
•
the effective time of the merger has not occurred on or before the end date (June 14, 2015) and the party seeking to terminate the merger agreement pursuant to this provision: (i) has not breached in any material respect its obligations under the merger agreement in any manner that contributed to the failure to consummate the merger on or before such date and (ii) has used such efforts as may be required by the merger agreement to obtain antitrust approvals and the financing on or before such date;

•
any governmental entity of competent jurisdiction has issued or entered an injunction or similar order permanently enjoining or prohibiting the consummation of the merger and such injunction or order has become final and non-appealable, provided that the party seeking to terminate the merger agreement pursuant to this provision: (i) has not breached in any material respect its obligations under the merger agreement in any manner that contributed to such injunction or order and (ii) has used the efforts as may be required by the merger agreement to prevent, oppose and remove such injunction or order; or

•
the Company’s stockholder meeting for the purpose of obtaining the required vote of the Company’s stockholders to adopt the merger agreement (including any adjournments or postponements thereof) has been held and been concluded and such vote has not been obtained;

by the Company:
•
if Parent or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform, (i) results in a failure of a condition to the Company’s obligation to complete the merger or results in the failure of the closing to occur, and (ii) cannot be cured by the end date, or, if curable, is not cured within 30 business days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided that the Company will not have a right to terminate the merger agreement pursuant to this provision if the Company is then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement;

•
at any time prior to obtaining the Company stockholder approval and in accordance with the change of recommendation provisions described above, if and only if  (i) prior to or substantially concurrent with such termination, the Company has paid the Company termination fee (defined below) to Parent and (ii) promptly after such termination, the Company enters into a definitive agreement with respect to the superior proposal that remained a superior proposal following the Company’s compliance with the procedures (including the negotiation requirements) in the change of recommendation provisions described above; or

•
if  (i) the merger is not consummated within two business days of the first date upon which Parent was required to consummate the closing pursuant to the merger agreement and (ii) the Company was ready, willing and able to consummate the merger and provided written notice to Parent confirming such fact at least one business day prior to such first date that Parent was required to consummate the closing pursuant to the merger agreement; or

by Parent:
•
prior to the Company meeting, if there is a change of recommendation; or

•
if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform, (i) results in a failure of a condition to Parent’s and Merger Sub’s obligations to complete the merger or results in the failure of the closing to occur and (ii) cannot be cured by the end date, or, if curable, is not cured within 30 days following Parent’s delivery of written notice of such breach or failure to the Company stating Parent’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided that Parent will not have a right to terminate the merger agreement pursuant to this provision if Parent or Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement.

Termination Fees
Company Termination Fee
The Company will pay to Parent (or one or more of its designees) a termination fee in the event that:
•
the Company has terminated the merger agreement to enter into a superior proposal;

•
Parent has terminated the merger agreement because of a change of recommendation; or

•
(x) after the date of the merger agreement, any alternative proposal (substituting 50% for the 25% threshold set forth in the definition of  “alternative proposal”) (such proposal is referred to as a “qualifying transaction”) is publicly proposed or publicly disclosed prior to the Company’s stockholder meeting and not withdrawn at least two business days’ prior to the Company’s stockholder meeting with respect to a termination in the event the Company stockholder vote is not received, is proposed to the Company or publicly disclosed prior to the end date with respect to a termination as a result of the end date being reached or is proposed to the Company or publicly disclosed prior to the event giving rise to the termination right with respect to a termination as a result of the Company’s material breach; (y) the merger agreement is terminated by Parent or the Company because the effective time of the merger has not occurred on or before the end date (if, and only if, the Company meeting to adopt the merger agreement has not been held and concluded prior to such termination) or because the Company’s stockholder meeting has been held and concluded and the Company stockholder approval was not received or the merger agreement is terminated by Parent as a result of the Company’s material breach and (z) concurrently with or within 12 months after such termination, the Company enters into a definitive agreement providing for a qualifying transaction or completes a qualifying transaction.
The amount of the termination fee will be $255 million in cash (the “Company termination fee”) less any amounts previously paid to Parent (or its designee(s)) for reimbursement of Parent’s (and its affiliates’) expenses as described below.
Reimbursement of Parent’s Expenses
In the event the merger agreement is terminated by Parent or the Company because the Company’s stockholder meeting has been held and concluded and the Company stockholder approval was not received or the merger agreement is terminated by Parent as a result of the Company’s material breach (due to a willful and material breach of any representation or covenant by the Company), then the Company will pay to Parent all reasonable out-of-pocket expenses incurred by Parent, Merger Sub, the Buyer Group or their respective affiliates in connection with the merger agreement and the transactions contemplated by the merger agreement, which amount may not be greater than $15,000,000 in the aggregate.
Parent Termination Fee
Parent will pay to the Company a reverse termination fee of  $510 million in cash (the “Parent termination fee”) in the event that (i) the Company terminates the merger agreement as a result of Parent’s or Merger Sub’s material breach or if the merger was not consummated by the second business day after it was required to have been consummated by Parent or (ii) either Parent or the Company terminates the merger agreement as a result of the end date being reached and at such time the Company could have terminated the merger agreement as described in the preceding clause (i).
Limitations of Liability
The maximum aggregate liability of Parent, Merger Sub and their affiliates for any losses, damages or liabilities arising out of or related to the merger agreement, the transactions contemplated by the merger agreement, the failure of the closing to be consummated, the termination fee commitment letters, the commitment letters and the financings contemplated therein is limited to the amount of the Parent termination fee. The maximum aggregate liability of the Company for a breach of the merger agreement is limited to $510 million.
Expenses
All costs and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring or required to incur the expenses, except as otherwise provided above and the costs related to this proxy statement and regulatory filings will be shared equally between the Company and Parent.
Specific Performance
In the event of a breach or threatened breach of any covenant or obligation in the merger agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and an injunction restraining such breach or threatened breach.

Each of the parties agreed under the merger agreement not to oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the merger agreement or the financing and to enforce specifically the terms and provisions of the merger agreement or the financing will not be required to provide any bond or other security in connection with any such order or injunction.
Notwithstanding the foregoing, the Company will be entitled to seek specific performance of Parent’s obligation to cause the equity financing to be funded and the rollover equity to be transferred and contributed or to effect the closing in accordance with the terms of the merger agreement if and only if:
•
all of the conditions to Parent’s and Merger Sub’s obligations to close the merger have been satisfied (other than those conditions that, by their nature, are to be satisfied at the closing (but subject to the satisfaction of such conditions at the closing)) at the time when the closing is required to occur pursuant to the merger agreement;

•
the debt financing has been funded or will be funded at the closing on the terms set forth in the debt commitment letters if the cash equity is funded at the closing (and, with respect to the rollover equity, the cash equity has been funded or will be funded at the closing on the terms set forth in the applicable equity financing commitment letters); and

•
the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the cash equity and the debt financing are funded and the rollover equity contributed, then the Company will consummate the merger.

Amendments; Waiver
At any time prior to the effective time of the merger, any provision of the merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. However, after the adoption of the merger agreement by the Company’s stockholders, if any such amendment or waiver will by applicable law or in accordance with the rules and regulations of NASDAQ require further approval of the Company’s stockholders, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of the Company.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
(PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the payment by the Company of certain compensation to the named executive officers of the Company that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the compensation proposal, gives the Company’s stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This compensation is summarized in the table under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger,” including the footnotes to the table.
The board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The board unanimously recommends that the Company’s stockholders approve the following resolution:
“RESOLVED, that the stockholders of PetSmart, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by the Company to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table.”
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.
The above resolution approving the merger-related compensation of the Company’s named executive officers on an advisory basis will require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote thereon.
The board unanimously recommends a vote “FOR” the compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)
The Company’s stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the board to any date for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting. If there is not a quorum present at the special meeting, under our bylaws the special meeting may be adjourned by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented at the meeting. In addition, the board could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. PetSmart does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote thereon.
The board unanimously recommends a vote “FOR” the adjournment proposal.

MARKET PRICE OF THE COMPANY’S COMMON STOCK
The common stock is traded on NASDAQ under the symbol “PETM.”
The following table sets forth during the calendar periods indicated the high and low sales prices of common stock:
	Market Price
	High	Low
2015
First Quarter (through January 30, 2015)	$81.95	$81.00
2014
First Quarter	$72.04	$61.47
Second Quarter	$70.12	$54.69
Third Quarter	$72.35	$59.25
Fourth Quarter	$81.97	$63.21
2013
First Quarter	$68.99	$60.15
Second Quarter	$69.89	$60.42
Third Quarter	$75.84	$66.21
Fourth Quarter	$76.23	$68.42
2012
First Quarter	$57.41	$48.63
Second Quarter	$68.16	$52.67
Third Quarter	$71.04	$62.70
Fourth Quarter	$70.34	$63.47
The closing sale price of our common stock on December 12, 2014, which was the last trading day before the merger was publicly announced, was $77.67 per share. On January 30, 2015, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $81.71 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 29, 2015 with respect to:
•
each person known by us to own beneficially greater than 5% of the outstanding shares of our common stock;

•
each member of our board and each named executive officer; and

•
the members of our board and our executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table below is 19601 North 27th Avenue, Phoenix, Arizona 85027.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 99,455,151 shares of common stock outstanding on January 29, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 29, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders:
Longview Asset Management, LLC(1)	8,214,170	8.3%
The Vanguard Group, Inc(2)	7,404,716	7.1%
JANA Partners LLC(3)	5,050,107	5.1%

(1)
Information is based solely upon a Schedule 13D/A filed by Longview Asset Management, LLC on December 19, 2014, which reported that Longview Asset Management, LLC has an aggregate beneficial ownership of 8,214,170 shares.

(2)
Information is based solely upon a Schedule 13G/A filed by Vanguard Group Inc on February 11, 2014, which reported that Vanguard Group Inc has sole voting power with respect to 164,739 shares, sole dispositive power with respect to 7,249,877 shares and an aggregate beneficial ownership of 7,404,716 shares.

(3)
Information is based solely upon a Schedule 13D/A filed by JANA Partners LLC on January 26, 2015, which reported that JANA Partners LLC has sole voting power with respect to 5,050,107 shares, sole dispositive power with respect to 5,050,107 shares and an aggregate beneficial ownership of 5,050,107 shares.

Directors and Executive Officers:	Shares Owned	Shares Covered by Exercisable Options	Shares of Restricted Stock	Total Beneficial Ownership	Percent of Common Stock
David K. Lenhardt*	140,869	151,743	—	292,612	0.3%
Dr. Angel Cabrera*	11,817	—	1,643	13,460	0.0%
Rita V. Foley*	23,875	—	1,643	25,518	0.0%
Rakesh Gangwal*	44,402	—	1,643	46,045	0.0%
Joseph S. Hardin, Jr.*	35,854	—	1,643	37,497	0.0%
Gregory P. Josefowicz*	27,113	—	1,643	28,756	0.0%

Directors and Executive Officers:	Shares Owned	Shares Covered by Exercisable Options	Shares of Restricted Stock	Total Beneficial Ownership	Percent of Common Stock
Richard K. Lochridge*	12,764	—	1,643	14,407	0.0%
Barbara A. Munder*	38,663	—	1,643	40,306	0.0%
Elizabeth Nickels*	1,878	—	1,643	3,521	0.0%
Thomas G. Stemberg*	40,296	—	1,643	41,939	0.0%
Phil Bowman*	200	—	—	200	0.0%
Matt McAdam*	1,337	15,784	—	17,121	0.0%
Carrie Teffner*	—	5,208	—	5,208	0.0%
Bruce Thorn*	6,732	36,391	—	43,123	0.0%
Eddie Burt*	5,187	27,806	—	32,993	0.0%
Paulette Dodson*	—	7,765	—	7,765	0.0%
Erick Goldberg*	—	1,967	—	1,967	0.0%
Chris McCurdy*	—	11,779	—	11,779	0.0%
Mike Goodwin*	—	—	—	—	0.0%
Brock Weatherup*	—	—	—	—	0.0%
Helen Wallace*	—	—	—	—	0.0%
All directors and executive officers as a group (21 persons)	390,987	258,443	14,787	664,217	0.7%

*
Indicates ownership of less than one percent.

RIGHTS OF APPRAISAL
The following discussion summarizes appraisal rights under the DGCL. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, referred to as “Section 262,” which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Under Section 262, holders of shares of common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.
ANY HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK, PETSMART BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
Filing Written Demand
Any holder of common stock wishing to exercise appraisal rights must, before the stockholder vote on the adoption of the merger agreement at the special meeting is taken, deliver to PetSmart a written demand for the appraisal of the stockholder’s shares, and not vote in favor of the adoption of the merger agreement. A holder of common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. The holder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will effectively constitute a waiver of the stockholder’s right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform PetSmart of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record. The demand should set forth the registered holder’s name as it appears on the holder’s stock certificates. A demand for appraisal will be sufficient if it reasonably informs PetSmart of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
All written demands for appraisal pursuant to Section 262 should be sent or delivered to PetSmart at:
PetSmart, Inc.
19601 North 27th Avenue
Phoenix, Arizona 85027
Attention: General Counsel and Secretary
At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to PetSmart, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of PetSmart, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If PetSmart, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
Within ten days after the effective date of the merger, PetSmart, as the surviving corporation, must notify each holder of common stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement, of the date on which the merger became effective.
Filing a Petition for Appraisal
Within 120 days after the effective date of the merger, but not thereafter, PetSmart, as the surviving corporation, or any holder of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. PetSmart, as the surviving corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that PetSmart as the surviving corporation will file a petition. Accordingly, any holders of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from PetSmart as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by PetSmart as the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. The foregoing notwithstanding, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from PetSmart as the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for an appraisal is timely filed by a holder of shares of common stock and a copy thereof is served upon PetSmart as the surviving corporation, PetSmart as the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. The Delaware Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although PetSmart believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Parent, Merger Sub nor PetSmart anticipate offering more than the applicable merger consideration to any stockholder of PetSmart exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the applicable merger consideration.
The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder is responsible for his or her attorneys’ fees or the fees and expenses of experts, but, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of the Company’s common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective time of the merger.
If any stockholder who demands appraisal of shares of common stock under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless PetSmart has received contrary instructions from one or more of the stockholders. PetSmart will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to PetSmart, Inc., Attn: Corporate Secretary, 19601 North 27th Avenue, Phoenix, Arizona 85027, or by calling (623) 587-2025. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.
SUBMISSION OF STOCKHOLDER PROPOSALS
If the merger is completed, we may not hold an annual meeting of stockholders in 2015. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2015 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2015 annual meeting will be held. If the 2015 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2015 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2015 annual meeting of stockholders (if one is held) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must have been received by our Secretary no later than January 8, 2015. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act and under our bylaws, such proposals must have been received by our Secretary by January 8, 2015.
In addition to the requirements of the SEC described in the preceding paragraph, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by us or otherwise brought before the meeting by or at the direction of our board or by a stockholder entitled to vote at the meeting and who complies with the following notice procedures.
For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to our Secretary and such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not later than the close of business on the 120th day prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders or any longer period provided for by applicable law. For a stockholder nomination for election to our board or a proposal of business to be considered at the 2015 annual meeting of stockholders, it should have been properly submitted to our Secretary no later than January 8, 2015. However, if the date of the 2015 Annual Meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2014 Annual Meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made.
For each individual that a stockholder proposes to nominate as a director, such notice must set forth all of the information required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case under applicable law. For any other business that a stockholder desires to bring before an annual meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides notice for either event described above, such notice must include the following information:
•
the name and address of the stockholder as it appears on our books;

•
the name and address of the beneficial owner, if any, as it appears on our books; and

•
the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

If we increase the number of directors to be elected at an annual meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased board made by us at least 100 days prior to the anniversary of the date the previous year’s proxy statement was first mailed to stockholders, a stockholder’s notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Secretary at PetSmart, Inc., Attn: Corporate Secretary, 19601 North 27th Avenue, Phoenix, Arizona, 85027, not later than the close of business on the 10th day following the day on which the public announcement is first made.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
The Company will make available a copy of its public reports, without charge, upon written request to PetSmart, Inc., Attn: Corporate Secretary, 19601 North 27th Avenue, Phoenix, Arizona 85027. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company and in no event later than five business days prior to the date of the special meeting, or no later than February 27, 2015. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to PetSmart, Inc., Attn: Corporate Secretary, 19601 North 27th Avenue, Phoenix, Arizona 85027.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the special meeting:
•
Annual Report on Form 10-K for the Fiscal Year February 2, 2014, filed with the SEC on March 27, 2014;

•
Quarterly Reports on Form 10-Q, filed with the SEC on May 29, 2014, August 28, 2014 and November 26, 2014;

•
Definitive Proxy Statement for the Company’s 2014 Annual Meeting, filed with the SEC on May 8, 2014; and

•
Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on June 23, 2014, August 20, 2014, filed September 22, 2014, December 15, 2014, December 16, 2014 and January 12, 2015.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated February 2, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
ARGOS HOLDINGS INC.,
ARGOS MERGER SUB INC.,
and
PETSMART, INC.
Dated as of December 14, 2014

A-i

A-ii

A-iii

Table of Defined Terms
Action	A-32
Affiliates	A-48
Agreement	A-1
Alternative Proposal	A-27
Antitrust Filings	A-30
Book-Entry Shares	A-3
Business Day	A-48
Canadian Antitrust Filings	A-30
Cancelled Shares	A-3
Capitalization Date	A-7
Cash Equity	A-19
Certificate of Merger	A-2
Certificates	A-3
Change of Recommendation	A-26
Closing	A-1
Code	A-4
Commitment Letters	A-19
Common Stock	A-2
Company	A-1
Company Benefit Plans	A-48
Company Disclosure Letter	A-6
Company Employees	A-28
Company Equity Awards	A-48
Company ESPP	A-6
Company Material Adverse Effect	A-7
Company Material Contract	A-16
Company Meeting	A-28
Company Option	A-5
Company Permits	A-11
Company PSU Award	A-5
Company Restricted Stock	A-6
Company RSU Award	A-5
Company SEC Documents	A-9
Company Stockholder Approval	A-15
Company Termination Fee	A-41
Competition Act	A-9
Confidentiality Agreements	A-25
Converted Shares	A-3
Debt Commitment Letter	A-19
Debt Financing	A-19
Definitive Agreements	A-33
DGCL	A-1
Dissenting Shares	A-3
Effective Time	A-2
End Date	A-40
Environmental Law	A-11
Equity Financing Commitment Letters	A-19
Equity Investors	A-19
ERISA	A-48
ERISA Affiliate	A-48
Exchange Act	A-48
Exchange Fund	A-3
Fair Value	A-22
Financing	A-19
First Date	A-41
GAAP	A-49
Governmental Entity	A-9
Hazardous Substance	A-11
HSR Act	A-9
HSR Affiliate	A-21
HSR Filings	A-30
Indebtedness	A-49
Indemnified Party	A-32
Intellectual Property	A-14
Intervening Event	A-49
Intervening Event Notice	A-27
J.P. Morgan	A-15
Knowledge	A-49
Law	A-11
Laws	A-11
Lender Related Party	A-49
Lenders	A-19
Letter of Credit Facility	A-37
Letter of Credit Facility Termination	A-37
Lien	A-49
Marketing Period	A-49
Merger	A-1
Merger Consideration	A-2
Merger Sub	A-1
Multiemployer Plan	A-50
NASDAQ	A-50
New Plans	A-28
Offering Documents	A-50
Old Plans	A-28

A-iv

Parent	A-1
Parent Approvals	A-18
Parent Disclosure Letter	A-18
Parent Material Adverse Effect	A-18
Parent Reimbursement Obligations	A-41
Parent Related Party	A-50
Parent Termination Fee	A-42
Paying Agent	A-3
Permitted Lien	A-50
Person	A-50
Preferred Stock	A-7
Proxy Statement	A-13
Qualifying Transaction	A-41
Recommendation	A-9
Representative	A-25
Required Information	A-50
Retention Program	A-29
Revolving Credit Facility	A-36
Revolving Credit Facility Termination	A-36
Rollover Agreement	A-1
Rollover Investor	A-1
Sarbanes-Oxley Act	A-10
SEC	A-51
Securities Act	A-51
Share	A-2
Specified Approvals	A-9
Specified Termination	A-42
Subsidiaries	A-51
Superior Proposal	A-27
Superior Proposal Notice	A-26
Suppliers	A-17
Surviving Corporation	A-1
Takeover Statute	A-31
Tax Return	A-14
Taxes	A-14
Termination Date	A-22
Termination Fee Commitment Letters	A-20
Voting Agreement	A-1
WARN Act	A-13
Willful and Material Breach	A-51

ANNEXES
Annex I — Debt Commitment Letter
Annex II — Equity Financing Commitment Letters
Annex III — Termination Fee Commitment Letters
Annex IV — Voting Agreement
EXHIBITS
Exhibit A — Form of Certificate of Incorporation of the Surviving Company
Exhibit B — Form of Bylaws of the Surviving Corporation
A-v

AGREEMENT AND PLAN OF MERGER, dated as of December 14, 2014 (the “Agreement”), among Argos Holdings Inc., a Delaware corporation (“Parent”), Argos Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Petsmart, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
WHEREAS, the board of directors of the Company has unanimously (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of this Agreement and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company.
WHEREAS, the Boards of Directors of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.
WHEREAS, concurrently with the execution of and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Equity Investors (other than the Rollover Investor) are entering into the Termination Fee Commitment Letters with the Company and Parent, dated as of the date hereof, with respect to certain obligations of Parent and Merger Sub.
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Longview Asset Management LLC (the “Rollover Investor”), has entered into a (i) rollover equity commitment letter (the “Rollover Agreement”), included in Annex II hereof, with Parent pursuant to which the Rollover Investor has agreed to cause certain Shares to be transferred and contributed to Parent or an Affiliate thereof immediately prior to the Closing, subject to the terms and conditions set forth therein and (ii) as set forth in Annex IV, a voting agreement (the “Voting Agreement”) with Parent and the Company, pursuant to which the Rollover Investor has agreed to, among other things, vote in favor of the adoption of this Agreement, subject to the terms and conditions set forth therein.
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
Article I
THE MERGER
Section 1.1   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”).
Section 1.2   Closing.   The closing of the Merger (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at 10:00 a.m., New York City time, on a date which shall be the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing; provided that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions), the Closing shall occur on the earlier of  (x) a date during the Marketing Period specified by Parent in writing on no fewer than three Business Days’ notice to the Company (it being understood that such date may be conditioned upon the simultaneous completion of the financing of the transactions by Parent and Merger Sub contemplated by this Agreement and, if such financings are not completed for any reason at such time, such notice shall automatically be deemed withdrawn) and (y) the first Business Day immediately following the last day of the Marketing Period. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.
Section 1.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.4   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.
Section 1.5   Certificate of Incorporation and Bylaws of the Surviving Corporation.   Subject to Section 5.9, at the Effective Time, (a) the certificate of incorporation of the Company shall be amended so as to read in its entirety in the form attached hereto as Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law; and (b) the bylaws of the Company shall be amended and restated so as to read in its entirety in the form attached hereto as Exhibit B hereto, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law.
Section 1.6   Directors.   Subject to applicable Law, the directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Section 1.7   Officers.   The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Article II
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:
(a)   Conversion of Common Stock.   Each share of common stock, par value $0.0001 per share, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, the “Common Stock,” and each, a “Share”), other than Shares to be cancelled or converted pursuant to Section 2.1(b), and other than Dissenting Shares, shall be converted automatically into and shall thereafter represent the right to receive $83.00 in cash (the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically cancelled and shall cease to exist, and the holders of certificates or Book-Entry Shares that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration (in each case, less any applicable withholding Taxes as provided in Section 2.2(b)(iii)). The foregoing notwithstanding, if between the date of this Agreement and the Effective Time the Company (subject to compliance with Section 5.1) changes the outstanding Shares into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein that is based upon the number of Shares will be appropriately adjusted to provide to Parent and the holders of Common Stock the same economic effect as contemplated by this Agreement prior to such event. As provided in Section 2.2(b)(iii), the right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any required withholding under applicable Tax Law.

(b)   Parent and Merger Sub-Owned Shares.   Each Share that is owned directly by the Company, Parent, any direct or indirect holding company of Parent (including any Share actually contributed pursuant to a “rollover” agreement between Parent or its Affiliates and the holder of such Share (including the Rollover Agreement)), or Merger Sub immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement. Each Share that is owned directly by any Subsidiary of the Company (the “Converted Shares”) shall be converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages.
(c)   Conversion of Merger Sub Common Stock.   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(d)   Dissenters’ Rights.   Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares and the Converted Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and had become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Parent (i) prompt notice of any demands received by the Company for appraisals of Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle, compromise or offer to settle or compromise any such demands.
Section 2.2   Exchange of Certificates.
(a)   Paying Agent.   Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent to act as a paying agent hereunder and approved in advance by the Company in writing (such approval not to be unreasonably withheld, delayed or conditioned) (the “Paying Agent”), in trust for the benefit of holders of the Shares (other than the Cancelled Shares, the Converted Shares and the Dissenting Shares), cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares, the Converted Shares and the Dissenting Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II (such cash being hereinafter referred to as the “Exchange Fund”). With respect to any Dissenting Shares, Parent shall only be required to deposit or cause to be deposited with the Paying Agent cash sufficient to pay the Merger Consideration in exchange for any such Dissenting Shares if the holder thereof fails to perfect or effectively withdraws or loses its right to appraisal under the DGCL.

(b)   Payment Procedures.
(i)   As soon as reasonably practicable after the Effective Time and in any event not later than the second Business Day following the Closing Date, the Paying Agent shall mail to each holder of record of Shares that immediately prior to the Effective Time were represented by Certificates and whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal with respect to Book-Entry Shares (to the extent applicable) and Certificates (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration.
(ii)   Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product of  (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration. As soon as reasonably practicable after the Effective Time and in any event not later than the second Business Day following the Closing Date, the Paying Agent shall issue and deliver to each holder of Book-Entry Shares a check or wire transfer for an amount in cash equal to the product of  (x) the number of Shares that are such Book-Entry Shares and (y) the Merger Consideration, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be canceled. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent or such Book-Entry Share shall be properly transferred, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(iii)   The Paying Agent, the Company, Parent and Merger Sub, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld and paid over to the relevant Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(c)   Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, subject to compliance with the procedures in Section 2.2(b), they shall be cancelled and exchanged for a check in the proper amount pursuant to this Article II.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation or Parent upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.
(e)   No Liability.   Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by stockholders of the Company as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of Parent (or at Parent’s election, the Surviving Corporation) free and clear of any claims or interest of any Person previously entitled thereto.
(f)   Investment of Exchange Fund.   The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).
(g)   Lost Certificates.   In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.
Section 2.3   Treatment of Stock Options and Other Stock-Based Awards.
(a)   Except as otherwise agreed in writing after the date hereof between any holder and Parent (with a copy of any such writing provided to the Company contemporaneously), each option to purchase Shares (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option by (ii) the total number of Shares subject to such Company Option. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Options the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time.
(b)   Except as otherwise agreed in writing after the date hereof between any holder and Parent (with a copy of any such writing provided to the Company contemporaneously), each award of restricted stock units that corresponds to Shares (each, a “Company RSU Award”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the total number of Shares subject to such Company RSU Award by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company RSU Awards the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time.
(c)   Except as otherwise agreed in writing after the date hereof between any holder and Parent (with a copy of any such writing provided to the Company contemporaneously), each performance stock unit award that corresponds to Shares (each, a “Company PSU Award”) that is outstanding immediately prior to the Effective Time shall become fully vested by virtue of this Agreement and without any action on the part of the holder thereof and be converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the total number of Shares subject to such Company PSU Award multiplied by (ii) the Merger Consideration. For purposes of clause (i) of the immediately preceding sentence, the total number of Shares subject to a Company PSU Award shall be determined (A) for Company PSU Awards whose performance period ends prior to the Effective Time, based on actual performance through the end of such performance period, (B) for Company PSU Awards granted in fiscal year 2013, at 109.6% of target levels and (C) for Company PSU Awards granted in fiscal year 2014, at 150.0% of target levels. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company PSU Awards the cash amounts described in the first sentence of this Section 2.3(c), less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time.

(d)   Except as otherwise agreed in writing after the date hereof between any holder and Parent (with a copy of any such writing provided to the Company contemporaneously), effective as of immediately prior to the Effective Time, each then-outstanding restricted Share (the “Company Restricted Stock”) shall automatically become fully vested and the restrictions thereon shall lapse, and each such share of Company Restricted Stock shall be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Restricted Stock the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any other applicable Tax Law with respect to the making of such payment, within five calendar days following the Effective Time.
(e)   Where holders of Company RSU Awards, Company PSU Awards or Company Restricted Stock are entitled to dividends in respect of such awards, effective as of immediately prior to the Effective Time, all such dividends corresponding to such awards shall vest and the Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of such awards the cash amounts in respect of such dividends, less such amounts as are required to be withheld or deducted under the Code or any other applicable Tax Law with respect to the making of such payment, within five calendar days following the Effective Time. For Company PSU Awards, the total number of Shares with respect to which dividends shall be payable shall be determined (i) for Company PSU Awards whose performance period ends prior to the Effective Time, based on actual performance through the end of such performance period, (ii) for Company PSU Awards granted in fiscal year 2013, at 109.6% of target levels and (iii) for Company PSU Awards granted in fiscal year 2014, at 150.0% of target levels.
(f)   The Company shall, prior to the Effective Time, take all actions necessary to terminate the Company’s 2012 Employee Stock Purchase Plan (the “Company ESPP”) and all outstanding rights thereunder as of immediately prior to the Effective Time; provided that, from and after the date hereof, the Company shall take all actions necessary to (i) not commence a new offering period and (ii) ensure that no new participants be permitted into the Company ESPP and that the existing participants thereunder may not increase their elections with respect to the current offering period. Immediately prior to the Effective Time, any then outstanding rights under the Company ESPP shall terminate and the Company shall distribute to each participant in the Company ESPP all of his or her accumulated payroll deductions with respect to the offering period then in effect (if any).
(g)   Prior to the Effective Time, the Company will adopt such resolutions as may reasonably be required in its discretion to effectuate the actions contemplated by this Section 2.3.
Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the Company SEC Documents publicly filed with or publicly furnished to the SEC prior to the date hereof  (including exhibits and other information incorporated by reference therein, but excluding any disclosures set forth in any “risk factors”, “forward-looking statements” or “market risk” sections or to the extent they are cautionary, predictive or forward-looking in nature; provided that nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.17) and (b) in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (provided that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection to the extent that the relevance of any disclosed event, item or occurrence in such section or subsection to such other section or subsection is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1   Qualification, Organization, Subsidiaries, etc.
(a)   Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the certificates of incorporation (or equivalent formation document) and bylaws (or equivalent formation document) for the Company and its Subsidiaries, each as amended to the date of this Agreement and each as so made available is in full force and effect on the date of this Agreement. The Company and its Subsidiaries are not in violation of any provision of their respective organization or governing documents, except for any violation that would not have, individually or in the aggregate, a Company Material Adverse Effect. As used in this Agreement, “Company Material Adverse Effect” means a change, event, development or effect that (a) is or would reasonably be expected to be materially adverse to the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (b) prevents, or would reasonably be expected to prevent, the Company’s ability to consummate the Merger prior to the End Date, but for purposes of clause (a) shall not include changes, events, developments or effects relating to or resulting from (i) changes or developments in economic or political conditions or in securities, credit or financial markets, (ii) changes or developments in or affecting the industries in which the Company and its Subsidiaries operate, including changes in Law or regulation affecting such industries, (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or partners, (iv) the identity of Parent or any of its Affiliates as the acquiror of the Company, or its or their plans for the Company, (v) the omission to take any action expressly prohibited by clauses (i) through (xvi) of Section 5.1(b) if, prior to the relevant omission to take any such action, the Company seeks in writing the prior approval of Parent to take such action which Parent declines to provide, or the taking of any action required by this Agreement or any action or inaction expressly consented to by Parent, (vi) any acts of terrorism or war, (vii) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, (viii) changes in generally accepted accounting principles or the interpretation thereof, (ix) any shareholder litigation relating to this Agreement or the transactions contemplated hereby, or (x) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period, or any decline in the market price or trading volume of the Common Stock (provided that, in the case of this clause (x), the facts changes, events, developments or effects underlying any such failure or decline may be taken into account in determining whether a Company Material Adverse Effect has occurred), except in the case of clauses (i), (ii), (vi), (vii) and (viii) to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected relative to other participants in the industries in which the Company or its Subsidiaries conduct their business, in which case such change, event, development or effect may be taken into account in determining whether a “Company Material Adverse Effect” has occurred.
(b)   All the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries have been validly issued and are owned by the Company, by another wholly-owned Subsidiary of the Company or by the Company and another wholly-owned Subsidiary of the Company, free and clear of all material Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. The Company owns the shares of MMI Holdings Inc. as set forth on Section 3.1(b) of the Company Disclosure Letter, which represents the ownership percentage set forth therein.
(c)   Except for the capital stock and voting securities of, and other equity interests in, the Company’s Subsidiaries, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.
Section 3.2   Capital Stock.
(a)   The authorized share capital of the Company consists of 625,000,000 Shares and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of December 12, 2014 (the “Capitalization Date”), there were (i) 99,431,417 Shares (including 14,787 shares of Company

Restricted Stock) issued and outstanding and no shares of Preferred Stock issued and outstanding, (ii) Company Options to purchase an aggregate of 1,581,841 Shares issued and outstanding (with a weighted average exercise price per Share of  $53.72), (iii) 622,314 Shares underlying Company RSU Awards, (iv) 386,090 Shares underlying Company PSU Awards (assuming target performance) and 772,180 Shares underlying Company PSU Awards assuming maximum performance levels), (v) $1,406,464.16 committed pursuant to outstanding rights under the Company ESPP, (vi) $1,554,363.70 in accrued dividends payable in respect of Company RSU Awards, Company PSU Awards (assuming maximum performance) and Company Restricted Stock, and (vii) 21,496,420 Shares reserved for issuance under the Company Benefit Plans. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. No Subsidiary of the Company owns any Shares. Since the Capitalization Date, no Shares (including shares of Company Restricted Stock, Company Options, Company RSU Awards or Company PSU Awards) have been issued or granted except after the date hereof as expressly permitted by Section 5.1(b) or as a result of the exercise of Company Options.
(b)   Except as set forth in clauses (i) through (vi) of the second sentence of subsection (a) above or as expressly permitted by Section 5.1(b) or as a result of the exercise of Company Options after the Capitalization Date: (i) the Company does not have any shares of its capital stock issued or outstanding, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other Person. All Shares acquired by the Company under the Company’s Share purchase program have been acquired in accordance with applicable Law, fully paid for, retired and are no longer issued and outstanding.
(c)   Section 3.2(c) of the Company Disclosure Letter sets forth a list, as of the Capitalization Date, of all Company Equity Awards, including (i) each outstanding Company Option, including the number of shares of Common Stock issuable upon exercise of such Company Option, the exercise price with respect thereto, the applicable grant date thereof and the applicable Company Equity Plan pursuant to which such Company Option was granted, (ii) each outstanding Company RSU Award, including the number of shares of Common Stock underlying such Company RSU Award, the applicable grant date thereof and the applicable Company Equity Plan pursuant to which such Company RSU Award was granted, (iii) each outstanding Company PSU Award, including the target and maximum number of shares of Common Stock underlying such Company PSU Award and the applicable grant date thereof, and (iv) each outstanding Company Restricted Stock and the applicable grant date thereof.
(d)   Except for awards to acquire Shares under any equity incentive plan of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(e)   Each Company Option was granted with an exercise price equal to or greater than the fair market value of a Share on the date such Company Option was granted.
(f)   There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.
(g)   As of the date hereof  (i) there is no outstanding Indebtedness of the Company or its Subsidiaries other than Indebtedness reflected on the consolidated balance sheet of the Company and its Subsidiaries as of November 2, 2014 (or the notes thereto) set forth in the Company’s Form 10-Q filed November 26, 2014 and as set forth on Section 3.2(g) of the Company Disclosure Letter and (ii) neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).
Section 3.3   Corporate Authority Relative to This Agreement; No Violation.
(a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The board of directors of the Company at a duly held meeting unanimously (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of this Agreement, and (iii) resolved to recommend the adoption of this Agreement by the stockholders of the Company (the “Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Meeting. Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
(b)   The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”), other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the Competition Act (Canada) (the “Competition Act”), (iii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement, (iv) compliance with the rules and regulations of NASDAQ, (v) compliance with any applicable foreign or state securities or blue sky laws, and (vi) the other consents and/or notices set forth on Section 3.3(b) of the Company Disclosure Letter (collectively, clauses (i) through (vi), the “Specified Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.
(c)   Assuming compliance with the matters referenced in Section 3.3(b), receipt of the Specified Approvals and the receipt of the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect (provided that subclause (iii) in the definition of “Company Material Adverse Effect” shall be disregarded for purposes of this Section 3.3(c)).
Section 3.4   Reports and Financial Statements.
(a)   The Company has filed or furnished all forms, certifications, documents and reports required to be filed or furnished by it with the SEC on a timely basis since January 29, 2012 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended, the “Company SEC Documents”). Each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the

Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the date filed with or furnished to the SEC, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.
(b)   The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated cash flows and changes in stockholders’ equity for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). The Company has been and is in material compliance with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of NASDAQ.
Section 3.5   Internal Controls and Procedures.   The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate, to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended February 2, 2014, and such assessment concluded that such controls were effective and did not identify (i) any material weaknesses in its internal controls over financial reporting and (ii) any allegation of fraud that involves management of the Company or any other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting or disclosure controls and procedures. Since February 2, 2014, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls.
Section 3.6   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of August 3, 2014 (or the notes thereto or as described in the February 2, 2014 audited consolidated balance sheet of the Company and its Subsidiaries or the notes thereto), (b) as incurred after the date of this Agreement as a result of actions or inactions expressly permitted or required by this Agreement, (c) for liabilities that have been discharged or paid in full prior to the date hereof, (d) for liabilities incurred in the ordinary course of business since February 2, 2014 and (e) as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company has any liabilities, commitments or obligations of any nature (whether asserted, known, accrued, matured, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries.
Section 3.7   Compliance with Law; Permits.
(a)   The Company and each of the Company’s Subsidiaries are, and since February 3, 2013 have been, in compliance with and are not in default under or in violation of any applicable federal, state, provincial, local or foreign law, statute, ordinance, common law, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect. Anything contained in this Section 3.7(a) to the contrary notwithstanding, no representation or warranty shall be deemed to be made in this Section 3.7(a) in respect of environmental, tax, employee benefits or labor Law matters, each of which matters is addressed by other sections of this Agreement.
(b)   The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity or pursuant to any Law necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit.
Section 3.8   Environmental Laws and Regulations.
(a)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws, (ii) neither the Company nor any of its Subsidiaries is party or subject to any litigation, proceeding, action, investigation, order or judgment relating to any Environmental Law or, since February 2, 2014, has received any written notices, demand letters or written requests for information from any federal, state, provincial, local or foreign Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of, or subject to liability under, any Environmental Law and to the Knowledge of the Company, none of the foregoing is threatened, (iii) there has been no treatment, storage, discharge or release of any Hazardous Substance in violation of any applicable Environmental Law, or as would otherwise reasonably be expected to result in liability under any Environmental Law, by any of the Company or its Subsidiaries at or from any location, and to the Knowledge of the Company, there has been no such treatment, storage, discharge or release by any other Person at or from any properties owned or leased by the Company or any of its Subsidiaries during the time such properties were owned or leased by the Company or any of its Subsidiaries, and (iv) neither the Company nor any of its Subsidiaries has assumed, or provided indemnity against, any liability or obligation of any other Person under any Environmental Law.
(b)   As used herein, “Environmental Law” means any Law or Company Permit relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, discharge or disposal of Hazardous Substances.
(c)   As used herein, “Hazardous Substance” means any substance listed, regulated, defined, designated or classified as a waste, pollutant, contaminant, petroleum, oil, carcinogen, reproductive toxin, or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law. Hazardous Substance also includes any substance or material to which exposure is regulated by any Governmental Entity or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.
(d)   The generality of any other representations and warranties in this Agreement notwithstanding, this Section 3.8 shall be deemed to contain the only representations and warranties in this Agreement with respect to Environmental Law, exposure to Hazardous Substances and any other environmental matters.

Section 3.9   Employee Benefit Plans.
(a)   Section 3.9(a) of the Company Disclosure Letter lists all material Company Benefit Plans.
(b)   The Company has heretofore made available to Parent, with respect to each material Company Benefit Plan, (i) each plan document constituting a part of such Company Benefit Plan, including all amendments thereto; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (iii) the most recent determination letter from the Internal Revenue Service (if applicable); and (iv) each insurance or group annuity contract, trust agreement, or other funding vehicle.
(c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained, funded and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) no Company Benefit Plan is subject to Title IV of ERISA; (iv) no Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any liability or obligation for the provision of, medical or other welfare benefits with respect to current or former employees or directors or other service providers of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) benefits not in excess of three (3) years under severance arrangements; (v) no liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate of the Company that has not been satisfied in full (other than with respect to amounts not yet due), and no condition exists that would reasonably be expected to result in a risk to the Company, its Subsidiaries or any ERISA Affiliate of the Company of incurring a liability thereunder; (vi) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due); (vii) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan; (viii) no Company Benefit Plan is a “registered pension plan” as defined in Subsection 248(1) of the Income Tax Act (Canada); and (ix) there are no pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that would reasonably be expected to result in any liability of the Company or any of its Subsidiaries.
(d)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code since January 1, 2005, has been operated in good faith compliance with Section 409A of the Code and associated Internal Revenue Service and Treasury Department guidance.
(e)   None of the execution of this Agreement, shareholder approval of the Merger and the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, or any other payment from the Company or its Subsidiaries, except as provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or cause the funding of or increase the amount of compensation or benefits due to any such employee, consultant or officer (except as provided in this Agreement or as required by applicable Law) or (iii) result in any payment or benefit that would not be deductible pursuant to Section 280G of the Code or result in the reimbursement of any excise tax incurred under Section 4999 of the Code.
(f)   Except for such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) as of the date hereof, (A) there are no strikes, lockouts, slowdowns, work stoppages or similar labor actions in effect or, to the Knowledge of the Company, threatened with respect to any employees of the Company or any of its Subsidiaries, nor have there been any such actions within the past two (2) years, (B) to the Knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries, nor has there been any such effort within the past two (2) years, and (C) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (ii) the Company and its Subsidiaries are in compliance with all applicable Laws in respect of  (A) employment eligibility, employment and employment practices, (B) terms and conditions of employment, wages and hours and pay equity, (C) unfair labor practices, (D) occupational health and safety Laws and workers’ compensation Laws, and (E) termination of employment, including without limitation the Worker Adjustment and Retraining Notification Act and any corresponding Law (collectively, the “WARN Act”). Neither the Company nor any of its Subsidiaries is a party to, bound by or negotiating any collective bargaining agreement or other labor union contract and no union or collective bargaining agent has been certified as a representative of any employees of the Company or any of its Subsidiaries.
Section 3.10   Absence of Certain Changes or Events.
(a)   From February 2, 2014 through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any event or effect that has had or would have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Since the date of this Agreement, there has not been any event or effect that has had or would have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   From August 3, 2014 through the date of this Agreement, the Company has not taken or agreed to be take any action that, if taken during the period from the date of this Agreement to the Effective Time, would constitute a breach of clauses (iv), (v), (vi), (x), (xii), (xiii) or (xv) of Section 5.1(b).
Section 3.11   Investigations; Litigation.   (a) There is, and since February 3, 2013 there has been, no investigation or review pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries that would have, individually or in the aggregate, a Company Material Adverse Effect and (b) there are no actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity against or affecting the Company or any of the Company’s Subsidiaries, in each case that would have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.12   Proxy Statement; Other Information.   The proxy statement (including the letter to stockholders, notice of meeting and form of proxy, the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the adoption of this Agreement by the stockholders of the Company will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference therein.
Section 3.13   Tax Matters.
(a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them in accordance with all applicable Laws and all such filed Tax Returns are complete and accurate; (ii) the Company and each of its Subsidiaries have paid in full all Taxes due and payable by them (whether or not shown on such Tax Returns), including any Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its Subsidiaries, except, in the case of clauses (i) and (ii), with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; (iii) no deficiencies for Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its Subsidiaries (which deficiencies have not since been resolved), and there are no outstanding, pending or, threatened in writing, audits, examinations, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries; (iv) there are no liens for Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens; (v) neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code; (vi) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2); (vii) in the last three years, no written claim has been made by any Governmental Entity in a jurisdiction where neither the Company nor any of its Subsidiaries files income or franchise Tax Returns that any such entity is or may be subject to income or franchise Taxes by that jurisdiction; (viii) neither the Company nor any of its Subsidiaries has any liability for Taxes of any person arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law (other than members of any group of which the Company or any of its Subsidiaries is or was the common parent), or as a transferee or successor; (ix) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any such agreement, contract or arrangement (1) solely among the Company and/or its Subsidiaries or (2) not relating primarily to Taxes and entered into in the ordinary course of business (including, without limitation, tax sharing, indemnification or gross up provisions in credit agreements, leases or other commercial agreements); and (x) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries, which agreement will be binding on such entity after the Closing Date.
(b)   As used in this Agreement, (i) “Taxes” means any and all federal, state, local or foreign taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, real property, personal property, escheat or unclaimed property, sales, use, goods and services, harmonized, capital stock, payroll, employment, unemployment, social security (or similar), workers’ compensation, net worth, excise, withholding, ad valorem, transfer, environmental, alternative minimum, estimated, value added taxes and any other tax, custom, duty, or other similar governmental assessment or charge of any kind whatsoever, (ii) “Tax Return” means any return, report or similar filing required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Taxes and (iii) “Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.
Section 3.14   Intellectual Property.
(a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries either own or have a right to use such patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, technology, computer software and other tangible and intangible proprietary information and intellectual property rights (collectively, “Intellectual Property”) as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries. Following the Closing, the Company and its Subsidiaries will continue to own or have in all material respects all such Intellectual Property. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property of any third party in the past three (3) years, (ii) to the Knowledge of the Company, no third party is currently infringing, misappropriating or violating, in any material respect, any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries, and (iii) the Company and its Subsidiaries take reasonable actions to protect their systems and data therein, and there have been no violations or unauthorized access to same.
(b)   Section 3.14(b) of the Company Disclosure Letter contains a list as of the date of this Agreement of  (i) all material registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing, (ii) all material United States and material foreign patents and patent applications, (iii) all material registered United States and foreign copyrights and pending applications to register the same and (iv) all material registered domain names, in each case owned by the Company and its Subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are the sole owner of such items, free and clear of all Liens other than Permitted Liens.
Section 3.15   Real Property.   Neither the Company nor any of its Subsidiaries owns any real property. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company has valid leasehold interests in all of its leased properties, except for properties and assets that have been disposed of in the ordinary course of business since February 2, 2014, free and clear of all Liens (except for Permitted Liens and all other title exceptions, changes, defects, easements, restrictions, encumbrances and other matters, whether or not of record, which do not materially affect the continued use of the applicable property for the purposes for which such property is currently being used by the Company or a Subsidiary of the Company as of the date hereof). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each real property lease or sublease entered into by the Company or any of its Subsidiaries is valid, legally binding, enforceable and in full force and effect, and none of the Company nor any of its Subsidiaries is in default or breach of any such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a default or breach of any such lease or sublease by any of the Company or its Subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or give rise to any right of termination, cancellation, amendment or acceleration of, any leases or subleases to which the Company or its Subsidiaries is a party.
Section 3.16   Opinion of Financial Advisor.   The board of directors of the Company has received the opinion of J.P. Morgan Securities LLC (“J.P. Morgan”), dated as of the date of this Agreement, substantially to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A true and correct copy of such opinion will be provided to Parent by the Company solely for informational purposes within two Business Days of the date hereof.
Section 3.17   Required Vote of the Company Stockholders.   The affirmative vote of the holders of a majority of the outstanding Shares in favor of adoption of this Merger Agreement (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company which is required to approve this Agreement and the Merger.
Section 3.18   Contracts.
(a)   Except for this Agreement, agreements publicly filed prior to the date hereof as exhibits to the Company SEC Documents or as set forth in Section 3.18(a) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by any contract that:
(i)   is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);
(ii)   relates to any joint venture (including any shareholder, voting or operations agreements, organizational documents and other agreements related to MMI Holdings Inc. and the Banfield joint venture), partnership, limited liability or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any joint venture or partnership (other than with or among wholly-owned Subsidiaries of the Company);
(iii)   (A) is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other contract providing for or securing Indebtedness or deferred payment (in each case, whether incurred, assumed, guaranteed or secured by any asset) in excess of  $1,000,000, (B) grants a Lien (other than a Permitted Lien) or restricts the granting of Liens (except for leases and contracts relating to Indebtedness) on any property or asset of the Company or its Subsidiaries that taken as a whole is material to the Company and its Subsidiaries, taken as a whole, (C) provides for or relates to any interest, currency or hedging, derivatives or similar contracts or arrangements or (D) restricts payment of dividends or any distributions in respect of the equity interests of the Company or any of its Subsidiaries;
(iv)   is a settlement, conciliation or similar agreement (x) with any Governmental Entity or (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $1,000,000 after the date of this Agreement or which materially restricts or imposes material obligations upon the Company or its Subsidiaries;
(v)   other than radius-restricted leases entered into in the ordinary course of business, contains any covenant that limits in any material respect the ability of the Company or any of its Subsidiaries to engage in any line of business, compete with any Person, acquire any assets or securities or operate at any geographic location;
(vi)   is between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s or its Subsidiaries’ respective directors, officers or stockholders who own five percent (5%) or more of the Shares, on the other hand;
(vii)   grants any rights of first refusal, rights of first offer or other similar rights to any Person (other than Parent or the Company) with respect to any material asset of the Company or its Subsidiaries or that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets of any Person;
(viii)    is for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than supplies or inventory in the ordinary course of business) or capital stock or other equity interests of any Person, pursuant to which the Company or any of its Subsidiaries has continuing “earn out” or other similar contingent payment obligations, indemnification or other obligations outstanding;
(ix)   the Company or its Subsidiaries is the lessee of, or holds or uses, equipment or other tangible personal property owned by any third party for an annual expense in excess of  $2,500,000;
(x)   obligates the Company to make any capital investment or capital expenditure outside the ordinary course of business consistent with past practice and in excess of  $1,000,000;
(xi)   relates to Intellectual Property that is material to the operation of the business (other than non-exclusive, “off-the-shelf” software licenses with annual fees of less than $2,500,000);
(xii)   is a material vendor contract with one the ten largest Suppliers (other than purchase orders issued in the ordinary course of business that do not materially modify the terms of any underlying contract pursuant to which such purchase orders are issued); or
(xiii)   other than contracts with suppliers of the Company, involved expenditures in excess of $7,500,000 in the fiscal year ended February 2, 2014 or would be reasonably expected to involve expenditures in excess of  $7,500,000 in the fiscal year ending February 2, 2015.
Each Contract of the type described in this Section 3.18(a) is referred to herein as a “Company Material Contract.”
(b)   True and correct copies of each Company Material Contract have been publicly filed prior to the date hereof as exhibits to the Company SEC Documents or otherwise made available to Parent (unless such contracts are not in writing). Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of, or default under, the terms of any Company Material Contract where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the

Company or the Subsidiary of the Company which is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 3.19   Finders or Brokers.   Except for J.P. Morgan, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger. The payments to be made to J.P. Morgan upon consummation of the Merger shall be approximately in the amount that has been communicated by the Company to Parent and the Company has no other obligations (including payment obligations) under any engagement letter or agreement with J.P. Morgan with respect to this Agreement or the transactions contemplated hereby other than customary indemnification and expense reimbursement obligations.
Section 3.20   Suppliers.   Section 3.20 of the Company Disclosure Letter sets forth a true, correct and complete list of the ten (10) largest suppliers or vendors (“Suppliers”) of the Company and its Subsidiaries (based on the dollar value of purchases by the Company from the fiscal year ended February 2, 2014 through September 30, 2014). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect the Company has not received any notice from any Supplier that such Supplier intends to terminate, or not renew, its relationship with the Company or its Subsidiaries and, to the Knowledge of the Company, no such Supplier intends to cancel or otherwise terminate its relationship with the Company and its Subsidiaries.
Section 3.21   Insurance.   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (“Company Insurance Policies”) are in full force and effect and all premiums due with respect to all such insurance policies have been paid.
Section 3.22   Takeover Statutes.   The Company Board and the Company have taken all actions necessary such that, assuming the accuracy of the representation and warranty made in Section 4.12, the Merger and the other transactions contemplated hereby will not be subject to the restrictions on business combinations set forth in Section 203 of the DGCL. As of the date hereof, the Company is not party to a rights agreement, “poison pill” or similar agreement or plan.
Section 3.23   Interested Party Transactions.   As of the date hereof, except as disclosed in the Company’s definitive proxy statements included in the Company SEC Documents, since February 3, 2013, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.
Section 3.24   No Other Representations or Warranties.   Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. The Company acknowledges that neither Parent nor Merger Sub has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent or Merger Sub furnished or made available to the Company and its Representatives, except as expressly set forth in Article IV (which includes the Parent Disclosure Letter), and neither Parent nor Merger Sub shall be subject to any liability to the Company or any other Person resulting from Parent’s making available to the Company or the Company’s use of such information. The Company expressly waives any such claim relating to the foregoing matters.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 4.1   Qualification, Organization, Subsidiaries, etc.   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, have a Parent Material Adverse Effect. As used in this Agreement, a “Parent Material Adverse Effect” means an event or effect that prevents or materially delays or materially impairs the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (including obtaining the financing necessary to pay the Merger Consideration). Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date hereof.
Section 4.2   Corporate Authority Relative to This Agreement; No Violation.
(a)   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and, except for the adoption of this Agreement by Parent (in its capacity as the sole stockholder of Merger Sub) following the execution of this Agreement and except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the Merger and the other transactions contemplated hereby. Within one Business Day following the execution of this Agreement by the parties hereto, Parent (in its capacity as the sole stockholder of Merger Sub) shall adopt this Agreement by consent in lieu of a stockholder meeting and shall provide such written consent to the Company. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.
(b)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the HSR Act (iii) a submission requesting from the Commissioner of Competition an advance ruling certificate pursuant to subsection 102(1) of the Competition Act and, if determined by the Parent to be reasonably advisable after consultation with the Company, a filing pursuant to Part IX of the Competition Act; (iv) compliance with the applicable requirements of the Exchange Act, (v) compliance with the rules and regulations of NASDAQ and (vi) compliance with any applicable foreign or state securities or blue sky laws, (collectively, clauses (i) through (vi), the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or any of its Subsidiaries, (ii) assuming compliance with the matters referenced in this Section 4.2(b) and receipt of the Parent Approvals, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.3   Investigations; Litigation.   There is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries which would have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no actions, suits, inquiries, investigations or proceedings pending (or, to Parent’s Knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity against or affecting Parent or its Subsidiaries, in each case which would have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4   Proxy Statement; Other Information.   None of the information provided by Parent or its Subsidiaries to be included in the Proxy Statement will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 4.5   Financing.
(a)   Parent has received and accepted a fully executed commitment letter dated as of the date hereof (together with all exhibits, annexes and schedules thereto, and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 5.11(a), the “Debt Commitment Letter”) from the lenders (including any lenders who become party thereto by joinder) party thereto (collectively, the “Lenders”) pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein. The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”
(b)   Parent has received and accepted fully executed commitment letters dated as of the date hereof (attached hereto as Annex II, the “Equity Financing Commitment Letters” and, together with the Debt Commitment Letter, the “Commitment Letters”) from each of BC European Capital IX-1 to 11 LP, Kokoro Investment Pte. Ltd., Caisse de dépôt et placement du Québec, StepStone K Strategic Opportunities Fund, L.P., StepStone K Strategic Opportunities Fund II, L.P., StepStone Capital Partners III, L.P., StepStone Capital Partners III Offshore Holdings, L.P. and Longview Asset Management LLC (each, an “Equity Investor” and collectively, the “Equity Investors”) pursuant to which each Equity Investor has agreed, subject to the terms and conditions thereof, to invest in Parent the amounts set forth therein or to transfer and contribute to Parent the Shares specified therein, as applicable. The cash equity committed pursuant to the Equity Financing Commitment Letters is collectively referred to in this Agreement as the “Cash Equity” and the Shares committed to be transferred and contributed pursuant to the Rollover Agreement is referred to in this Agreement as the “Rollover Equity”. The Cash Equity, the Rollover Equity and the Debt Financing are collectively referred to as the “Financing.” Parent has delivered to the Company true, complete and correct copies of the executed Commitment Letters and any fee letters related thereto, subject, in the case of such fee letters, to redaction solely of fee amounts, pricing caps and other economic provisions that are customarily redacted in connection with merger agreements of this type.
(c)   Except as expressly set forth in the Commitment Letters, there are no conditions precedent to the obligations of the Lenders and the Equity Investors to provide the Financing or any contingencies that would permit the Lenders or the Equity Investor to reduce the total amount of the Financing. As of the date of this Agreement, assuming satisfaction of the conditions set forth in Sections 6.1 and 6.3 and completion of the Marketing Period, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date, nor does Parent have Knowledge as of the date of this Agreement that any of the Lenders or the Equity Investors will not perform its obligations thereunder.
(d)   Assuming the satisfaction of the conditions set forth in Section 6.3(a) and Section 6.3(b), the Financing, when funded in accordance with the Commitment Letters, together with any cash on the Company’s balance sheet, shall provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement and under the Commitment Letters, including the payment of the Merger Consideration and any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation and the obligations of the Surviving Corporation pursuant to Section 2.3.
(e)   The Commitment Letters are (i) legal, valid and binding obligations of Parent and, to the Knowledge of Parent, of each of the other parties thereto (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity whether considered in a proceeding in equity or at law) and (ii) as of the date hereof, in full force and effect. As of the date hereof, to the Knowledge of Parent, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Commitment Letters. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and will pay in full any such amounts arising under the Commitment Letters as and when they become payable. None of the Commitment Letters has been modified, amended or altered as of the date hereof and none of the respective commitments under any of the Commitment Letters have been withdrawn or rescinded in any respect.
(f)   In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate or any other financing or other transactions be a condition to any of Parent’s or Merger Sub’s obligations hereunder.
Section 4.6   Termination Fee Commitment Letters.   Concurrently with the execution of this Agreement, Parent, the Company and the Equity Investors (other than the Rollover Investor) have entered into the termination fee commitment letters attached as Annex III, pursuant to which such Equity Investors have agreed, subject to the terms and conditions thereof, to, among other things, pay to the Company the amounts set forth therein, including, among other things, to satisfy any obligations of Parent and Merger Sub under this Agreement to pay the Parent Termination Fee (the “Termination Fee Commitment Letters”). The Termination Fee Commitment Letters are valid and in full force and effect and constitute the valid and binding obligations of Parent and such Equity Investors, enforceable in accordance with their terms.
Section 4.7   Capitalization of Merger Sub.   The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
Section 4.8   No Vote of Parent Stockholders.   No vote of the stockholder of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated hereby.
Section 4.9   Finders or Brokers.   Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger for which the Company could have any liability prior to the Effective Time.
Section 4.10   No Additional Representations.
(a)   Parent and Merger Sub each acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its Representatives have desired or requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.
(b)   Parent acknowledges that neither the Company nor any Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives except as expressly set forth in Article III (which includes the Company Disclosure Letter and the Company SEC Documents, as applicable), and neither the Company, its directors, officers, employees, agents or other representatives, nor any other Person shall be subject to any liability to Parent or any other Person resulting from the Company’s making available to Parent or Parent’s use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the data room, other management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company makes no representation or warranty to Parent or Merger Sub with respect to any business or financial projection or forecast relating to the Company or any of its Subsidiaries, whether or not included in the data room or any management presentation. Parent, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters.
Section 4.11   Certain Arrangements.   Except as set forth on Section 4.11 of the Parent Disclosure Letter, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Parent or any of its Subsidiaries or holding companies, the Equity Investors or, to the knowledge of each applicable Equity Investor, any of such Equity Investor’s controlling or controlled Affiliates, on the one hand, and any beneficial owner of more than five percent (5%) of the outstanding Shares or any executive officer of the Company or any member of the Company’s board of directors, on the other hand, relating to the Company, the transactions contemplated by this Agreement or to the operations of the Company after the Effective Time.
Section 4.12   Investment.   None of Parent, Merger Sub or any of their respective Subsidiaries or HSR Affiliates has an interest greater than five percent (5%) in a Person that owns, controls, or operates a business engaged in the United States in any of the principal lines of business in which the Company or any of its Subsidiaries is engaged. An “HSR Affiliate” shall mean any of Parent’s “affiliates” as such term is defined in HSR Rule 801.1(d)(1).
Section 4.13   Ownership of Common Stock.   As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Subsidiaries beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Subsidiary of the Company and none of Parent, Merger Sub or any of their respective Subsidiaries has any rights to acquire, directly or indirectly, any Shares except pursuant to this Agreement. As of the date of this Agreement, none of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.
Section 4.14   Solvency.   Assuming (i) satisfaction of the conditions to Parent’s obligation to consummate the Merger and (ii) that the most recent financial forecasts of the Company and its Subsidiaries made available to Parent were prepared in good faith based upon assumptions that were, at the time made, and continue to be, at the Effective Time, reasonable, then immediately after the Effective Time and giving effect to the consummation of the transactions contemplated by this Agreement (including the debt and equity financings being entered into in connection therewith):
(a)   the sum of the debt (including contingent liabilities) of the Surviving Corporation and its Subsidiaries on a consolidated basis shall not exceed the present Fair Value of such entities’ assets;

(b)   the Present Fair Salable Value of the assets of the Surviving Corporation and its Subsidiaries on a consolidated basis exceeds the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Surviving Corporation and its Subsidiaries on a consolidated basis, determined in accordance with GAAP;
(c)   the capital of the Surviving Corporation and its Subsidiaries on a consolidated basis shall not be unreasonably small in relation to its businesses as contemplated at the Effective Time; and
(d)   the Surviving Corporation and its Subsidiaries on a consolidated basis shall not have incurred and shall not intend to incur debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).
(e)   For the purposes of this Section 4.14:
(i)   “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Surviving Corporation and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
(ii)   “Present Fair Salable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Surviving Corporation and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
(iii)   The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Article V
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business by the Company and Parent.
(a)   From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), except (i) as set forth in Section 5.1 of the Company Disclosure Letter, (ii) as may be required by applicable Law, (iii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned) or (iv) as may be required or expressly permitted by this Agreement, the Company covenants and agrees with Parent that the business of the Company and its Subsidiaries shall be conducted in all material respects in the ordinary course of business consistent with past practice; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.
(b)   From and after the date hereof and prior to the Effective Time or the Termination Date, if any, except (i) as set forth in Section 5.1 of the Company Disclosure Letter, (ii) as may be required by applicable Law, (iii) as may be required or expressly permitted by this Agreement, or (iv) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company agrees with Parent, on behalf of itself and its Subsidiaries, that without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company:
(i)   shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid by Subsidiaries of the Company to the Company or to any of its wholly owned Subsidiaries;

(ii)   shall not, and shall not permit any of its Subsidiaries to split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;
(iii)   except as required by existing written agreements or Company Benefit Plans, shall not, and shall not permit any of its Subsidiaries to (A) increase the compensation or other benefits payable or provided to the Company’s directors, executives or employees, other than with respect to increases in compensation and benefits to employees having a title of Vice President or below in the ordinary course of business consistent with past practice not to exceed an aggregate increase of 2.5%, (B) enter into, amend, adopt or terminate any employment, change of control, severance or retention agreement with any employee of the Company or any of its Subsidiaries (except (1) for the entry into an agreement with an employee who has been hired to replace an employee with such an agreement on terms that are no less favorable to the Company or any of its Subsidiaries than the terms of the employment agreement of the employee who is being replaced or (2) for severance agreements entered into with employees in the ordinary course of business in connection with terminations of employment on the same terms as provided under the Company’s or Subsidiaries’ applicable severance plans and policies or within contracts of employment in effect as of the date hereof), (C) hire any employee or retain any individual independent contractor with annual target cash compensation in excess of $400,000, (D) terminate any director, executive or employee with annual target cash compensation in excess of  $400,000, other than for cause, (E) grant to any current or former director, employee or individual independent contractor any equity or equity-based award, or (F) permit any employee to participate in the Company’s Executive Change in Control Severance Plan other than those employees who are participants as of the date of this Agreement;
(iv)   shall not, and shall not permit any of its Subsidiaries to, enter into or make any loans or advances to any of its executive officers, directors, employees, agents or consultants (other than loans or advances in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;
(v)   shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, or SEC rule or policy;
(vi)   shall not, and shall not permit any of its Subsidiaries to, adopt any material amendments to its certificate of incorporation or bylaws or similar applicable charter documents;
(vii)   other than transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, the Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable Company Option (except as otherwise expressly provided by the terms of this Agreement or the express terms of any unexercisable options outstanding on the date hereof), other than issuances of Shares in respect of any exercise of Company Options and settlement of any Company RSU Awards or Company PSU Awards, in each case outstanding on the date hereof in accordance with the terms thereof;
(viii)   except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the Company’s (or any Subsidiary’s) capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of Shares from a holder of a Company Equity Award in satisfaction of withholding obligations or in payment of the exercise price in accordance with the terms thereof;

(ix)   shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for or modify the terms of any Indebtedness (directly, contingently or otherwise), except for (A) any indebtedness for borrowed money among the Company and its Subsidiaries or among the Company’s Subsidiaries, (B) any indebtedness under the Company’s and its Subsidiaries’ existing credit and other agreements in effect prior to the execution of this Agreement, together with any other indebtedness, in an aggregate principal amount not to exceed $10,000,000, (C) letters of credit issued under the Company’s credit agreements in effect prior to the execution of this Agreement and (D) trade payables, capital lease obligations, or obligations issued or assumed as consideration for services or property, including inventory, in each case of  (A), (B), (C) and (D), in the ordinary course of business consistent with past practice;
(x)   except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of its properties or material assets, including the capital stock of Subsidiaries, other than inventory and non-exclusive licenses in the ordinary course of business consistent with past practice and except pursuant to existing agreements in effect prior to the execution of this Agreement set forth on Section 5.1(b)(x) of the Company Disclosure Letter;
(xi)   shall not, and shall not permit any of its Subsidiaries to, (i) enter into any contract that would have been a Company Material Contract of the type referred to in Sections 3.18(a)(i), (ii), (iii), (v) (other than in the ordinary course of business), (vi) (other than in the ordinary course of business), (vii), (ix), (xi) and (xiii) had it been entered into prior to the date of this Agreement or (ii) modify, amend, terminate or waive any material rights under any Company Material Contract, in each case with respect to this clause (ii) other than in the ordinary course of business;
(xii)   shall not, and shall not permit any of its Subsidiaries to, settle any Action, other than any Action that involves only the payment of monetary damages not in excess of  $5,000,000 individually or $10,000,000 in the aggregate;
(xiii)   (A) shall not, and shall not permit any of its Subsidiaries to, (A) acquire or dispose (by merger, consolidation, acquisition or disposition of stock or assets or otherwise) assets from or to any other Person (except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries) with a value or purchase price in excess of $5,000,000 individually or $10,000,000 in the aggregate, other than acquisitions of merchandise for sale in the Company’s stores, (B) make any loans, advances or capital contributions to, or investments in, any Person (except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries) or (C) merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries;
(xiv)   except for the expenditures contemplated by and consistent with the capital budgets set forth in Section 5.1(b)(xiv) of the Company Disclosure Letter, shall not, and shall not permit any of its Subsidiaries to, make or authorize any capital expenditures in excess of  $5,000,000 in the aggregate;
(xv)   shall not, and shall not permit any of its Subsidiaries to, enter into any collective bargaining agreement or any agreement with any labor organization, trade union, labor association, or other employee representative;
(xvi)   shall not, and shall not permit any of its Subsidiaries to (A) make, change or rescind any material Tax election, (B) change any material method of Tax accounting, (C) file any material amended Tax Return, (D) enter into any closing agreement with respect to a material amount of Taxes, (E) settle or compromise any audit or proceeding relating to a material amount of Taxes, or (F) surrender any right to claim a material amount of Tax refund, in each case, to the extent such action would result in a material increase in the Tax liability of the Company and its Subsidiaries in excess of the amounts reserved therefor on the consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents; and
(xvii)   shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

(c)   Between the date hereof and the Effective Time, (i) Parent and Merger Sub shall not, and shall not permit any of the Equity Investors to take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations) which would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) specifically with respect to obtaining applicable approvals and/or termination of applicable waiting periods required to satisfy the condition set forth in Section 6.1(c), Parent and Merger Sub shall not, and shall not permit any of their respective HSR Affiliates to take any action that has the effect of, or would reasonably be expected to have the effect of, materially delaying or preventing the satisfaction of the condition set forth in Section 6.1(c).
Section 5.2   Access.
(a)   Subject to compliance with applicable Laws, the Company shall afford to Parent and to its officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representatives (each of the foregoing, other than Parent, a “Representative”) reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ senior executives, properties, contracts, commitments, books and records, other than any such matters that relate to the negotiation and execution of this Agreement, or, subject to Section 5.3, to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other parties relating to any competing or alternative transactions. The Company shall (and shall cause its Subsidiaries to) furnish reasonably promptly to Parent and its Representatives the weekly “Executive Reporting Package” (or comparable weekly reports) and monthly financial reports and such other information about Parent’s business as may be reasonably requested by Parent that has been or is prepared by the Company (or is readily available without any preparation) in the ordinary course of business. The foregoing notwithstanding, the Company shall not be required to afford such access or furnish such information if it would unreasonably disrupt the operations of the Company or any of its Subsidiaries, would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would cause a risk of a loss of privilege or trade secret protection to the Company or any of its Subsidiaries or would constitute a violation of any applicable Law; provided, that the parties hereto shall cooperate in seeking and use reasonable best efforts to find a way to allow disclosure of such information in a manner that does not result in such disruption, loss or violation.
(b)   Parent hereby agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be Confidential Information, as such term is used in, and shall be treated in accordance with, the confidentiality agreements between the Company and certain of the Equity Investors (or their Affiliates) (the “Confidentiality Agreements”). The execution of this Agreement by the Company shall constitute written consent by the Company pursuant to the Confidentiality Agreements to all actions by Parent, Merger Sub, the Equity Investors and their respective Representatives expressly permitted by this Agreement. The Company agrees that the Confidentiality Agreements are hereby amended, as applicable, to permit (subject to Sections 5.1(c) and 5.12) the inclusion of all prospective debt or equity investors, financing sources, outside agents and other advisors in the term “Representative” as such term is defined therein; provided that the total of any such new prospective equity investors does not exceed 30 without the Company’s prior written consent, not be be unreasonably withheld, delayed or conditioned.
Section 5.3   No Solicitation.
(a)   Subject to the provisions of this Section 5.3, the Company agrees that neither it nor any Subsidiary of the Company nor any of its or their respective Affiliates or Representatives shall, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate the making or submission of any Alternative Proposal or any inquiries, discussions or offers that constitute or could be reasonably expected to lead to any Alternative Proposal, (ii) participate in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding the Company or its Subsidiaries in connection with an Alternative Proposal to, any Person that has made or, to the Company’s Knowledge, is considering making an Alternative Proposal (except, in each case, to notify such Person as to the existence of the provisions of this Section 5.3), or (iii) enter into any letter of intent, agreement in principle, merger or acquisition agreement or any other agreement relating to or providing for any Alternative Proposal (except for confidentiality agreements permitted under Section 5.3(b)).

(b)   Anything in this Section 5.3 to the contrary notwithstanding, at any time prior to the receipt of the Company Stockholder Approval, if the Company receives an unsolicited Alternative Proposal from a third party made after the date of this Agreement which in the good faith judgment of the board of directors of the Company, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal being made, the Company may take the following actions: (x) furnish nonpublic information to the third party making such Alternative Proposal pursuant to a confidentiality agreement having provisions as to confidential treatment of information that are substantially similar to the confidentiality provisions of the Confidentiality Agreements; provided that any such nonpublic information provided to such third party shall, to the extent not previously provided to Parent, be provided to Parent prior to or at substantially the same time as it being provided to such third party, and (y) engage in discussions or negotiations with the third party with respect to the Alternative Proposal. The Company shall promptly (and in any event within forty-eight (48) hours) orally and in writing notify Parent of any Alternative Proposal received by the Company, which notice shall identify the name of the Person making such Alternative Proposal and the material terms and conditions thereof, and include copies of any written proposal relating thereto provided to the Company or any of its Representatives and indicate whether the Company has furnished nonpublic information to, or entered into discussions or negotiations with, such third party. The Company shall keep Parent reasonably informed on a reasonably current basis of any material developments regarding any Alternative Proposals or any material change to the terms of any such Alternative Proposal.
(c)   Except as set forth in this Section 5.3, the board of directors of the Company shall not (i) withdraw, qualify or modify in any manner adverse to Parent, or propose publicly to withdraw, qualify or modify in any manner adverse to Parent, the Recommendation, (ii) approve, recommend or declare advisable (or propose publicly to approve, recommend or declare advisable) any Alternative Proposal or (iii) fail to include the Recommendation in the Proxy Statement or fail to recommend against any Alternative Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement on Schedule 14D-9 after the commencement of such Alternative Proposal (any such action, a “Change of Recommendation”). Anything to the contrary set forth in this Section 5.3 notwithstanding, prior to obtaining the Company Stockholder Approval, the board of directors of the Company may, in response to a Superior Proposal received by the Company after the date of this Agreement on an unsolicited basis, (x) make a Change of Recommendation or (y) cause the Company to terminate this Agreement pursuant to Section 7.1(g); provided, however, that the board of directors of the Company shall not be entitled to make such a Change of Recommendation or cause any termination of this Agreement pursuant to Section 7.1(g) until (A) the Company sends written notice (a “Superior Proposal Notice”) to Parent advising Parent that the board of directors of the Company intends to make such a Change of Recommendation or terminate this Agreement pursuant to Section 7.1(g) and specifying the reasons therefor, which notice shall include a description of the terms and conditions of the Superior Proposal that is the basis for the proposed action of the board of directors of the Company, the identity of the Person making the proposal and a copy of any written proposals or proposed definitive agreements (including relating to any debt or equity financing) for such Superior Proposal, if any, (B) during the three Business Day period following the date on which the Superior Proposal Notice is received, the Company shall, and shall cause its Representatives to, use commercially reasonably efforts to negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make adjustments to the terms and conditions of this Agreement and (C) following the end of such three Business Day period, the board of directors of the Company, after consultation with the Company’s financial advisors and outside legal counsel and taking in account any revisions to the terms and conditions of this Agreement proposed by Parent, shall have determined in good faith that the Alternative Proposal remains a Superior Proposal; provided, that each time material modifications to the terms of an Alternative Proposal determined to be Superior Proposal are made (it being understood any change to the consideration to be received by the Company’s stockholders in such proposal shall be deemed a material modification), the Company shall notify Parent of such modification and the time period set forth in the preceding clause (B) shall recommence and be extended for two (2) Business Days from the day of such notification.
(d)   Anything to the contrary contained herein notwithstanding, prior to obtaining the Company Stockholder Approval, the board of directors of the Company may, solely in response to an Intervening Event, make a Change of Recommendation, if the board of directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board of directors of the Company to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the board of directors of the Company shall not be entitled to effect such a Change of Recommendation until (A) the Company sends written notice to Parent (an “Intervening Event Notice”) advising Parent that the board of directors of the Company intends to effect such a Change of Recommendation and specifying the reasons therefore, which notice shall include a description the applicable Intervening Event, (B) during the three Business Day period following the date on which the Intervening Event Notice is received, the Company shall, and shall cause its Representatives to, use commercially reasonably efforts to negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make adjustments to the terms and conditions of this Agreement and (C) following the end of such three Business Day period, the board of directors of the Company, after consultation with the Company’s outside legal counsel and taking in account any revisions to the terms and conditions of this Agreement proposed by Parent, shall have determined in good faith that the failure of the board of directors of the Company to make such a Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law.
(e)   Nothing contained in this Agreement shall prohibit the Company or its board of directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the board of directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board of directors of the Company to make such disclosure would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s stockholders under applicable Law; provided, however, that in no event shall the board of directors of the Company effect a Change of Recommendation except in accordance with Section 5.3(c) or Section 5.3(d).
(f)   As used in this Agreement, “Alternative Proposal” shall mean any bona fide proposal or offer made by any Person or group of related Persons, and whether involving a transaction or series of related transactions, for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) the acquisition by any Person or group of related Persons of more than twenty-five percent (25%) of the assets of the Company and its Subsidiaries, on a consolidated basis (in each case, including securities of the Subsidiaries of the Company), or (iii) the direct or indirect acquisition by any Person or group of related Persons of more than twenty-five percent (25%) of the outstanding Shares.
(g)   As used in this Agreement, “Superior Proposal” shall mean a written Alternative Proposal, substituting “fifty percent (50%)” for “twenty-five percent (25%),” that the board of directors of the Company determines in good faith, after consultation with the Company’s financial and legal advisors, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of the Alternative Proposal, including the financing terms thereof, and such other factors as the Company’s board of directors considers to be appropriate, to be more favorable to the Company and its stockholders than the transactions contemplated by this Agreement.
Section 5.4   SEC Filings; Other Actions.
(a)   As promptly as reasonably practicable after the execution of this Agreement (and in any event no later than 20 Business Days after the date of this Agreement), the Company shall prepare and file with the SEC the Proxy Statement, which shall, subject to Section 5.3, include the Recommendation, and shall use all reasonable efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the date of this Agreement. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement, or as otherwise required by law or requested by the SEC, concerning themselves and their Affiliates. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the

Proxy Statement. The Company shall provide Parent a reasonable opportunity to review and propose comments on the Proxy Statement (and any amendments or supplements thereto) or any responses to the SEC and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Company Meeting as promptly as practicable, and in no event more than five (5) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement.
(b)   Subject to the other provisions of this Agreement, the Company shall (i) take all action required under the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), with the record date and meeting date of the Company Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation in accordance with Section 5.3, use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the transactions contemplated hereby. Within fifteen Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Meeting that is twenty Business Days after the date of such “broker search”.
Section 5.5   Employee Matters.
(a)   From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time. For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to current employees of the Company and its Subsidiaries (“Company Employees”) who remain so employed (i) base compensation and bonus opportunities that, in each case, are no less favorable than were provided to the Company Employee immediately before the Effective Time and (ii) all other compensation and employee benefits that are comparable in the aggregate to those provided to the Company Employee immediately before the Effective Time; provided, however, that the Company may, in lieu of granting equity awards to any particular Company Employee, grant to such employee cash or other awards.
(b)   For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any final average pay defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans that are health and welfare plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such conditions would have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)   Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at or prior to the Effective Time, as applicable, except to the extent doing so would result in “additional tax” under Section 409A of the Code.
(d)   The Company may establish a cash-based retention program in the aggregate amount of  $10 million to promote retention and to incentivize efforts to consummate the Closing (the “Retention Program”) with one-half  (1/2) of any such payments from such Retention Program to be paid upon the ninetieth (90th) day following the Closing Date and one-half  (1/2) of any such payments to be paid upon the one hundred twentieth (120th) day following the Closing Date, in each case, subject to continued employment with the Company and its Subsidiaries through such date; provided, that if the individual’s employment with the Company is terminated due to a Qualifying Termination prior to any scheduled payment date, then the unpaid portions of the payments shall be paid upon the date of the individual’s Qualifying Termination. Amounts under the Retention Program shall be allocated among the employees of the Company and its Subsidiaries identified, and in the amounts and other terms determined, by the Chief Executive Officer of the Company (or his designees); provided that the retention award allocated to any employee shall not exceed $650,000. If a retention award or portion thereof under the Retention Program is forfeited by a participant, the Chief Executive Officer of the Company (or his designees) may reallocate the retention award (or unpaid portion thereof) to existing employees or new hires of the Company and its Subsidiaries subject to the $650,000 limitation specified above.
(e)   Nothing in this Agreement shall confer upon any Company Employee any right to continue in the employ or service of Parent or its Subsidiaries. No provision of this Agreement or contained in this Section 5.5: (i) shall limit the ability of the Company or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate in accordance with its terms any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, (ii) shall be deemed or construed to amend, establish, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, or (iii) create any third party beneficiary rights or obligations in any person (including any current or former service provider or employee of Parent or any of its Subsidiaries (or any beneficiaries or dependents thereof)) or any right to employment or continued employment or to a particular term or condition of employment with the Company or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries).
Section 5.6   Efforts.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Specified Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including seeking to avoid the entry of, or to have reversed, terminated, lifted or vacated, any stay, temporary restraining order or other injunctive relief or order entered by any Governmental Entity that could prevent or delay the transactions or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any of its Subsidiaries or Parent or Merger Sub be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party (other than with respect to Parent and Merger Sub, any filing fees to any Governmental Entity) for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any contract or agreement.
(b)   The Company, Parent and Merger Sub shall (i) promptly, but in no event later than ten (10) Business Days after the date hereof, file any and all required Notification and Report Forms under the HSR

Act with respect to the Merger and the other transactions contemplated by this Agreement (the “HSR Filings”), and use best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) promptly file any and all required applications and notifications under the Competition Act with respect to the Merger and the other transactions contemplated by this Agreement, including a submission requesting from the Commissioner of Competition an advance ruling certificate pursuant to subsection 102(1) of the Competition Act, and use best efforts to cause the expiration or termination of any applicable waiting periods under the Competition Act, except that the parties will only make a filing pursuant to Part IX of the Competition Act if determined by Parent to be reasonably advisable after consultation with the Company (the “Canadian Antitrust Filings” and together with the HSR Filings, the “Antitrust Filings”), (iii) supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity, and (iv) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, competition authorities of any other nation or other jurisdiction or any other Person may assert under any Law with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or its Subsidiaries or of the Company or its Subsidiaries and (y) otherwise taking or committing to take any actions that after the Closing Date would limit the freedom of Parent or its Subsidiaries’ (including the Surviving Corporation’s or its Subsidiaries’) freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing the Closing, materially delaying the Closing or delaying the Closing beyond the End Date; provided that neither the Company nor any of its Subsidiaries shall become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates, unless such requirement, condition, understanding, agreement or order is binding on the Company only in the event that the Closing occurs. Except as otherwise permitted under this Agreement, the Company, Parent and Merger Sub shall not (and shall cause their Subsidiaries not to) take or agree to take any action with respect to the matters set forth in this Section 5.6 that would be reasonably likely to prevent or materially delay the Closing. Notwithstanding any other provision of this Agreement, the Equity Investors shall have no obligation, and Parent shall have no obligation to cause the Equity Investors, to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Equity Investors or their Affiliates, in each case other than the Company and its Subsidiaries.
(c)   The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions, and any other material actions pursuant to this Section 5.6, and subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, however, that materials may be redacted (w) to exclude documents filed in response to Items 4(c) and 4(d) of the HSR Filing, (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (y) as necessary to comply with contractual agreements, and (z) as necessary to address reasonable privilege concerns. Each of the Company, Parent and Merger Sub agrees not to participate in any substantive meeting or discussion, either in Person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.
(d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use their respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement. The foregoing notwithstanding or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b) or Section 7.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.
Section 5.7   Takeover Statute.   If any “fair price,” “moratorium,” “control share acquisition,” “interested person” “interested stockholder,” “business combination” or other form of antitakeover statute or regulation, including Section 203 of the DGCL (each, a “Takeover Statute”) shall become applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.
Section 5.8   Public Announcements.   The Company, Parent and Merger Sub will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided that the restrictions in this Section 5.8 shall not apply to any Company communication regarding an Alternative Proposal or a Change of Recommendation or any response of Parent thereto. Parent and the Company agree to issue a separate press releases, each subject to the prior approval of the other party, announcing this Agreement.
Section 5.9   Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any indemnification or similar agreement disclosed on Section 5.9(a) of the Company Disclosure Letter or in the Company SEC Documents shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification or similar agreements of the Company or its Subsidiaries disclosed on Section 5.9(a) of the Company Disclosure Letter or in the Company SEC Documents with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, and cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.
(b)   Each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing subject to receipt of the undertaking described below) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served at the Company’s request as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law provided, that the Person to whom such costs and expenses are advanced provides an undertaking to repay such costs and expenses if it is ultimately determined by a court of competent jurisdiction that such Person is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred before or after the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.
(c)   For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, the Surviving Corporation shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year (6) prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby; provided, however that the Company shall not spend more than 350% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy and if the cost of such policy would otherwise exceed such amount, the Company shall purchase as much coverage as reasonably practicable for a cost not exceeding such amount. If the Company does not elect to purchase a prepaid “tail” policy, Parent may, at its option, at or after the Effective Time, purchase a “tail” policy. If such “tail” prepaid policy has been obtained by the Company prior to the Effective Time (or Parent pursuant to the preceding sentence), Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain such policy in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.
(d)   Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9 (subject to receipt of the undertaking described above).

(e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.
(f)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.
Section 5.10   Control of Operations.   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 5.11   Financing.
(a)   Parent shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Cash Equity and to cause the Rollover Equity to be transferred and contributed on the terms and conditions described herein and in the Equity Financing Commitment Letters prior to the End Date, including causing the Equity Investors to maintain in effect the Equity Financing Commitment Letters. Parent shall use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Debt Financing on the terms and conditions described herein and in the Debt Commitment Letters prior to the End Date, including (i) maintaining in effect the Debt Commitment Letter, (ii) negotiating definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) or, if available, on other terms that are acceptable to Parent and would not adversely affect (including with respect to timing, taking into account the expected timing of the Marketing Period) the ability of Parent and Merger Sub to consummate the transactions contemplated herein and (iii) taking into account the expected timing of the Marketing Period, satisfying on a timely basis all conditions applicable to Parent and its Subsidiaries in the Commitment Letters and the Definitive Agreements that are within its control and complying with its obligations thereunder. In the event that all conditions contained in any Commitment Letter (other than, with respect to the Debt Financing, the availability of the Cash Equity) have been satisfied (or upon funding will be satisfied), Parent shall use its reasonable best efforts to cause the Lenders thereunder to, and shall cause the Equity Investors thereunder to, comply with their respective obligations, including to fund the Financing required to consummate the transactions contemplated by this Agreement and to pay related fees and expenses on the Closing Date. Parent shall comply with its obligations, and enforce its rights, under the Equity Financing Commitment Letters, in each case in a timely and diligent manner. Parent shall use reasonable best efforts to comply with its obligations, and reasonable best efforts to enforce its rights, under the Debt Commitment Letters and Definitive Agreements, in each case in a timely and diligent manner. In furtherance of and not in limitation of the foregoing, in the event that (w) the Marketing Period has completed, (x) any portion of the high yield bond financing contemplated by the Debt Commitment Letter is unavailable, (y) all closing conditions contained in Section 6.1 and 6.3 shall be satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing, provided that such conditions are capable of being satisfied as of such day assuming the Closing was to occur on such day, and other than those conditions the failure of which to be satisfied is a result of a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements contained in this Agreement) and (z) the bridge facilities contemplated by the Debt Commitment Letter (or alternative bridge facilities obtained in accordance with this Section 5.11(a)) are available on the terms and conditions described in the Debt Commitment Letter (or replacements thereof), then each of Parent and Merger Sub shall cause the proceeds of such bridge financing to be used in accordance with this Agreement in lieu of such portion of the high yield bond financing.

(i)   Parent shall not, without the prior written consent of the Company: (A) permit any amendment or modification to, or any waiver of any provision or remedy under, the Commitment Letters if such amendment, modification, waiver or remedy (w) adds new conditions (or modifies any existing conditions in a manner adverse to Parent or the Company or the transactions contemplated hereby) to the consummation of all or any portion of the Financing, (x) reduces the amount of the Financing, (y) adversely affects the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against such other parties to the Commitment Letters as in effect on the date hereof or in the Definitive Agreements or (z) taking into account the expected timing of the Marketing Period, could otherwise reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement (provided that, for the avoidance of doubt, Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, book-runners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement, if the addition of such parties, individually or in the aggregate, would not reasonably be expected to prevent, impede or delay the availability of the Financing or the consummation of the contemplated transactions); or (B) terminate any Commitment Letter unless such Commitment Letter is replaced with a new commitment that, were it structured as an amendment to an existing Commitment Letter, would satisfy the requirements of the foregoing clause (A). Parent shall promptly deliver to the Company copies of any such amendment, modification, waiver or replacement.
(ii)   In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Parent will (1) use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with Cash Equity and the available portion of the Debt Financing, to consummate the transactions contemplated by this Agreement and to pay related fees and expenses) from the same or other sources and which do not include any conditions to the consummation of such alternative debt financing that are more onerous to Parent than the conditions set forth in the Debt Financing and are otherwise on terms no less favorable to Parent than such unavailable Debt Financing (including the “flex” provisions of the related fee letter) and (2) promptly notify the Company of such unavailability and, to Parent’s Knowledge, the reason therefor. For the purposes of this Agreement, the term “Debt Commitment Letter“ shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative financing arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question). Parent shall provide the Company with prompt oral and written notice of  (1) any material breach or default by any party to any Commitment Letters or the Definitive Agreements of which Parent gains Knowledge or any termination of any of the Commitment Letters and (2) the receipt of any written notice or other written communication from any Lender, Equity Investor, or other financing source with respect to any breach, default, termination or repudiation by any party to any Commitment Letters or the Definitive Agreements of any provision thereof; provided, however, that in no event will Parent be under any obligation to disclose any information pursuant to clauses (1) or (2) that is subject to attorney-client or similar privilege if Parent shall have used its reasonable best efforts to disclose such information in a way that would not waive such privilege. In the event that Parent does not provide access or information in reliance on the preceding sentence, Parent shall provide notice to the Company that such access or information is being withheld and Parent shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege. Parent shall keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing. The foregoing notwithstanding, compliance by Parent with this Section 5.11 shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available.

(b)   Prior to the Closing, the Company shall, and shall cause each of its Subsidiaries to, provide and shall use its reasonable best efforts to cause its Representatives to provide all cooperation reasonably requested by Parent in connection with the arrangement of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its Subsidiaries), including:
(i)   preparing and furnishing Parent, Merger Sub and their Financing Sources as promptly as reasonably practicable all Required Information and all other financial and pertinent information and disclosures regarding the Company and its Subsidiaries (including their businesses, operations, financial projections and prospects) as may be reasonably requested by Parent or Merger Sub to assist in the preparation of the Offering Documents and all supplements thereto and assist in the preparation of the pro forma financial statements referred to in paragraphs 6 and 12 of Exhibit E to the Debt Commitment Letter;
(ii)   participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Debt Financing or offering of notes in connection with the Debt Financing, and assisting with the preparation of materials for rating agency presentations, road show presentations, offering memoranda, bank information memoranda (including, to the extent necessary, an additional bank information memorandum that does not include material non-public information) and similar documents required in connection with the Debt Financing or offering of Notes in connection with the Debt Financing;
(iii)   assisting reasonably in the preparation of one or more credit or other agreements, as well as any pledge and security documents, and other definitive financing documents, collateral filings or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral;
(iv)   executing and delivering any necessary and customary pledge and security documents, guarantees, mortgages, collateral filings, other definitive financing documents (including one or more credit agreements, note purchase agreements, indentures and/or other instruments) in connection with such Debt Financing or other certificates or documents as may reasonably be requested by Parent and reasonably facilitating the taking of all corporate actions by the Company and its Subsidiaries with respect to entering such definitive financing documents and otherwise necessary to permit consummation of the Debt Financing;
(v)   cooperating reasonably with the Lenders’ due diligence, to the extent customary and reasonable, in connection with the Debt Financing;
(vi)   using reasonable best efforts to obtain (i) drafts of customary “comfort” letters of independent accountants of the Company (which shall include customary “negative assurance” comfort) prior to the beginning of the Marketing Period, which such accountants would be prepared to issue at the time of pricing and at closing of any offering or private placement of the Debt Financing (in the form of debt securities) pursuant to Rule 144A under the Securities Act upon completion of customary procedures, (ii) surveys and title insurance as reasonably requested by Parent as necessary and customary for financings similar to the Debt Financing, and (iii) legal opinions of in-house or “local” counsel customary for financings similar to the Debt Financing;
(vii)   reasonably assisting Parent in procuring a public corporate credit rating and a public corporate family rating in respect of the relevant borrower or issuer under the Debt Financing and public ratings for the Debt Financing or notes to be offered in connection with the Debt Financing;
(viii)   (A) permitting the prospective lenders involved in the Debt Financing to evaluate the Company’s inventory, current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements (including conducting field exams, the commercial finance examinations and inventory, equipment and real property appraisals) and (B) assisting Parent with the establishment of bank and other accounts and blocked account and control agreements of the Company and one or more of its Subsidiaries in connection with the foregoing, in each case to the extent customary and reasonable; and

(ix)   (A) obtaining a certificate of the chief financial officer of the Company in substantially the form set forth on Annex I to Exhibit E of the Debt Commitment Letter with respect to solvency matters, (B) obtaining customary authorization letters with respect to the bank information memoranda from a senior officer of the Company, (C) using reasonable best efforts to deliver any borrowing base certificates requested by Parent a reasonable time prior to Closing pursuant to the Debt Commitment Letter and (D) using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing; and
(x)   at least four (4) Business Days prior to Closing, providing all documentation and other information about the Company that is reasonably requested by the Lenders and the Lenders reasonably determine is required by applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act, to the extent requested by Parent in writing at least nine (9) Business Days prior to Closing.
it being understood that the Company shall have satisfied its obligations set forth in clauses (i) through (x) of this sentence if the Company shall have used its reasonable best efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. The foregoing notwithstanding, (A) neither the Company nor its Subsidiaries, nor any Persons who are directors of the Company or its Subsidiaries shall be required to pass resolutions or consents to approve or authorize the execution of the Debt Financing or execute or deliver any certificate, document, instrument or agreement that is effective prior to the Effective Time or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Effective Time (except the authorization letter contemplated by clause (viii)(B) above), (B) no obligation of the Company or any of its Subsidiaries or any of their respective Representatives undertaken pursuant to the foregoing shall be effective until the Effective Time (except with respect to the authorization letter contemplated by clause (viii)(B) above) and (C) none of the Company or its Subsidiaries nor any of their respective Representatives shall be required to pay any commitment or other similar fee or incur any other cost or expense that is not promptly reimbursed by Parent in connection with the Debt Financing at or prior to the Closing. Nothing contained in this Section 5.11(b) or otherwise shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries or their respective Representatives in connection with such cooperation and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent pursuant to this Section 5.11(b) and any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries).
(c)   All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its Representatives pursuant to Section 5.11 shall be kept confidential in accordance with the Confidentiality Agreements; provided that Parent and Merger Sub shall be permitted to disclose Confidential Information to potential debt financing sources for the transactions contemplated by this Agreement and their Representatives without the prior written consent of the Company if such potential debt financing sources and their Representatives who receive such information are subject to a confidentiality agreement no less restrictive than the Confidentiality Agreements with respect to such information or as provided in the Debt Commitment Letter. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing.
(d)   The Company shall use its reasonable best efforts to deliver to Parent, on or prior to the third Business Day prior to the Effective Time, a copy of a payoff letter (subject to delivery of funds as arranged by Parent), in customary form, from the Agent (as defined in the Revolving Credit Facility) under the senior secured revolving credit agreement identified in Section 3.3 of the Company Disclosure Letter (the “Revolving Credit Facility”). The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to deliver all notices and to take all other actions to facilitate the termination of commitments under the Revolving Credit Facility, the repayment in full of all Obligations (as defined in such Revolving Credit Facility) then outstanding thereunder (using funds arranged by Parent) and the release of any liens and termination of all guarantees in connection therewith on the Closing Date (such termination, repayment and release, the “Revolving Credit Facility Termination”); provided that in no event shall this Section

5.11(d) require the Company or any of its Subsidiaries to cause such Revolving Credit Facility Termination unless the Closing shall occur substantially concurrently and the Company or its Subsidiaries have received funds from Parent to pay in full all principal, interest, prepayment premiums, penalties, breakage costs, fees or similar obligations related to any Obligations (as defined in such Revolving Credit Facility) under such Revolving Credit Facility as of the anticipated Closing Date (and the daily accrual thereafter).
(e)   The Company shall use its reasonable best efforts to deliver to Parent, on or prior to the third Business Day prior to the Effective Time, a copy of a payoff letter (subject to delivery of funds as arranged by Parent and/or the maintenance of existing cash collateral), in customary form, from the L/C Issuer (as defined in the Letter of Credit Agreement) under the letter of credit agreement identified in Section 3.3 of the Company Disclosure Letter (the “Letter of Credit Facility”). The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to deliver all notices and to take all other actions to facilitate the termination of commitments under the Letter of Credit Facility, the repayment in full of all Obligations (as defined in such Letter of Credit Facility) then outstanding thereunder (using funds arranged by Parent or, at the request of Parent, the maintenance of existing cash collateral) and the release of any liens and termination of all guarantees in connection therewith on the Closing Date (such termination, repayment and release, the “Letter of Credit Facility Termination“); provided that in no event shall this Section 5.11(e) require the Company or any of its Subsidiaries to cause such Letter of Credit Facility Termination unless the Closing shall occur substantially concurrently and the Company or its Subsidiaries have received funds from Parent to pay in full all principal, interest, prepayment premiums, penalties, breakage costs, fees or similar obligations related to any Obligations (as defined in such Letter of Credit Facility) under such Letter of Credit Facility as of the anticipated Closing Date (and the daily accrual thereafter). The Company shall use reasonable best efforts to take all actions reasonably requested by Parent to facilitate the release of cash collateral securing the letters of credit issued under the Letter of Credit Facility prior to the Effective Time, which actions may include using its reasonable best efforts to (i) facilitate the replacement of such letters of credit on the Closing Date with new letters of credit issued pursuant to the Debt Financing, (ii) facilitate having such letters of credit “rolled over” on the Closing Date and be deemed issued pursuant to the Debt Financing, and/or (iii) renew (or replace at maturity) any such letters of credit on commercially reasonable terms that facilitate the foregoing.
(f)   The Company will, and will cause its Subsidiaries to, upon request of Parent, periodically update any Required Information (to the extent it is available) to be included in any Offering Document to be used in connection with the Debt Financing or offering of notes in connection with the Debt Financing so that Parent and Merger Sub may ensure that such Required Information, when taken as a whole, does not contain as of the time provided, giving effect to any supplements, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading.
Section 5.12   Other Investors.   Prior to the Effective Time, except pursuant to the Rollover Agreement, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person who holds Shares of the Company to rollover (or reinvest the Merger Consideration with respect to (or other proceeds from the sale of) such Shares) for any equity interests (or rights to obtain any equity interests) in Parent or any Person of which Merger Sub is a direct or indirect Subsidiary.
Section 5.13   Rule 16b-3.   Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.14   Stock Exchange De-listing.   Each of the Company and Parent shall take such actions reasonably required to cause the Shares to be de-listed from the Nasdaq and de-registered under the Exchange Act as soon as practicable following the Effective Time.
Section 5.15   Notice of Certain Matters; Stockholder Litigation.   Each party hereto shall give prompt written notice to the other party hereto, of any notice or other communication received by such party (or its Subsidiaries) from any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement, or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement. Each party hereto shall give reasonably prompt written notice to the other party hereto, if to such party’s Knowledge, (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the End Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that, (a) nothing in this sentence shall be deemed to affect, modify or condition the obligations of each party to effect the Closing and the Parent’s obligation to pay the Merger Consideration in accordance with the terms hereof and (b) each party’s obligations, actions or inactions pursuant to this sentence shall be deemed excluded for purposes of determining whether the conditions set forth in either Section 6.2(b) or Section 6.3(b) have been satisfied; provided further that the immediately preceding proviso shall not apply if a party shall have concluded that (in the case of either clause (i) or (ii)) that the relevant closing conditions in Sections 6.2(a) or 6.2(b) or Section 6.3(a) or 6.3(b), as applicable, would be incapable of being satisfied by the End Date and it intentionally does not provide such notice. In the event that any litigation or other Action of any stockholder related to this Agreement, the Merger or the other transactions contemplated by this Agreement is initiated or pending, or, to the Knowledge of the Company, threatened, against any of the Company or its Subsidiaries and/or the members of the Board of Directors of the Company (or of any equivalent governing body of any Subsidiary of the Company) prior to the Effective Time, the Company shall promptly notify Parent of any such stockholder Action and shall keep Parent reasonably informed with respect to the status thereof and give Parent the opportunity to participate in the defense or settlement of any such litigation or other Action. None of the Company or its Subsidiaries or Representatives shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such stockholder Action or consent to the same unless Parent shall have first consented in writing (such consent not to be unreasonably withheld, conditioned or delayed).
Section 5.16   Resignation of Directors.   The Company shall use reasonable best efforts to obtain the resignation of all of the members of the board of directors of the Company who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent) of each Subsidiary of the Company), which resignations shall be effective at, and conditioned upon the occurrence of, the Effective Time.
Section 5.17   Cash Transfers.   Upon request by Parent made at least five Business Days prior to the Closing and in any event after the satisfaction of all the conditions to Closing (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing), to the extent permitted by Law and subject to the reasonable operational requirements of the Company and its Subsidiaries (provided that Parent will indemnify the Company with respect to any fees, losses, expenses or Taxes incurred as a result), the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (x) sell for cash, with effect as of a date reasonably proximate to the Closing Date, marketable securities and cash equivalents held by, or on behalf of or for the benefit of, the Company and/or any of its Subsidiaries and (y) transfer from Subsidiaries (including those located in Canada), prior to the Effective Time, an amount of cash to the Company, in as Tax- and cost-efficient method as is reasonably practicable (after consultation with Parent) taking into account the working capital requirements of the Company’s Subsidiaries, with a view towards making available at the Effective Time such cash amounts. Any available cash of the Company on hand at the Closing may be used for payments to be made at the Closing as directed by Parent; provided that, notwithstanding anything herein to the contrary, (a) nothing in this Section 5.17 shall be deemed to affect, modify or condition the obligations of Parent and Merger Sub to effect the Closing and pay the Merger Consideration in accordance with the terms hereof and (b) the Company’s obligations, actions or inactions pursuant to this Section 5.17 shall be deemed excluded for purposes of determining whether the condition set forth in Section 6.3(b) has been satisfied.

Article VI
CONDITIONS TO THE MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by Parent and the Company) at or prior to the Effective Time of the following conditions:
(a)   The Company Stockholder Approval shall have been obtained.
(b)   No injunction or similar order by any U.S. or Canadian Governmental Entity of competent jurisdiction which prohibits the consummation of the Merger shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered or promulgated by any U.S. or Canadian Governmental Entity after the date hereof that, in any case, prohibits or makes illegal the consummation of the Merger and shall continue to be in effect.
(c)   Any applicable waiting period under the HSR Act and the Competition Act relating to the Merger shall have expired or been earlier terminated.
Section 6.2   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of such date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Parent and Merger Sub shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.
(c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) of the following conditions:
(a)   (i) The representations and warranties of the Company set forth in Section 3.2(a) and Section 3.2(b)(i) shall be true and correct in all respects (except for only de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date), (ii) the representations and warranties of the Company set forth in Section 3.1(b), Section 3.1(c), Section 3.2 (other than Section 3.2(a), Section 3.2(b)(i), Section 3.2(c) and Section 3.2(e)), Section 3.3(a), Section 3.16 and Section 3.22 shall be true and correct (without giving effect to any “materiality,” “in all material respects,” “Company Material Adverse Effect” or similar qualifiers) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date), (iii) the representations and warranties of the Company set forth in Sections 3.10(a)(ii) and 3.10(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date) and (iv) the other representations and warranties of the Company set forth in Article III shall be true and correct (without giving effect to any “materiality,” “in all material respects,” “Company Material Adverse Effect” or similar qualifiers) as of the date of this Agreement and as of the Closing Date, as though made on and as of the

Closing Date (except to the extent any such representation and warranty expressly is made as of a different date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
Section 6.4   Frustration of Closing Conditions.   Neither the Company, Parent nor Merger Sub may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was primarily caused by such party’s breach of any provision of this Agreement.
Article VII
TERMINATION
Section 7.1   Termination or Abandonment.   Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company (unless otherwise specified below) of the matters presented in connection with the Merger:
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent if  (i) the Effective Time shall not have occurred on or before June 14, 2015 (the “End Date”) and (ii) the party seeking to terminate this Agreement pursuant to this Section 7.1(b) (x) shall not be in breach or have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the failure to consummate the Merger on or before such date and (y) shall have used such efforts as may be required by Section 5.6 and Section 5.11 to consummate the Merger on or before such date;
(c)   by either the Company or Parent if any Governmental Entity of competent jurisdiction shall have issued or entered an injunction or similar order permanently enjoining or prohibiting the consummation of the Merger and such injunction or order shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) (i) shall not be in breach or have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to such injunction or order and (ii) shall have used such efforts as may be required by Section 5.6 to prevent, oppose and remove such injunction or order;
(d)   by either the Company or Parent if the Company Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Company Stockholder Approval shall not have been obtained;
(e)   by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 or would result in the failure of the Closing to occur and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination, provided that that the Company shall not have a right to terminate this Agreement pursuant to this Section 7.1(e) if the Company is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;
(f)   by Parent, (A) prior to the Company Meeting, if there is a Change of Recommendation or (B) if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform

(i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 or would result in the failure of the Closing to occur and (ii) cannot be cured by the End Date or, if curable, is not cured with thirty (30) days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination, provided that Parent shall not have a right to terminate this Agreement pursuant to clause (B) if Parent or Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;
(g)   by the Company, in accordance with Section 5.3(c), if and only if  (i) prior to or substantially concurrent with such termination, the Company shall have paid or shall pay the Company Termination Fee to Parent pursuant to Section 7.3(a) (it being understood any purported termination of this Agreement pursuant to this Section 7.1(g) shall be null and void if the Company shall not have paid the Company Termination Fee prior to or substantially concurrent with such termination) and (ii) promptly after the termination of this Agreement, the Company enters into a definitive agreement with respect to the Superior Proposal that remained a Superior Proposal following the Company’s compliance with the provisions set forth in Section 5.3(c); and
(h)   by the Company, if  (i) the Merger shall not have been consummated by the second Business Day after the first date (the “First Date”) upon which Parent is required to consummate the Closing pursuant to Section 1.2 and (ii) the Company is ready, willing and able to consummate the Merger and provided written notice to Parent confirming such fact at least one (1) Business Day prior to the First Date, as applicable.
Section 7.2   Effect of Termination.   In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates; provided, however, (i) no such termination shall relieve any party of its obligation to pay the Company Termination Fee or the Parent Termination Fee, if, as and when required pursuant to Section 7.3; (ii) subject to the limitations set forth in Section 7.3, no such termination shall relieve any party for liability for such party’s Willful and Material Breach of this Agreement prior to its termination or for fraud; and (iii) (A) the obligations of each Equity Investor under its respective Termination Fee Commitment Letter (solely to the extent and subject to the conditions and limitations set forth therein), (B) the obligations of any Person that is party to a confidentiality agreement with the Company, and (C) the Parent’s reimbursement and/or indemnification obligations pursuant to Section 5.17, the last sentence of Section 5.11(b) and the last sentence of Section 7.3(b) (collectively, the “Parent Reimbursement Obligations”)) and (D) the provisions of Section 5.2(b), this Section 7.2, Section 7.3 and Article VIII, will survive the termination of this Agreement.
Section 7.3   Termination Fees.
(a)   Company Termination Fee.   Any provision in this Agreement to the contrary notwithstanding, if (x) the Company shall have terminated this Agreement pursuant to Section 7.1(g), (y) Parent shall have terminated this Agreement pursuant to Section 7.1(f)(A) or (z) (A) after the date of this Agreement, an Alternative Proposal (substituting fifty percent (50%) for the twenty-five percent (25%) threshold set forth in the definition of  “Alternative Proposal”) (a “Qualifying Transaction”) is publicly proposed or publicly disclosed prior to the Company Meeting, and not withdrawn at least two (2) Business Days prior to the Company Meeting with respect to a termination pursuant to Section 7.1(d), is proposed to the Company or publicly disclosed prior to the End Date with respect to a termination pursuant to Section 7.1(b) or is proposed to the Company or publicly disclosed prior to the event giving rise to the termination right with respect to a termination pursuant to Section 7.1(f)(B); (B) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) (if and only if the Company Meeting has not been held and concluded prior to such termination) or pursuant to Section 7.1(d), or this Agreement is terminated by Parent pursuant to Section 7.1(f)(B), and (C) concurrently with or within twelve (12) months after such termination, the Company shall have entered into a definitive agreement providing for a Qualifying Transaction or completed a Qualifying Transaction, then in any such event the Company shall pay to Parent (or its designee(s)) a fee of  $255,000,000 million in cash (the “Company Termination Fee”) less any amounts previously paid to Parent (or its designee(s)) pursuant to the last sentence of Section 7.3(a) below, and the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent or its stockholders or Affiliates, such payment to be made, with respect to clauses (x) and (y) above, within three (3) Business Days of such termination and, with respect to clause (z) above, prior to or concurrent with the earlier of entry into such definitive agreement providing for a Qualifying Transaction or completing such Qualifying Transaction; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. In the event this Agreement is terminated (x) by Parent or the Company pursuant to Section 7.1(d) or (y) by Parent pursuant to Section 7.1(f)(B) due, in the case of this clause (y), to Willful and Material Breach of any representation or covenant of this Agreement by the Company, then the Company shall pay to Parent (or its designee(s)) all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment banks, advisors and consultants to Parent, Merger Sub, the Equity Investors or their respective Affiliates, and all out-of-pocket fees and expenses of Financing sources for which Parent, Merger Sub, the Equity Investors or their Affiliates may be responsible) incurred by Parent, Merger Sub, the Equity Investors or their respective Affiliates in connection with this Agreement and the transactions contemplated hereby, which amount shall not be greater than $15,000,000 by wire transfer of immediately available funds to an account designated by Parent within two (2) Business Days of such termination.
(b)   Parent Termination Fee.   If this Agreement (x) is terminated by the Company pursuant to (A) Section 7.1(e) or (B) Section 7.1(h) or (y) is terminated by either party pursuant to Section 7.1(b) and at such time the Company could have terminated under Section 7.1(e) or Section 7.1(h) (each of  (x) and (y), a “Specified Termination”), then in each case of  (x) and (y), Parent shall pay, by wire transfer of immediately available funds to an account designated by the Company, within three (3) Business Days after the date on which this Agreement is so terminated, to the Company the fee of  $510,000,000 in cash (the “Parent Termination Fee”). Parent acknowledges that the agreement contained in this Section 7.3(b) is an integral part of this Agreement and that, without this Section 7.3(b), the Company would not have entered into this Agreement. Accordingly, if Parent fails to promptly pay any amount due pursuant to this Section 7.3(b), Parent shall pay (or cause to be paid) to the Company all fees, costs and expenses of enforcement (including attorney’s fees as well as expenses incurred in connection with any action initiated by the Company), together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made.
(c)   Other.
(i)   The parties acknowledge that each of the Parent Termination Fee and the Company Termination Fee shall not constitute a penalty but is liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Parent and Merger Sub acknowledge that the right of the Company to receive the Parent Termination Fee shall not limit or otherwise affect the Company’s right to specific performance as provided in Section 8.5; provided that the Company shall not be entitled under any circumstances to both (i) receive the Parent Termination Fee and (ii) specific performance of Parent’s obligation to cause the Cash Equity to be funded, the Rollover Equity to be contributed or to effect the Closing in accordance with Article II. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.
(ii)   Notwithstanding anything to the contrary in this Agreement, (i) if Parent fails to effect the Closing when required by Section 1.2 for any or no reason or otherwise breaches this Agreement (whether such breach is intentional, unintentional, a Willful and Material Breach or otherwise) or fails to perform hereunder (whether such failure is intentional, unintentional, a Willful and Material Breach or otherwise), the Company’s right to terminate this Agreement and, if applicable, right to (1) to seek monetary damages (if the Parent Termination Fee is not payable and subject to a cap in the amount of the Parent Termination Fee and subject to the other provisions of this Agreement) or (2) receive the Parent Termination Fee and/or the Parent Reimbursable Expenses shall, other than as expressly provided by Section 8.5, be the sole and exclusive remedies (and in all events shall be the sole and exclusive monetary remedies) of the Company and its Affiliates (and any other Person) against the Parent Related Parties, the Lenders and the Lender Related Parties for any losses, damages or liabilities arising out of or related to this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained herein), the transactions contemplated by this Agreement, the failure of the Closing to be consummated, the Termination Fee Commitment Letters, the Commitment Letters and the financings contemplated therein, including the Debt Financing and the financing of the Cash Equity (and the abandonment or termination thereof) and, notwithstanding anything to the contrary in this Agreement, in no event shall Parent have any monetary liability in excess of the amount of the Parent Termination Fee and none of the Parent Related Parties shall have any liability or obligation (provided that either the Parent Termination Fee (if due) or the Parent Reimbursable Expenses (if any) have been paid or, to the extent entitled by the terms hereof, the Company has recovered damages in the amount up to the Parent Termination Fee), including any multiple, consequential, indirect, special, exemplary or punitive damages, relating to or arising out of this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained in this Agreement), the transactions contemplated by this Agreement, the failure of the Closing to be consummated, the Termination Fee Commitment Letters or the Commitment Letters and the financings contemplated therein, including the Debt Financing and the financing of the Cash Equity (and the abandonment or termination thereof), or in respect of any other agreement, document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise (except that the applicable Parent Related Parties shall remain subject to the provisions surviving such termination pursuant to Section 7.2 and the obligations under the Confidentiality Agreements and the Company may be entitled to specifically enforce the provisions of the Confidentiality Agreements or the provisions surviving such termination pursuant to Section 7.2). In no event shall the Company (or any other Person) seek or be entitled to multiple, consequential, indirect, special, exemplary or punitive damages against the Parent Related Parties, the Lenders and the Lender Parties, or any recovery, judgment or damages of any kind against the Parent Related Parties, the Lenders and the Lender Parties (in each case other than against an Equity Investor (or its permitted assignees) under and subject to the terms and conditions of its respective Termination Fee Commitment Letter or against Parent or Merger Sub under and subject to the terms of this Agreement.
(iii)   Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Company for a breach of this Agreement (whether such breach is intentional, unintentional, a Willful and Material Breach or otherwise) (including any multiple, consequential, indirect, special, exemplary or punitive damages) shall not exceed $510,000,000.
(iv)   Notwithstanding anything to the contrary in this Agreement, other than with respect to the Company’s right to receive and/or bring a claim for Parent Reimbursable Expenses, in the event that the Company is paid the Parent Termination Fee, the receipt of the Parent Termination Fee by the Company shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any other Person arising out of, related to or otherwise in connection with this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained herein), the transactions contemplated by this Agreement, the failure of the Closing to be consummated, the Termination Fee Commitment Letters or the Commitment Letters and the financings contemplated therein, including the Debt Financing and the financing of the Cash Equity (and the abandonment or termination thereof) or any other matter forming the basis for such termination, and neither the Company nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any other Parent Related Party arising out of, related to or otherwise in connection with this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained herein), the transactions contemplated by this Agreement, the failure of the Closing to be consummated, Termination Fee Commitment Letters or the Commitment Letters and the financings contemplated therein, including the Debt Financing and the financing of the Cash Equity (and the abandonment or termination thereof).
(v)   Other than with respect to the Retained Claims (as defined below), all Actions or claims (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to (A) this Agreement, the Confidentiality Agreements, the Equity Financing Commitment Letters, and the Termination Fee Commitment Letters, (B) the negotiation, execution or performance of any such agreement referred to in clause (A) (including any representation or warranty made in, in connection with, or as an inducement to, any such agreement referred to in clause (A)), (C) any breach of this Agreement and (D) any failure of the Merger or the other transactions contemplated by this Agreement to be consummated, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement, the Confidentiality Agreements, the Equity Financing Commitment Letters and the Termination Fee Commitment Letters. No other Parent Related Party shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute) for any Actions or claims arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D) except for Actions or claims that the Company may assert: (x) against any party under, and solely pursuant to the terms of the Confidentiality Agreements or the Voting Agreement; (y) against any party (or any of its permitted assignees) under, and solely pursuant to the terms of, the Equity Financing Commitment Letters or the Termination Fee Commitment Letters; and (z) against each of Parent and Merger Sub under, and solely pursuant to the terms of, this Agreement (the Actions or claims in clauses (x) through (z) of this sentence, the “Retained Claims”).
(vi)   Parent, Merger Sub and the Company each acknowledge that the agreements contained in this Section 7.3 are an integral part of this Agreement and that, without this Section 7.3, the parties would not have entered into this Agreement.
Article VIII
MISCELLANEOUS
Section 8.1   No Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.
Section 8.2   Expenses.   Except as set forth in Section 5.11(b) and Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that expenses (other than attorneys’ and accountants’ fees) incurred in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) and all fees paid in respect of any HSR or other regulatory filing shall be shared equally by Parent and the Company; provided that the Company shall be responsible for any Taxes imposed on its shareholders in respect of assets that are owned directly or indirectly by the Company.
Section 8.3   Counterparts; Effectiveness.   This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.
Section 8.4   Governing Law; Jurisdiction.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, subject to Section 8 of each of the Termination Fee Commitment Letters, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Subject to Section 8 of each of the Termination Fee Commitment Letters, each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.4, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.7 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Lenders or any Lender Related Party in any way relating to this Agreement, the Financing or any of the transactions contemplated hereby or thereby, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letter or any other letter or agreement related to the Debt Financing or the performance thereof, in any forum other than any State or Federal court sitting in the Borough of Manhattan in the City of New York.
Section 8.5   Specific Enforcement.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement or the Financing and to enforce specifically the terms and provisions of this Agreement or the Financing shall not be required to provide any bond or other security in connection with any such order or injunction. Without limiting the generality of the foregoing, the parties agree that the Company shall be entitled to specific performance against Parent and Merger Sub (A) of Parent’s obligations under Section 5.11, including, to the extent contemplated by Section 5.11, Parent’s obligation to cause each Lender and the Equity Investors to fund its respective committed portion of the Financing required to consummate the transactions contemplated hereby and to pay related fees and expenses on the Closing Date in accordance with the terms of the Commitment Letters and to enforce its rights under the Commitment Letters as contemplated by Section 5.11, (B) of Parent’s obligation to cause the Rollover Investor to transfer and contribute the Rollover Equity, (C) of Parent’s obligations to cause the Equity Investors to maintain in effect the Equity Financing Commitment Letters pursuant to Section 5.11, (D) of Parent’s obligations to pay the Parent Termination Fee pursuant to the terms and conditions of Section 7.3(b) and Parent’s obligations to pay Parent Reimbursable Expenses pursuant to the terms of this Agreement, and its other obligations in respect of the expenses pursuant to Section 5.11, (E) to enforce Parent’s and Merger Subs’ efforts obligations under Section 5.6, and to prevent any breach by Parent of its covenants under this Agreement and (F) subject to the next sentence, to cause Parent and Merger Sub to consummate the Merger and to effect the Closing in accordance with Article II. Notwithstanding anything in this Agreement to the contrary, it is explicitly agreed that the Company shall be entitled to seek specific performance of Parent’s obligation to cause the Cash Equity to be funded and the Rollover Equity to be transferred and contributed or to effect the Closing in accordance with Article II, if and only if  (A) all conditions in Section 6.1 and Section 6.3 have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to the satisfaction of such conditions at the Closing)) at the time when the Closing is required to occur pursuant to Section 1.2, (B) the Debt Financing has been funded or will be funded at the Closing on the terms set forth in the Debt Commitment Letters if the Cash Equity is funded at the Closing (and, with respect to the Rollover Equity, the Cash Equity has been funded or will be funded at the Closing on the terms set forth in the applicable Equity Financing Commitment Letters) and (C) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Cash Equity and the Debt Financing are funded and the Rollover Equity contributed, then the Company will consummate the Merger.
Section 8.6   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6 AND AGREES THAT SUCH WAIVER SHALL EXTEND TO THE LENDERS AND THE LENDER RELATED PARTIES.
Section 8.7   Notices.   Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile or email transmission (provided that any notice received by facsimile or email transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:
To Parent or Merger Sub:
Argos Holdings Inc.
c/o BC Partners, Inc.
667 Madison Avenue, 19th Floor
New York, NY 10065
Facsimile: (212) 891-2899
Email: Raymond.Svider@bcpartners.com
Attention: Raymond Svider
with a copy to:
Simpson Thacher and Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile: (212) 455-2502
Email: rsymons@stblaw.com
Attention: Ryerson Symons
To the Company:
PetSmart, Inc.
19601 N. 27th Avenue
Phoenix, AZ 85027
Email: pdodson@ssg.petsmart.com
Attention: Paulette Dodson
with a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Email: MGordon@WLRK.com
Attention: Mark Gordon
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 8.8   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that Parent may assign all of its rights under this Agreement to any of Parent’s wholly-owned Affiliates; provided, however, that no such assignment shall (i) relieve Parent or Merger Sub of its obligations hereunder or (ii) impede or delay the consummation of the transactions contemplated by this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
Section 8.9   Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 8.10   Entire Agreement; No Third-Party Beneficiaries.   This Agreement (including the exhibits, annexes and schedules hereto), Equity Financing Commitment Letters, the Termination Fee Commitment Letters, the Debt Commitment Letter, the Voting Agreement and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except (i) for the provisions of Article II (which, from and after the Effective Time, shall be for the benefit of holders of the Common Stock (other than Cancelled Shares), Company Options, Company RSU Awards, Company PSU Awards and Company Restricted Stock immediately prior to the Effective Time) and Section 5.9 (which shall be for the benefit of the Indemnified Parties), (ii) Sections 8.4, 8.6 and 8.10 (which shall be for the benefit of, among others, the Lenders and the Lender Related Parties, and the Lenders, among others, will have the rights provided for therein), (iii) Section 7.3 (which shall be for the benefit of the Persons (including the Lenders and the Lender Related Parties) set forth therein, and any such Person will have the rights provided for therein) and (iv) this Article VIII in respect of the Sections set forth under the foregoing clauses (i) through (iii), is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
Section 8.11   Amendments; Waivers.   At any time prior to the Effective Time (whether before or after the adoption of this Agreement by the stockholders of the Company), any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NASDAQ require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. The foregoing notwithstanding, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.12   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.13   Interpretation.   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 8.14   Obligations of Merger Sub.   Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action.
Section 8.15   Definitions.   References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:
“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.
“Company Benefit Plans” means all employee or director employment, compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any medical, dental, vision, cafeteria benefit, dependent care, welfare benefit, life insurance, or accident insurance, retirement, supplemental retirement, bonus, incentive, deferred compensation, vacation, stock grant, stock purchase, stock option, restricted stock, or other equity or equity-related, severance, employment, change of control, retention, loan, or fringe benefit plan, program or agreement (other than any Multiemployer Plan), in each case, whether written or unwritten, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries (including their dependents and beneficiaries) or with respect to which the Company or its Subsidiaries has any liability (contingent or otherwise).
“Company Equity Awards” means, collectively, the Company Options, the Company RSU Awards, the Company PSU Awards, and the Company Restricted Stock.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.
“Indebtedness” of any Person means, as of any specified time, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments for the payment of which such Person is responsible or liable, (c) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances or similar credit transactions, (d) all obligations under capital leases to the extent required to be capitalized under GAAP; (e) all items constituting indebtedness as determined in accordance with GAAP, (f) all obligations under any currency, interest rate or other swap or hedge agreement or any other hedging arrangement, and (g) all obligations of such Person guaranteeing any obligations of any other Person of the type described in the foregoing clauses (a), (b), (c), (d), (e) and (f).
“Intervening Event” shall mean any material event, change, effect, condition, occurrence or development relating to the Company that (A) is unknown and not reasonably foreseeable to the board of directors of the Company as of the date hereof, or if known and reasonably foreseeable to the board of directors of the Company as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the board of directors of the Company as of the date hereof, (B) does not relate to the fact, in each case in and of itself, that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or changes, in each case in and of itself, after the date of this Agreement in the market price or trading volume of the Shares or the credit rating of the Company and (C) does not relate to any Alternative Proposal.
“Knowledge” means, in each case after reasonable investigation (a) with respect to Parent, the actual knowledge of the individuals listed on Section 8.15(a) of the Parent Disclosure Letter and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.15(b) of the Company Disclosure Letter.
“Lender Related Party” means the Lenders and any former, current and future Affiliates, officers, directors, managers, employees, shareholders, equityholders, members, managers, partners, agents, representatives, successors or assigns of any of the foregoing or any of the Lenders or any of their Affiliates.
“Lien” means a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of the Company’s Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind.
“Marketing Period” means the first period of twenty (20) consecutive Business Days commencing after the date of commencement of the mailing of the Proxy Statement and throughout and at the end of which (a) Parent shall have received the Required Information from the Company; provided that if the Company shall in good faith reasonably believe it has provided the Required Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have provided the Required Information on the date specified in the notice (which date shall not be earlier than the date of such notice) unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information and not later than 5:00 p.m. (Eastern Time) seven (7) Business Days following the date of the delivery of such notice by the Company delivers a written notice to the Company to that effect (stating which Required Information has not been delivered) and (b)(i) the conditions set forth in Sections 6.1 and 6.3 are satisfied (except for those conditions that by their nature are to be satisfied at the Closing) and (ii) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.1 or 6.3 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive Business Day period; provided that (w) if the Company Meeting is scheduled for, or re-scheduled to, a date within 25 Business Days of the End Date (and no later than five Business Days prior to the End Date) and the Marketing Period would otherwise commence as provided above but for the fact that the condition set forth in Section 6.1(a) has not been met, the Marketing Period shall commence on a date selected by Parent which shall be a date at least 25 Business Days prior to the End Date (provided that the Company Meeting has been so scheduled or re-scheduled with sufficient time so as to permit and provided that in all cases the Marketing Period must still be for a period of twenty (20) consecutive Business Days), (x) the Marketing Period shall commence no earlier than January 5, 2015, (y) the Marketing Period shall not be deemed to have commenced if after the date of this Agreement and prior to the completion of the Marketing Period, (I) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any of the financial statements contained in the Required Information, including Company SEC Documents filed after the date hereof, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements by Deloitte & Touche LLP or another independent accounting firm reasonably acceptable to Parent, (II) the financial statements included in the Required Information that is available to Parent on the first day of any such 20 consecutive Business Day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such 20 consecutive Business Day period to permit a registration statement on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such 20 consecutive Business Day period, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of updated Required Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such new 20 consecutive Business Day period or (III) the Company shall have announced any intention to restate any historical financial statements of the Company or other financial information included in the Required Information, or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded no such restatement shall be required, and (z) the Marketing Period shall end on any earlier date that is the date on which the proceeds of the Debt Financing are obtained.
“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.
“NASDAQ” means the NASDAQ Global Select Market.
“Offering Documents” shall mean reasonable and customary offering and syndication documents and materials, including private placement memoranda, information memoranda and packages, lender and investor presentations, rating agency materials and presentations, and similar documents and materials in connection with the Debt Financing and/or the offering of the notes.
“Parent Related Party” means Parent, Merger Sub, the Equity Investors, the Lenders, and any of their respective former, current and future Affiliates, officers, directors, managers, employees, shareholders, equityholders, members, managers, partners, agents, representatives, successors or assigns.
“Permitted Lien” means a Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established in accordance with GAAP, (B) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (C) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity, (D) that is disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet), or (E) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person.
“Qualifying Termination” means (a) with respect to any individual who is a participant in the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan, a “Covered Termination” (as defined in such plan), and (b) with respect to any other individual, a termination of employment by the Company and its Subsidiaries without “cause” (as reasonably determined by the Company consistent with its past separation pay practices).
“Required Information” means (i) the financial statements required under paragraphs 5 and 6 of Exhibit E of the Debt Commitment Letter (as in effect on the date of this Agreement), (ii) all other financial statements and financial and other data and information regarding the Company and its Subsidiaries of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-1, and of the type and form and for the periods, in each case, customarily included in Offering Documents used to syndicate credit facilities of the type to be included in the Debt Financing and in Offering Documents used in private placements of debt securities under Rule 144A of the Securities Act (it being understood none of such information need include financial statements required by Rules 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act and the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-2744A), to consummate the offerings or placements of any debt securities, in each case assuming that such syndication of credit facilities and offering(s) of debt securities were consummated at the same time during the Company’s fiscal year as such syndication and offering(s) of debt securities will be made and (iii) all other data that would be necessary for the underwriter or initial purchaser of an offering of such securities to receive customary “comfort” (including customary “negative assurance” comfort) from independent accountants in connection with such an offering which such auditors are prepared to provide upon completion of customary procedures; provided that with respect to the pro forma and summary financial data required to be delivered pursuant to this definition, such pro forma and summary financial data shall not be considered a part of the Required Information unless Parent has provided to the Company reasonably in advance of when the Marketing Period otherwise would begin if the Required Information did not include such pro forma and summary financial data (a) any post-Closing or pro forma cost savings, capitalization and other post-Closing or pro forma adjustments (and the assumptions relating thereto) desired by Parent to be reflected in such pro forma and summary financial data and (b) any other information that may be reasonably and timely requested by the Company concerning the assumptions underlying the post-Closing or pro forma adjustments to be made in such pro forma and summary financial data, which assumptions shall be the responsibility of Parent (excluding the preliminary allocation of purchase price).
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).
“Willful and Material Breach” means (i) a willful act or failure to act that is in material breach of this Agreement (including, in the case of Parent and Merger Sub with respect to Section 5.11, any such act or failure to act by its relevant Affiliates) or has materially negative consequences for the Merger or the other party hereto or (ii) the failure by any party to consummate the transactions contemplated by this Agreement when required to do so after all conditions to such party’s obligations in Article VI have been satisfied or waived in accordance with the terms of this Agreement (other than those conditions precedent which by their terms can only be satisfied simultaneously with the Closing but which are capable of being satisfied at the Closing).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
ARGOS HOLDINGS INC.
By:	/s/ Michael Chang Name: Michael Chang Title: Vice President and Treasurer
ARGOS MERGER SUB INC.
By:	/s/ Michael Chang Name: Michael Chang Title: Vice President and Treasurer
PETSMART, INC.
By:	/s/ David K. Lenhardt Name: David K. Lenhardt Title: President and Chief Executive Officer
[Signature Page to the Agreement and Plan of Merger]

Exhibit A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PETSMART, INC.
FIRST: The name of the corporation (which is hereinafter referred to as the “Corporation”) is PetSmart, Inc.
SECOND: The name and address of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.
FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be Common Stock having a par value per share of  $0.01.
FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation. Election of directors need not be by written ballot.
SIXTH: (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.
(b) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
(c) Any repeal or modification of this Article SIXTH shall be prospective and shall not affect the rights under this Article SIXTH in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
Ex A-1

Exhibit B
PETSMART, INC.
BY-LAWS
ARTICLE I

MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meeting and Notice.   Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.
Section 2.   Annual and Special Meetings.   Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors.
Section 3.   Notice.   Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.
Section 4.   Quorum.   At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.
Section 5.   Voting.   Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by affirmative vote of a majority of the Corporation’s issued and outstanding capital stock present in person or by proxy.
ARTICLE II
DIRECTORS
Section 1.   Number , Election and Removal of Directors.   The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. The first Board of Directors shall consist of two Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.
Section 2.   Meetings.   Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting.
Section 3.   Quorum.   One-third of the total number of authorized Director seats shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.
Ex B-1

Section 4.   Committees.   The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.
ARTICLE III
OFFICERS
The officers of the Corporation shall consist of a President and a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.
ARTICLE IV
Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents
Section 1.   Directors and Officers.   The Corporation shall indemnify its directors and executive officers (for the purposes of this Article IV, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Exchange Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification if expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 4.
Section 2.   Other Officers, Employees and Other Agents.   The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person, except executive officers, to such officers or other persons as the Board of Directors shall determine.
Section 3.   Expenses.   The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or an executive officer in his or her capacity as a director or an executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 3 or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5, no advance shall be made by the Corporation to an executive
Ex B-2

officer of the Corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, except by reason of the fact that such executive officer is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise in which event this Section 3 shall not apply.
Section 4.   Enforcement.   Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article IV shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this Article IV to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if  (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder or brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses under this Article IV or otherwise shall be on the Corporation.
Section 5.   Non-Exclusivity of Rights.   The rights conferred on any person by this Article XIII shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
Section 6.   Survival of Rights.   The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
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Section 7.   Insurance.   To the fullest extent permitted by the DGCL, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article IV.
Section 8.   Amendments.   Any amendment, alteration or repeal of this Article IV that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 9.   Saving Clause.   If this Article XIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article IV that shall not have been invalidated, or by any other applicable law. If this Article IV shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.
Section 10.   Certain Definitions.   For the purposes of this Bylaw, the following definitions shall apply:
(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment, interest assessments and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IV.
Ex B-4

ARTICLE V
GENERAL PROVISIONS
Section 1.   Notices.   Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.
Section 2.   Fiscal Year.   The fiscal year of the Corporation shall be fixed by the Board of Directors.
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Ex B-5

Annex B

December 14, 2014
The Board of Directors
PetSmart, Inc.
19601 North 27th Avenue
Phoenix, AZ 85027
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (the “Company Common Stock”), of PetSmart, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a direct wholly-owned subsidiary of Argos Holdings Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of December 14, 2014 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Argos Merger Sub Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Company, the Acquiror, any direct or indirect holding company of the Acquiror, or Merger Sub and other than Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $83.00 per share in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
B-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, the Acquiror or Longview Asset Management LLC, a parent company of the Acquiror. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the other respective parent companies of the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to BC Partners Limited on the sale of its interest in Spotless Group in June 2014; as financial advisor to Caisse de Depot et Placement du Quebec on its acquisition of an equity interest in the Port of Brisbane in November 2013; as joint bookrunner on the offerings of shares in Sunway Bhd by GIC Private Limited in October 2013 and in November 2014 and as financial advisor to GIC Private Limited on its sale of its interest in Beijing Capital International Airport in December 2013. In addition, during such period, we and our affiliates have provided investor services and asset management services to GIC Private Limited and investor services and treasury services to Stepstone Group LP, and have acted as lender and bookrunner for portfolio companies of BC Partners Limited, for which we and such affiliates have received customary compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and certain portfolio companies of the respective parent companies of the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC
B-2

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262. Appraisal Rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 5, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.PETSMART, INC.19601 N. 27TH AVENUEPHOENIX, AZ 85027Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1234567812345672345678123456723456781234567234567ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 5, 2015. Have your proxy card in hand when you calland then follow the instructions.VOTE BY
MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.NAMETHE COMPANY NAME INC. - COMMONCONTROL # →SHARES123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPA N Y NAME INC. - 401 K 123,456,789,012.12345 xTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:PAGE 1 OF 2KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends youvote FOR proposals 1, 2 and 3. For Against Abstain1 To consider and vote on a proposal to adopt the Agreement and Plan Merger (as it may be amended from time to time, the "merger agreement"), dated as of December 14, 2014, by and among PetSmart, Inc., Argos Holdings Inc., a Delaware corporation ("Parent"),and Argos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub").2 To approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of PetSmart, Inc. in connection with the merger.3 To approve the adjournment of the special meeting from time to time, if necesary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.0 0 00 0 00 0 0For address change/comments, mark here. (see reverse for instructions)Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.JOB #SHARES CUSIP # SEQUENCE #Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .PETSMART, INC.19601 NORTH 27TH AVENUE PHOENIX, ARIZONA 85027THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 6, 2015The undersigned hereby appoints David K. Lenhardt and Paulette R. Dodson, acting individually, as proxy, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all shares of stock that the undersigned is entitled to vote, with all the powers that the undersigned would possess if personally present, at the special meeting of stockholders of PetSmart, Inc. to be held at the Sheraton Crescent Hotel in Phoenix, Arizona on Friday, March 6, 2015, at 1:00 P.M. or at any adjournment or postponement thereof. The validity of this proxy is governed by the laws of the State of Delaware.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND3 LISTED ON THE REVERSE SIDE. AUTHORITY IS HEREBY GIVEN TO EACH OF THE
AFOREMENTIONED PROXY HOLDERS (AND THEIR SUBSTITUTES) ACTING INDIVIDUALLY TO VOTE, IN ACCORDANCE WITH THEIR BEST JUDGEMENT, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF THE SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.Address change/comments:(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side